 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-224990
This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated October 16, 2019
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 23, 2018)
BLUEROCK RESIDENTIAL GROWTH REIT, INC.
Series T Redeemable Preferred Stock
Maximum of 20,000,000 Shares in Primary Offering
Maximum of 12,000,000 Shares Pursuant to Dividend Reinvestment Plan
(Liquidation Preference $25.00 per share of Series T Redeemable Preferred Stock (subject to adjustment))
Bluerock Residential Growth REIT, Inc. is a Maryland corporation formed to acquire institutional-quality apartment properties in growth markets across the United States to appeal to the renter by choice. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Value-Add, Opportunistic and Invest-to-Own investment strategies.
We are offering a maximum of 20,000,000 shares of our Series T Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series T Redeemable Preferred Stock, in our primary offering at a public offering price of $25.00 per share. We are also offering up to 12,000,000 shares of Series T Redeemable Preferred Stock pursuant to a dividend reinvestment plan (the “Series T DRIP”) at $25.00 per share. We reserve the right to reallocate the shares of Series T Redeemable Preferred Stock we are offering between our primary offering and the Series T DRIP. This prospectus supplement also covers shares of our Class A common stock that may be issuable upon redemption of the shares of Series T Redeemable Preferred Stock sold pursuant to our primary offering and issued pursuant to the Series T DRIP.
Each share of Series T Redeemable Preferred Stock will be sold at a public offering price of  $25.00 per share. To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share of Series T Redeemable Preferred Stock will be decreased by an amount equal to such reduction. The Series T Redeemable Preferred Stock will rank on parity with our 8.250% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, our 6.0% Series B Redeemable Preferred Stock, or the Series B Preferred Stock, our 7.625% Series C Cumulative Redeemable Preferred Stock, or the Series C Preferred Stock, and our 7.125% Series D Cumulative Preferred Stock, or the Series D Preferred Stock, and senior to our Class A common stock, with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series T Redeemable Preferred Stock will generally have no voting rights, except (i) an exclusive voting right on any amendment to our charter that would alter only the contract rights, as expressly set forth in our charter, of the Series T Redeemable Preferred Stock, and (ii) as described in the Series T Cetera Side Letter (as hereinafter defined). See “Description of Series T Redeemable Preferred Stock — Series T Cetera Side Letter” in this prospectus supplement.
We are organized and conduct our operations in a manner that will allow us to maintain our qualification as a real estate investment trust for federal income tax purposes, or REIT. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Description of Series T Redeemable Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Our Class A common stock is listed on the NYSE American under the symbol “BRG.” On October 15, 2019, the closing price of our Class A common stock as reported on the NYSE American was $12.25 per share. Our Series A Preferred Stock is listed on the NYSE American under the symbol “BRG-PrA.” On October 15, 2019, the closing price of our Series A Preferred Stock as reported on the NYSE American was $26.58 per share. Our Series C Preferred Stock is listed on the NYSE American under the symbol “BRG-PrC.” On October  15, 2019, the closing price of our Series C Preferred Stock as reported on the NYSE American was $25.98 per share. Our Series D Preferred Stock is listed on the NYSE American under the symbol “BRG-PrD.” On October 15, 2019, the closing price of our Series D Preferred Stock as reported on the NYSE American was $25.875 per share. Currently no market exists for the Series T Redeemable Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Series T Redeemable Preferred Stock on any national securities exchange.
The Series T Redeemable Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. You should carefully read and consider “Risk Factors” beginning on page S-16 of this prospectus supplement, page 7 of the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of the risks that should be considered in connection with your investment in our Series T Redeemable Preferred Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
	Per Share	Maximum Offering(1)
Public offering price, primary offering(2)	$25.00	$500,000,000.00(3)
Public offering price, Series T DRIP(2)	$25.00	$300,000,000.00
Selling commissions(4)(5)(6)	$1.75	$35,000,000.00
Dealer manager fee	$0.75	$15,000,000.00
Proceeds, before expenses, to us	$22.50	$450,000,000.00

(1)
Assumes that all shares of Series T Redeemable Preferred Stock offered in the primary offering and pursuant to the Series T DRIP are sold.

(2)
We reserve the right to reallocate shares of the Series T Redeemable Preferred Stock between the primary offering and the Series T DRIP.

(3)
Initial gross proceeds.

(4)
Selling commissions and the dealer manager fee will equal up to 7.0% and 3.0% of aggregate gross proceeds, respectively, in the primary offering only. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of FINRA and authorized by our dealer manager to sell shares of our Series T Redeemable Preferred Stock, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation for the primary offering will not exceed 10.0% of the aggregate gross proceeds of this offering (excluding proceeds from shares to be sold through the Series T DRIP), which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds for the primary offering. No selling commissions or dealer manager fee will be paid with respect to shares of Series T Redeemable Preferred Stock sold pursuant to the Series T DRIP.

(5)
Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

(6)
To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share of Series T Redeemable Preferred Stock will be decreased by an amount equal to such reduction. See “Plan of Distribution.”

The dealer manager of this offering is Bluerock Capital Markets, LLC, or Bluerock Capital Markets, an affiliate of Bluerock Real Estate, L.L.C. The dealer manager is not required to sell any specific number or dollar amount of shares of Series T Redeemable Preferred Stock, but will use its “reasonable best efforts” to sell the shares of Series T Redeemable Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. We expect to sell up to 20,000,000 shares of our Series T Redeemable Preferred Stock in this offering by May 23, 2021, which may be extended through November 23, 2021, in our sole discretion. If we extend the offering period beyond May 23, 2021, we will further supplement the prospectus accordingly. We may terminate this offering at any time, or may offer shares of our Series T Redeemable Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.
We will sell shares of our Series T Redeemable Preferred Stock through Depository Trust Company, or DTC, settlement, or DTC Settlement; or, under special circumstances, through Direct Registration System settlement, or DRS Settlement. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.
Bluerock Capital Markets, LLC
as Dealer Manager
Prospectus Supplement Dated October   , 2019

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

PROSPECTUS SUPPLEMENT
S-i

PROSPECTUS
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to or updates the information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of our Series T Redeemable Preferred Stock being offered, and other information you should know before investing in these securities.
You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our Series T Redeemable Preferred Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-224990) that we have filed with the Securities and Exchange Commission, or the SEC, relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement. All capitalized terms not defined in this prospectus supplement shall have the meaning described in the accompanying prospectus.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•
the factors included in this prospectus supplement, the accompanying prospectus, and incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•
our ability to invest the net proceeds of any offering in the manner set forth in this prospectus supplement, or the accompanying prospectus;

•
the competitive environment in which we operate;

•
real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•
decreased rental rates or increasing vacancy rates;

•
our ability to lease units in newly acquired or newly constructed apartment properties;

•
potential defaults on or non-renewal of leases by tenants;

•
creditworthiness of tenants;

•
our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;

•
development and acquisition risks, including rising or unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;

•
the timing of acquisitions and dispositions;

•
the performance of our network of leading regional apartment owner/operators with which we invest through controlling positions in joint ventures;

•
potential natural disasters such as hurricanes, tornadoes and floods;

•
national, international, regional and local economic conditions;

•
board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates set forth in this prospectus supplement, or the accompanying prospectus;

•
the general level of interest rates;

S-iv

•
potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•
lack of or insufficient amounts of insurance;

•
our ability to maintain our qualification as a REIT;

•
litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and

•
possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference. All forward-looking statements speak only as of their respective dates and the risk that actual results will differ materially from the expectations expressed in this prospectus supplement, the accompanying prospectus, and the information included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference will be achieved.
Industry and Market Data
We use industry forecasts and projections and market data throughout this prospectus supplement, including data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources they believe to be reliable. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there can be no assurance that any of the projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information, and the accuracy and completeness of the information are not guaranteed.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all the information that you should consider before investing in our Series T Redeemable Preferred Stock. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the Series T Redeemable Preferred Stock we are offering, as well as information regarding our business and detailed financial data. To fully understand this offering, you should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” herein and incorporated by reference herein and therein, before investing in our Series T Redeemable Preferred Stock.
Unless otherwise indicated or the context requires otherwise, all references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our operating partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, and we refer to our former external manager, BRG Manager, LLC, a Delaware limited liability company, as our former Manager. References to our shares of Class A common stock on a “fully diluted basis” includes all outstanding shares of our Class A common stock, shares of our Class C common stock, units of limited partnership interest in our operating partnership, or OP Units, and long-term incentive plan units in our operating partnership, or LTIP Units, whether vested or unvested.
Our Company
We are an internally managed real estate investment trust with a strategy to acquire and develop a portfolio of highly amenitized, institutional-quality live/work/play apartment communities in knowledge-economy growth markets across the United States, targeting the high disposable income renter by choice.
We utilize three key investment strategies —  Value-Add, Opportunistic and Invest-to-Own — to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.
We invest primarily through controlling positions (generally 90%) in joint ventures with our network of some of the largest, leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off-market transactions, and to deliver best-in-class execution of multiple investment strategies across a substantial number of markets. Upon execution of the initial business plan for the property, we seek to increase our ownership to 100%, so that the property will be wholly-owned by us.
As of the date of this prospectus supplement, our portfolio consisted of interests in 47 properties, comprised of 31 consolidated operating properties and 16 properties held through preferred equity and mezzanine loan investments. Of the property interests held through preferred equity and mezzanine loan investments, five are under development, five are in lease-up and six properties are stabilized. The 47 properties contain an aggregate of 14,280 units, comprised of 10,790 consolidated operating units and 3,490 units held through preferred equity and mezzanine loan investments. As of June 30, 2019, our properties, exclusive of our development properties, were approximately 94% occupied.
Our Target Markets
We focus on knowledge economy growth markets, which we define as markets characterized by growing population and job growth with a focus on knowledge economy industries. Employment growth is highly correlated with apartment demand; therefore, we believe that selecting markets with job growth significantly above the national average and in industries with attractive compensation levels, will provide higher potential for increasing rental demand leading to revenue growth and attractive risk-adjusted returns. Employment growth and average household income growth levels for selected BRG markets as compared to the U.S. average and median, respectively, are noted in the charts below.

Employment Growth in Selected BRG MSAs [1]

4.0%
3.0%
2.0%
1.0%
0.0%
CURRENT BRG MARKET (1)
TARGET BRG MARKET (1)
U.S. Average
Employment Growth: 1.5%
3.8%
3.5%
2.9%
2.8%
2.6%
2.4%
2.4%
2.3%
2.3%
2.2%
2.1%
Orlando
Dallas FW
Phoenix
Salt Lake City
Charlotte
Tampa
Ft. Lauderdale
Nashville
Austin
Las Vegas
Atlanta

(1) Figures represent YoY (%) Change in Employment Growth as of July 2019.

   Source: Bureau of Labor Statistics and Green Street Advisors.

Median Household Income Growth in Selected BRG MSAs (1)
3.0%
2.0%
1.0%
0.0%
CURRENT BRG MARKET (1)
TARGET BRG MARKET (1)
U.S. Median Household Income Growth: 1.7%
2.7%
2.5%
2.3%
2.2%
2.2%
2.2%
2.1%
2.1%
2.1%
2.0%
1.7%
1.5%
Salt Lake City
Austin
Atlanta
Charlotte
Orlando
Ft. Lauderdale
Nashville
Denver
Tampa
Phoenix
Las Vegas
Dallas FW

(1) Represents Median Household Income Compound Annual Growth Rate ("CAGR") from current period until 2024.

    Source: SNL Financial.
We select and continuously evaluate our target markets through an analysis of detailed demographic data at both the market and submarket levels, which may include projected short- and long-term employment growth; existence of robust infrastructures; diversity and growth of the economic base driven by the presence of major colleges, universities, technology, health care, trade, next-generation high value-add manufacturing and government industries; the presence of a younger, more educated demographic profile with a high proportion of renters by choice; the existence of right to work laws; and quality of life.
Our Investment Strategies
We acquire institutional-quality apartment properties where we believe we can create long-term value for our stockholders, utilizing the following investment strategies:
•
Value-Add.   We invest in well-located institutional-quality apartment properties with strong and stable cash flows in demographically attractive knowledge economy growth markets where we believe there exists significant potential for medium-term capital appreciation through renovation or redevelopment, to reposition the asset and drive future rental growth.

•
Opportunistic.   We invest in properties available at opportunistic prices (i.e., at prices we believe are below those available in an otherwise efficient market) that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

•
Invest-to-Own.   We selectively invest in development of Class A properties in target markets where we believe we can capture significant development premiums upon completion. We generally use a convertible loan or convertible preferred equity structure which provides income during the development stage and/or the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

Market Opportunity
We believe that the apartment sector will continue to deliver attractive performance for the foreseeable future due to favorable underlying demographics and supply and demand fundamentals.
Large demographic trends, including the Millennial generation of 90 million entering prime rental age through 2030, followed by the Gen-Z generation of 82 million, are projected to form more households than the Baby Boomer and the Gen-X generations, which should drive significant renter demand over the coming decades. As one data point, new research from the National Multifamily Housing Council (the “NMHC”) indicates that approximately 4.6 million new rental units will be needed to meet projected demand by 2030, and that current construction trends indicate that only 3 million new units will be delivered. See “Our Industry and Market Opportunity — Demand Overview.”
We believe that a significant amount of institutional and public REIT capital is primarily focused on investing in the “big six” gateway markets of Boston, New York, Washington, D.C., Seattle, San Francisco, and Los Angeles, and that many other primary markets are underinvested by institutional/public capital. As a result, we believe that our target “next generation, knowledge economy” markets, which are primary markets below the “big six,” provide the opportunity to source investments at cap rates that have the potential to provide not only significant current income, but also attractive capital appreciation.
Further, given that a significant portion of the nation’s apartment stock was built prior to 1980, we believe that a number of our target markets are underserved by institutional quality highly amenitized live/work/play apartment properties desired by Millennials as they continue to move into their prime rental years. We also believe that rising construction costs will continue to limit supply in the near to intermediate term, and as such, there is opportunity in our target markets for development and/or redevelopment to deliver institutional quality highly amenitized live/work/play product and capture premium rental rates and generate value.
Our Competitive Strengths
We believe that our principals’ competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team with Significant Expertise.   Our key principals have been involved with sourcing, structuring and acquiring over 50 million square feet of real estate, with approximately $13 billion in value, and have an average of approximately 30 years of experience during three major market cycles. We believe our key principals have significant value-added expertise in the following areas:
•
Expertise in the Apartment Asset Class Across Our Target Markets.   Our principals have significant experience structuring and investing in apartment properties in our target markets through multiple investment cycles with successful results, which provides them the breadth and depth of operating and investment experience to steer our investment strategy;

•
Expertise in Creating Value Across Our Investment Strategies and Various Capital Structures.   Our principals have substantial experience executing transactions and creating value across our Value-Add, Opportunistic and Invest-to-Own investment strategies, and across capital structures — equity, preferred equity, and mezzanine — which provides us substantial flexibility to create value in transactions, subject to maintaining our qualification as a REIT;

•
Expertise in Corporate and Portfolio Transactions to Create Value.   Our principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which we believe will assist us in our goal to grow our company and to deliver attractive risk-adjusted returns to our stockholders; and

•
Expertise in Financing and Structuring Transactions.   Our investment team has substantial expertise with structuring and financing transactions, which enables us to continuously evaluate and effectively access the most efficient capital structure for apartment acquisitions. In addition, our investment team has extensive experience structuring development transactions with members of our network to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Our Network.   We invest primarily through controlling positions in joint ventures with members of our network, which allows us to draw on the collective market knowledge of some of the leading private apartment owner/operators in the nation who invest alongside us in transactions, in order to source, underwrite, and execute attractive transactions. We believe our network provides us access to a substantial, often proprietary, transaction pipeline, along with an institutional-quality infrastructure and ability to execute, in our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.
Disciplined ‘Broad and Deep’ Underwriting.   By leveraging our network, we are able to execute a rigorous double underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. As a first level, our team of investment professionals implement a disciplined underwriting and due diligence process, including a comprehensive risk-reward analysis with a rigorous focus on relative values among potential opportunities across our target markets. At the same time, members of our network conduct their own underwriting and due diligence for potential transactions, enabling us to leverage their depth of intellectual capital and experience acquired through decades of experience in their target markets. We believe this ability to review investment opportunities with both depth (in the target market) and breadth (across target markets) improves our ability to source and execute attractive transactions.
Scalable Operating Model.   Our relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our network, allowing for a rapid deployment of available capital. Our extensive network provides us the ability to scale our operations rapidly, enabling us to allocate or reallocate capital across multiple target markets and along multiple strategies, and to rapidly invest in or divest of properties without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

Strong Alignment of Interests.   Bluerock, our senior executives and our directors, along with their affiliates, collectively own approximately 27.9% of our company on a fully diluted basis, which we believe creates a strong alignment of their interests with those of our stockholders. In addition, prior to the Internalization, for every calendar quarter beginning with the fourth quarter of 2014 through the third quarter of 2017, the company paid 100% of the former Manager’s fees in LTIP Units, and following the Internalization, for every calendar quarter beginning with the first quarter of 2018, the company has paid 100% of the operating expense reimbursements payable to Bluerock and its affiliate under the Administrative Services Agreement in LTIP Units, further strengthening the alignment of interest with our stockholders.
Internally Managed REIT.   On October 31, 2017, we became an internally-managed REIT as a result of the completion of the management internalization transactions (the “Internalization”). The Internalization has provided us with a full complement of experienced personnel with expertise in investment, capital markets, asset management, finance, legal and administrative functions, with unique knowledge of our assets, business strategies and investment pipeline.
Our Business and Growth Strategies
Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a high-quality portfolio of apartment properties located in demographically attractive growth markets and by implementing our investment strategies and our “Live/Work/Play Initiatives” to achieve sustainable long-term growth in both our funds from operations and net asset value.
Invest in Class A Apartment Properties.   We intend to continue to acquire primarily Class A apartment properties targeting the high disposable income renter by choice, where we believe we can create long-term value growth for our stockholders.
Focus on Growth Markets.   We intend to continue to focus on demographically attractive growth markets, which we define as markets with strong employment drivers in industries creating high disposable income jobs over the long term. Employment growth is highly correlated with apartment demand; therefore, we believe that selecting markets with job growth significantly above the national average will provide high potential for increased rental demand leading to revenue growth and attractive risk-adjusted returns.
Implement our Value Creation Strategies.   We intend to continue to focus on creating value at our properties utilizing our Value-Add, Opportunistic and Invest-to-Own investment strategies in order to maximize our return on investment. We work with each member of our network to evaluate property needs along with value-creation opportunities and create an asset-specific business plan to best position or reposition each property to drive rental growth and asset values. We then provide an aggressive asset management presence to manage our network partner and ensure execution of the plan, with the goal of driving rental growth and values.
Implement our Live/Work/Play Initiatives.   We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play Initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.
Diversify Across Markets, Strategies and Investment Size.   We will seek to grow our high-quality portfolio of apartment properties diversified by geography and by investment strategy and by size (typically ranging from $50 million to $100 million) in order to manage concentration risk, while driving both current income and capital appreciation throughout the portfolio. Our network enables us to diversify across multiple markets and multiple strategies efficiently, without the logistical burden and time delay of building operating infrastructure in multiple markets and across multiple investment strategies.
Selectively Harvest and Redeploy Capital.   On an opportunistic basis and subject to compliance with certain REIT restrictions, we intend to sell properties in cases where we have successfully executed our value creation plans and where we believe the investment has limited additional upside relative to other opportunities, in order to harvest profits and to reinvest proceeds to maximize stockholder value.
Financing Policy
We intend to continue to use prudent amounts of leverage in making our investments, which we define as having total indebtedness of approximately 65% of the fair market value of our real estate investments. For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. We expect our leverage to decline commensurately as we execute our business plan to grow our net asset value.
Our board of directors has the authority to change our financing policies at any time and without stockholder approval. If our board of directors changes our policies regarding our use of leverage, we expect that it will consider many factors, including the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of apartment properties, the leverage ratios of publicly traded REITs with similar investment strategies, the cost of leverage as compared to expected operating net revenues, and general market conditions.
By operating on a leveraged basis, we expect to have more funds available for real estate investments and other purposes than if we operated on a nonleveraged basis, which we believe will allow us to acquire more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See “Risk Factors — Risks Related to Debt Financing” in our most recent Annual Report on Form 10-K for more information about the risks related to operating on a leveraged basis.
Distribution Policy
In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). We intend to continue to make regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly or quarterly basis. Our board of directors expects to determine the amount of distributions to be distributed to our stockholders on a quarterly basis. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Code. As a result, our distribution rate and payment frequency may vary from time to time. Generally, our policy is to pay distributions from cash flow from operations. However, from the IPO through June 30, 2019, approximately 11.0% of our common stock distributions have been paid from sources other than cash flow from operations, such as from the proceeds of our equity offerings, sales of assets or borrowings, and we may continue to pay distributions from such sources as necessary.
REIT Status
As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders. If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. Moreover, if we establish TRSs, such TRSs generally will be subject to federal income taxation and to various other taxes.

Restriction on Ownership and Transfer of Our Capital Stock
To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, we impose restrictions on the ownership and transfer of our capital stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (1) more than 9.8% in value of our outstanding shares of capital stock, or (2) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the articles supplementary establishing and setting forth the terms, rights, preferences and limitations of the Series T Redeemable Preferred Stock, or the Articles Supplementary, will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series T Redeemable Preferred Stock.

The Offering
Series T Redeemable Preferred Stock offered by us
A maximum of 20,000,000 shares of Series T Redeemable Preferred Stock will be offered through our dealer manager in our primary offering on a reasonable best efforts basis. We are also offering up to 12,000,000 shares of Series T Redeemable Preferred Stock pursuant to a dividend reinvestment plan (the “Series T DRIP”) at $25.00 per share. We reserve the right to reallocate the shares of Series T Redeemable Preferred Stock we are offering between our primary offering and the Series T DRIP.
Ranking.   The Series T Redeemable Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series T Redeemable Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series T Redeemable Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series T Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Stated Value.   Each share of Series T Redeemable Preferred Stock will have an initial “Stated Value” of  $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Articles Supplementary.
Dividends.   Holders of Series T Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, the following:
1.
Series T Cash Dividends.   Cumulative cash dividends on each share of Series T Redeemable Preferred Stock at an annual rate of 6.15% of the Stated Value (each, a “Series T Cash Dividend”). We expect Series T Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The initial Series T Cash Dividend payable on each share of Series T Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Redeemable Preferred Stock.
2.
Annual Series T Stock Dividends.   Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five (5) years from and including the year of original issuance of each such share of Series T Redeemable Preferred Stock, payable in shares of Series T Redeemable Preferred Stock (each, an “Annual Series T Stock Dividend”). Beginning in 2020, we expect Annual Series T Stock Dividends will be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record on the 26th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The initial Annual Series T Stock Dividend payable on each share of Series T Redeemable Preferred Stock will accrue and be cumulative on a monthly basis, from and including the later of  (i) January 2020 or (ii) the month of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Annual Series T Stock Dividend will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Redeemable Preferred Stock. As an illustration, a share of Series T Redeemable Preferred Stock purchased in 2020 and held on the record date (December 26th) would receive a prorated Annual Series T Stock Dividend in 2020 in an amount calculated based on the month of purchase (e.g., 12/12ths of the full 0.2% Annual Series T Stock Dividend if purchased in January 2020; 11/12ths of the full 0.2% Annual Series T Stock Dividend if purchased in February 2020; and adjusting monthly thereafter to 1/12th of the full 0.2% Annual Series T Stock Dividend if purchased in December 2020). Further, assuming such share of Series T Redeemable Preferred Stock is held on the record date for the applicable year, such share would also receive the full 0.2% Annual Series T Stock Dividend in each of 2021, 2022, 2023 and 2024. As a result, such share of Series T Redeemable Preferred Stock would receive an aggregate 5-year stock dividend of up to 1.0%.

The timing and amount of any dividends on the Series T Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series T Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series T Redeemable Preferred Stock will not bear interest.
Redemption at Option of Holders.   Holders will have the right to require the company to redeem shares of Series T Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends.
The redemption fee shall be equal to:
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Beginning on the date of original issuance of the shares to be redeemed: 12%

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Beginning one year from the date of original issuance of the shares to be redeemed: 10%

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Beginning two years from the date of original issuance of the shares to be redeemed: 8%

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Beginning three years from the date of original issuance of the shares to be redeemed: 5%

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Beginning four years from the date of original issuance of the shares to be redeemed: 3%

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Beginning five years from the date of original issuance of the shares to be redeemed: 0%.

For purposes of this “Redemption at Option of Holders” provision, where the shares of Series T Redeemable Preferred Stock to be redeemed were acquired by the holder pursuant to either (i) the Series T DRIP or (ii) an Annual Series T Stock Dividend (such shares, “DRIP/ASTSD Shares”), the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Redeemable Preferred Stock pursuant to which such DRIP/ASTSD Shares are directly or indirectly attributable (such shares, “Underlying Series T Shares”), and such DRIP/ASTSD Shares shall be subject to the same redemption fee to which such Underlying Series T Shares would be subject if submitted for simultaneous redemption hereunder.
If a holder of shares of Series T Redeemable Preferred Stock causes the company to redeem such shares of Series T Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.
Our ability to redeem shares of Series TRedeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law.

Optional Redemption Following Death of a Holder.   Subject to restrictions, beginning on the date of original issuance and ending five years thereafter, we will redeem shares of Series T Redeemable Preferred Stock of a holder who is a natural person upon his or her death, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. If spouses are joint registered holders of shares of Series T Redeemable Preferred Stock, the written request to redeem such shares may be made upon the death of either spouse. We must receive such written request within one (1) year after the death of the holder. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death shall be subject to the approval of company management in its sole discretion. We will redeem such shares of Series T Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, plus an amount equal to accrued but unpaid cash dividends thereon through and including the date of redemption.
Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption, in exchange for the Series T Redeemable Preferred Stock.
Our ability to redeem shares of Series T Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock submitted for redemption in cash may be further restricted by Maryland law.
Optional Redemption by the Company.   After three years from the date of original issuance of the shares of Series T Redeemable Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series T Redeemable Preferred Stock at 100% of the Stated Value, initially $25.00 per share, plus an amount equal to any accrued but unpaid cash dividends. If we choose to redeem any shares of Series T Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption, in exchange for the Series T Redeemable Preferred Stock.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Series T Redeemable Preferred Stock to be redeemed are DRIP/ASTSD Shares, the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the Underlying Series T Shares, and such DRIP/ASTSD Shares shall become subject to optional redemption by the company hereunder on the same date as the Underlying Series T Shares.
Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series T Redeemable Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock in cash may be restricted by Maryland law.
A “Change of Control” is when, after the initial issuance of the Series T Redeemable Preferred Stock, any of the following has occurred and is continuing:
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a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors, with the exception of the formation of a holding company;

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consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

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Continuing Directors cease to constitute at least a majority of our board of directors;

“Continuing Director” means a director who either was a member of our board of directors on           , 2019 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our Class A common stock or any other class or series of capital stock ranking junior to our shares of Series T Redeemable Preferred Stock, the holders of shares of Series T Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to accrued but unpaid dividends, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series T Redeemable Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.
Voting Rights.   The Series T Redeemable Preferred Stock generally has no voting rights, except (i) an exclusive voting right on any amendment to our charter that would alter only the contract rights, as expressly set forth in our charter, of the Series T Redeemable Preferred Stock, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Redeemable Preferred Stock issued and outstanding at the time, and (ii) as described in the Series T Cetera Side Letter (as hereinafter defined). See “Description of Series T Redeemable Preferred Stock — Voting Rights” and “Description of Series T Redeemable Preferred Stock — Series T Cetera Side Letter” in this prospectus supplement.
Series T Dividend Reinvestment Plan (“Series T DRIP”)
Our transfer agent, Computershare Trust Company, N.A., will administer the Series T DRIP for holders of our Series T Redeemable Preferred Stock, pursuant to which holders may elect to have all, but not less than all, of their Series T Cash Dividends automatically reinvested in additional shares of Series T Redeemable Preferred Stock at a price of  $25.00 per share. Holders who do not so elect will receive their Series T Cash Dividends in cash. See “Series T Dividend Reinvestment Plan” in this prospectus supplement for additional information regarding the Series T DRIP.
Estimated use of proceeds
Assuming (1) the sale of the maximum offering amount in our primary offering, and (2) no sales pursuant to the Series T DRIP, we estimate that we will receive net proceeds from the primary offering of approximately $442.5 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $57.5 million. We intend to use the net proceeds from this offering for future investments and acquisitions and for other general corporate and working capital purposes, which may include the funding of capital improvements at properties. See “Estimated Use of Proceeds.”
NYSE American symbol for Class A common stock, Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock
Our Class A common stock, Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are listed on the NYSE American under the trading symbols “BRG,” “BRG-PrA,” “BRG-PrC,” and “BRG-PrD,” respectively. Our Series B Preferred Stock is not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future. There is no established public trading market for the offered shares of Series T Redeemable Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Series T Redeemable Preferred Stock on any national securities exchange.
Capital Structure
The Series T Redeemable Preferred Stock ranks senior to our Class A common stock, and on parity with our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, with respect to both payment of dividends and distribution of amounts upon liquidation. Our board of directors has the authority to issue shares of additional classes or series of preferred stock that could be senior in priority to the Series T Redeemable Preferred Stock.
Covered Security
The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended, or the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE American. Our Series T Redeemable Preferred Stock is a covered security because it is senior to our Class A common stock and therefore is exempt from state registration.
There are several advantages to both issuers and investors of a security being deemed a covered security. These include:
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More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.

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Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All of our investors would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:
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Lack of Suitability Standards — Since there are no investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.

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No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Corporate Information
We were incorporated on July 25, 2008 under the laws of the State of Maryland for the purpose of raising capital and acquiring a diverse portfolio of residential real estate assets. Our principal executive offices are located at 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement or any amendment or supplement thereto.

RISK FACTORS
Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and (ii) contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
There is no public market for our Series T Redeemable Preferred Stock and we do not expect one to develop.
There is no public market for our Series T Redeemable Preferred Stock offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including our Series T Redeemable Preferred Stock, and these restrictions may inhibit your ability to sell the Series T Redeemable Preferred Stock promptly or at all. If you are able to sell the Series T Redeemable Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the shares of our Series T Redeemable Preferred Stock only as a long-term investment. Beginning three years from the date of original issuance we may redeem, and immediately upon issuance, the holder of shares of Series T Redeemable Preferred Stock may require us to redeem, such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. If we opt to pay the redemption price in shares of our Class A common stock, you may receive publicly traded shares as we currently expect to continue listing our Class A common stock on the NYSE American.
The Series T Redeemable Preferred Stock has not been rated.
We have not sought to obtain a rating for the Series T Redeemable Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series T Redeemable Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series T Redeemable Preferred Stock, which could adversely impact the market price of the Series T Redeemable Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. While ratings do not reflect market prices or the suitability of a security for a particular investor, such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series T Redeemable Preferred Stock. It is also possible that the Series T Redeemable Preferred Stock will never be rated.
Dividend payments on the Series T Redeemable Preferred Stock are not guaranteed.
Although dividends on the Series T Redeemable Preferred Stock are cumulative, our board of directors must approve the actual payment of the dividends. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued dividends. Our board of directors could do so for any reason, and may be prohibited from paying dividends in the following instances:
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we have poor historical or projected cash flows;

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we need to make payments on our indebtedness;

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the board concludes that payment of distributions on the Series T Redeemable Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

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the board determines that the payment of dividends would violate applicable law regarding unlawful distributions to stockholders.

We intend to use the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes, but this offering is not conditioned upon the closing of properties in our current pipeline and we will have broad discretion to determine alternative uses of proceeds.
As described under “Estimated Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes. However, this offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from this offering, and holders of our Series T Redeemable Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.
Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on our Series T Redeemable Preferred Stock depends almost entirely on the distributions we receive from our operating partnership. We may not be able to pay dividends regularly.
We may not be able to pay dividends on a regular monthly basis in the future. We intend to contribute the entire net proceeds from this offering to our operating partnership in exchange for Series T Redeemable Preferred Units that have substantially the same economic terms as the Series T Redeemable Preferred Stock. Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series T Redeemable Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our operating partnership. If our operating partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series T Redeemable Preferred Stock. Furthermore, any new shares of preferred stock on parity with the Series T Redeemable Preferred Stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.
Your interests could be diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock, including additional shares of Series T Redeemable Preferred Stock, and by other transactions.
As of June 30, 2019, our total long term indebtedness was approximately $1.4 billion, and we may incur significant additional debt in the future. The Series T Redeemable Preferred Stock is subordinate to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. Our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more classes or series, and as of the date of this prospectus supplement, we have issued 5,721,460 shares of Series A Preferred Stock, 479,423 shares of Series B Preferred Stock, 2,323,750 shares of Series C Preferred Stock, and 2,850,602 shares of Series D Preferred Stock. The issuance of additional preferred stock on parity with or senior to the Series T Redeemable Preferred Stock would dilute the interests of the holders of shares of Series T Redeemable Preferred Stock, and any issuance of preferred stock senior to the Series T Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series T Redeemable Preferred Stock. We may issue preferred stock on parity with the Series T Redeemable Preferred Stock without the consent of the holders of the Series T Redeemable Preferred Stock. None of the provisions relating to the Series T Redeemable Preferred Stock relate to or limit our indebtedness or afford the holders of shares of Series T Redeemable Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of shares of Series T Redeemable Preferred Stock.
We will be required to terminate this offering if our Class A common stock is no longer listed on the NYSE American or another national securities exchange.
The Series T Redeemable Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our Class A common stock, which is listed on the NYSE American. If our Class A common stock is no longer listed on the NYSE American or another appropriate exchange, we will be required to register this offering in any state in which we subsequently offer the shares of our Series T Redeemable Preferred Stock. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.
There may not be a broad market for our Class A common stock, which may cause our Class A common stock to trade at a discount and make it difficult for you to sell the Class A common stock for which your Series T Redeemable Preferred Stock may be redeemable at our option.
Our Class A common stock for which the shares of our Series T Redeemable Preferred Stock may be redeemable at our option trades on the NYSE American under the symbol “BRG.” Listing on the NYSE American or another national securities exchange does not ensure an actual or active market for our Class A common stock. Historically, our Class A common stock has had a low trading volume. Accordingly, an actual or active market for our Class A common stock may not be maintained, the market for our Class A common stock may not be liquid, the holders of our Class A common stock may be unable to sell their shares of our Class A common stock, and the prices that may be obtained following the sale of our Class A common stock upon the redemption of your Series T Redeemable Preferred Stock may not reflect the underlying value of our assets and business.
Shares of Series T Redeemable Preferred Stock may be redeemed for shares of our Class A common stock, which rank junior to the Series T Redeemable Preferred Stock with respect to dividends and upon liquidation.
The holders of shares of Series T Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. We may opt to pay the redemption price in shares of our Class A common stock. The rights of the holders of shares of Series T Redeemable Preferred Stock, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Series T Redeemable Preferred Stock, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare and pay dividends with respect to any shares of our Class A common stock for any period. Upon liquidation, dissolution or winding up of our company, the holders of shares of our Series T Redeemable Preferred Stock are entitled to receive a liquidation preference of the Stated Value, $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, and holders of shares of our Series A Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock are entitled to receive a liquidation preference of  $25.00 per share, and holders of shares of our Series B Preferred Stock are entitled to receive a liquidation preference of $1,000.00 per share, in each case plus an amount equal to all accrued and unpaid cash dividends, prior and in preference to any distribution to the holders of shares of our Class A common stock or any other class of our equity securities.

In the event you exercise your option to redeem Series T Redeemable Preferred Stock, we may redeem your shares of Series T Redeemable Preferred Stock either for cash, or for shares of our Class A common stock, or any combination thereof, in our sole discretion.
If we choose to so redeem for Class A common stock, you will receive shares of our Class A common stock and therefore be subject to the risks of ownership thereof, including, but not limited to, the following:
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Market risk;

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Dividend risk;

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Interest rate risk; and/or

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Risks associated with our operations.

Please see our Annual Report on Form 10-K filed on February 27, 2019, which is incorporated herein by reference, for a list of risks associated with our company, our operations and ownership of our Class A common stock. Ownership of our Series T Redeemable Preferred Stock will not give you the rights of holders of our common stock. Until and unless you receive shares of our Class A common stock upon redemption, you will have only those rights applicable to holders of our Series T Redeemable Preferred Stock.
The Series T Redeemable Preferred Stock will bear a risk of early redemption by us.
Beginning three years after the issuance date, we may voluntarily redeem some or all of the outstanding shares of Series T Redeemable Preferred Stock, for cash or equal value of shares of our Class A common stock, at 100% of the Stated Value per share, plus an amount equal to any accrued but unpaid cash dividends. Any such redemptions may occur at a time that is unfavorable to holders of the Series T Redeemable Preferred Stock. We may have an incentive to redeem the Series T Redeemable Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the Series T Redeemable Preferred Stock. Given the potential for early redemption of the Series T Redeemable Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series T Redeemable Preferred Stock may be lower than the return previously obtained from the investment in such shares. Further, holders will not be entitled to an Annual Series T Stock Dividend in the year in which their shares of Series T Redeemable Preferred Stock are redeemed.
Holders of Series T Redeemable Preferred Stock should not expect us to redeem all or any such shares on the date they first become redeemable or on any particular date after they become redeemable.
Except in limited circumstances related to our ability to qualify as a REIT or in connection with a Change of Control, shares of Series T Redeemable Preferred Stock may be redeemed by us at our option, either in whole or in part, only on or after three years from the issuance date. Any decision we make at any time to propose a redemption of any such shares of Series T Redeemable Preferred Stock will depend upon, among other things, our evaluation of our capital position and general market conditions at the time. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect the ability of holders of shares of the applicable series of preferred stock to reinvest proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on such series of preferred stock had their shares not been redeemed. In addition, there is no penalty or premium payable on redemption, and the market price of the shares of Series T Redeemable Preferred Stock may not exceed the liquidation preference at the time the shares become redeemable for any reason.
Our requirement to redeem the Series T Redeemable Preferred Stock in the event of a Change of Control may deter a change of control transaction otherwise in your best interest.
The mandatory redemption in connection with a Change of Control feature of the Series T Redeemable Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for the company, or of delaying, deferring or preventing a change of control of the company under circumstances that otherwise could provide the holders of our Class A common stock and Series T Redeemable Preferred Stock with the opportunity for liquidity or the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.
The cash distributions you receive may be less frequent or lower in amount than you expect.
Our board of directors will determine the amount and timing of distributions on our Series T Redeemable Preferred Stock. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements, general operational requirements and the requirements necessary to maintain our REIT qualification. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our Series T Redeemable Preferred Stock, nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our Series T Redeemable Preferred Stock.
Subject to the Series T Cetera Side Letter, upon the sale of any individual property, holders of Series T Redeemable Preferred Stock do not have a priority over holders of our common stock regarding return of capital.
Subject to the Series T Cetera Side Letter, holders of our Series T Redeemable Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series T Redeemable Preferred Stock, our Series T Cetera Side Letter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our adjusted funds from operations to dividends required to be paid to holders of our Series T Redeemable Preferred Stock and our Series A, Series B, Series C and Series D Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for federal income tax purposes, as further described in this prospectus supplement. Subject to the provisions of the Series T Cetera Side Letter and depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series T Redeemable Preferred Stock being redeemed, provided that any accrued but unpaid cash dividends have been paid in full to holders of Series T Redeemable Preferred Stock.
We established the offering price for the shares of our Series T Redeemable Preferred Stock pursuant to negotiations among us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.
The selling price of the shares of our Series T Redeemable Preferred Stock has been determined pursuant to negotiations among us and the dealer manager, which is an affiliate of Bluerock, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; and current market valuations of public companies considered comparable to our company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.
Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our Class A common stock (which you may become upon receipt of redemption payments in shares of our Class A common stock or conversion of any of your shares of Series T Redeemable Preferred Stock).
We may make redemption payments under the terms of the Series T Redeemable Preferred Stock in shares of our Class A common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our Class A common stock. Any sales or perceived sales in the public market of shares of our Class A common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our Class A common stock. The issuance of shares of our Class A common stock upon such redemption payments also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, the existence of Series T Redeemable Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our Class A common stock.
Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our Class A common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to persons from whom we purchase apartment communities, as part or all of the purchase price of the community. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us.
Our charter also authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series T Redeemable Preferred Stock offered in this offering (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series T Redeemable Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series T Redeemable Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Series T Redeemable Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.
Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing shares of Series T Redeemable Preferred Stock in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, your shares of Series T Redeemable Preferred Stock and common stock, if any.
Our ability to redeem shares of Series T Redeemable Preferred Stock may be limited by Maryland law.
Under Maryland law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course of business (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If the company is insolvent at any time when a redemption of shares of Series T Redeemable Preferred Stock is required to be made, the company may not be able to effect such redemption, either in cash or in shares of Class A common stock.
Our charter, and the articles supplementary establishing the Series T Redeemable Preferred Stock, each contain restrictions upon ownership and transfer of the Series T Redeemable Preferred Stock, which may impair the ability of holders to acquire the Series T Redeemable Preferred Stock, and the shares of our Class A common stock into which shares of Series T Redeemable Preferred Stock may be converted, at the company’s option.
Our charter, and the articles supplementary establishing the Series T Redeemable Preferred Stock, each contain restrictions on ownership and transfer of the Series T Redeemable Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series T Redeemable Preferred Stock will prohibit anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series T Redeemable Preferred Stock. See “Description of the Series T Redeemable Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the shares of Series T Redeemable Preferred Stock. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series T Redeemable Preferred Stock.
There is a risk of delay in our redemption of the Series T Redeemable Preferred Stock, and we may fail to redeem such securities as required by their terms.
Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. The illiquidity of our investments may make it difficult for us to obtain cash quickly if a need arises. If we are unable to obtain sufficient liquidity prior to a redemption date, we may be forced to engage in a partial redemption or to delay a required redemption. If such a partial redemption or delay were to occur, the market price of shares of the Series T Redeemable Preferred Stock might be adversely affected, and stockholders entitled to a redemption payment may not receive payment.
Holders of the Series T Redeemable Preferred Stock will be subject to inflation risk.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series T Redeemable Preferred Stock and dividends payable on such shares declines.
Holders of the Series T Redeemable Preferred Stock have no control over changes in our policies and operations, and have very limited voting rights.
Our board of directors determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders.
In addition, holders of shares of our Series T Redeemable Preferred Stock generally have no voting rights under our charter, except (i) an exclusive voting right on any amendment to our charter that would alter only the contract rights, as expressly set forth in our charter, of the Series T Redeemable Preferred Stock, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Redeemable Preferred Stock issued and outstanding at the time, and (ii) as set forth in the Series T Cetera Side Letter. Pursuant to the Series T Cetera Side Letter, holders of shares of Series T Redeemable Preferred Stock have voting rights only in certain limited circumstances, voting together as a single class with the holders of preferred stock (i) ranking on parity with the Series T Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and (ii) upon which voting rights have been conferred (such holders, together with holders of shares of Series T Redeemable

Preferred Stock, the Parity Holders). The Parity Holders currently include the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. The affirmative vote of a majority of the votes cast by the Parity Holders, voting together as a single class, is required to approve (a) the authorization, creation or issuance, or an increase in the number of authorized or issued shares of, any class or series of our capital stock ranking senior to the Series T Redeemable Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) the reclassification of any of our authorized capital stock into Senior Stock, or (c) the creation, authorization or issuance of any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Other than in these limited circumstances, holders of Series T Redeemable Preferred Stock have no voting rights. See “Description of Series T Redeemable Preferred Stock — Voting Rights” and “Description of Series T Redeemable Preferred Stock — Series T Cetera Side Letter” in this prospectus supplement.
We may have conflicts of interest with our affiliates, which could result in investment decisions that are not in the best interests of our stockholders.
There are numerous conflicts of interest between our interests and the interests of Bluerock and its affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with Bluerock, and purchase or sale of apartment properties, including from or to Bluerock or its affiliates. Examples of these potential conflicts of interest include:
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Bluerock owns a significant portion of our voting common stock on a fully diluted basis, which could give Bluerock the ability to control the outcome of matters submitted for stockholder approval and allow Bluerock to exert significant influence over our company in a manner that may not be in the best interests of our other stockholders;

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Competition for the time and services of personnel that work for us and our affiliates;

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The possibility that our officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;

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The possibility that if we acquire properties from Bluerock or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;

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The possibility that the competing demands for the time of our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you; and

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Many of our investments have been made through joint venture arrangements with affiliates of our former Manager (in addition to unaffiliated third parties), which arrangements were not the result of arm’s-length negotiations of the type normally conducted between unrelated co-venturers, and which could result in a disproportionate benefit to affiliates of our former Manager.

Any of these and other conflicts of interest could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.
Employee Benefit Plan Risks
If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.
Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such ERISA Plans, and plans and accounts that are subject to the prohibited transaction rules of

Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:
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your investment is consistent with your fiduciary obligations under ERISA and the Code;

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your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

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your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

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your investment will not impair the liquidity of the Benefit Plan;

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your investment will not produce UBTI for the Benefit Plan;

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you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and

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your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.
Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law or other federal law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan.

ESTIMATED USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from this offering, assuming that (1) we sell the maximum of 20,000,000 shares of our Series T Redeemable Preferred Stock in our primary offering at the public offering price of  $25.00 per share for maximum gross offering proceeds of  $500 million, and (2) we do not sell any shares of our Series T Redeemable Preferred Stock pursuant to the Series T DRIP.
Estimated Application of Proceeds of Primary Offering
	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.00%
Offering expenses:
Selling commissions(1)	$35,000,000	7.00%
Dealer manager fee(1)	$15,000,000	3.00%
Other offering expenses(2)	$7,500,000	1.50%
Amount available for investment(3)	$442,500,000	88.50%
Cash down payment (equity)	$418,500,000	83.70%
Acquisition expenses	$19,000,000	3.80%
Working capital reserve	$5,000,000	1.00%
Proceeds invested	$442,500,000	88.50%
Offering expenses	$57,500,000	11.50%
Total application of proceeds	$500,000,000	100.00%

(1)
Assumes selling commissions equal to 7.0% of gross offering proceeds and a dealer manager fee of 3.0% of gross offering proceeds in the primary offering under this prospectus supplement. A portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of  $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with the primary offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for the primary offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if the primary offering is abruptly terminated before reaching the maximum amount of offering proceeds.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of shares of our Series T Redeemable Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts, and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of shares of our Series T Redeemable Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We do not expect such offering expenses to exceed 1.5% of gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.
(3)
Although the net proceeds are expected to be used in connection with the acquisition of multifamily properties and other real estate-related investments and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all the net proceeds for acquisitions of real property and other real estate-related investments and the payment of related fees and expenses. Until required in connection with the acquisition of real property, other real estate-related investments or other capital needs, we intend to invest the net proceeds of this offering in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that will not adversely affect our ability to qualify, or maintain our qualification, as a REIT.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of shares of Series T Redeemable Preferred Stock in the primary offering of approximately $442.5 million, after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $57.5 million.
We will contribute the net proceeds of this offering to our operating partnership in exchange for Series T Redeemable Preferred Units (as defined herein).
We intend to use the net proceeds of this offering for future acquisitions, investments in properties, and other general corporate and working capital purposes, which may include the funding of capital improvements at our properties.
We generally intend to use prudent amounts of leverage in making our investments (including investments in properties in our investment pipeline), which we define as having total indebtedness of approximately 65% of the fair market value of all of our investments. We invest primarily through controlling positions in joint ventures with members of our network.

DISTRIBUTION POLICY
We intend to continue to qualify as a REIT for federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.
To satisfy the requirements for qualification as a REIT and generally not be subject to federal income and excise tax, we intend to continue to make regular monthly or quarterly distributions of all or substantially all of our REIT taxable income, determined without regard to dividends paid, to our stockholders out of assets legally available for such purposes. All future distributions will be determined at the sole discretion of our board of directors on a quarterly basis.
Class A Common Stock
Holders of shares of our Class A common stock will be entitled to receive cash dividends when, as and if authorized by our board of directors and declared by us.
Series T Redeemable Preferred Stock
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series T Redeemable Preferred Stock with respect to priority of dividend payments, holders of shares of the Series T Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, the following:
1.
Series T Cash Dividends.   Cumulative cash dividends on each share of Series T Redeemable Preferred Stock at an annual rate of 6.15% of the Stated Value of  $25.00 per share (each, a “Series T Cash Dividend”). We expect Series T Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

The initial Series T Cash Dividend payable on each share of Series T Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Redeemable Preferred Stock. For the avoidance of doubt, any such Series T Cash Dividend may vary among holders of Series T Redeemable Preferred Stock and may be prorated with respect to any shares of Series T Redeemable Preferred Stock that were outstanding less than the total number of days in the Series T Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series T Redeemable Preferred Stock were outstanding.
2.
Annual Series  T Stock Dividends.   Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five (5) years from and including the year of original issuance of each such share of Series T Redeemable Preferred Stock, payable in shares of Series T Redeemable Preferred Stock (each, an “Annual Series T Stock Dividend”).

Beginning in 2020, we expect Annual Series T Stock Dividends will be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record on the 26th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.
The initial Annual Series T Stock Dividend payable on each share of Series T Redeemable Preferred Stock will accrue and be cumulative on a monthly basis, from and including the later of (i) January 2020 or (ii) the month of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Annual Series T Stock Dividend will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Redeemable Preferred Stock. For the avoidance of doubt, any such Annual Series T Stock Dividend may vary among holders of Series T Redeemable Preferred Stock and may be prorated with respect to any shares of Series T Redeemable Preferred Stock that were outstanding less than the total number of months in the Annual Series T Stock Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of months during such dividend period in which such shares of Series T Redeemable Preferred Stock were at any time outstanding.
The timing and amount of any dividends on the Series T Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series T Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series T Redeemable Preferred Stock will not bear interest.
Series A Preferred Stock
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to priority of dividend payments, holders of shares of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the end of the most recent dividend period for which dividends on the Series A Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. From the date of original issue to, but not including, October 21, 2022, we will pay dividends on the Series A Preferred Stock at the rate of 8.250% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of  $2.0625 per share), or the Series A Initial Rate. Commencing October 21, 2022, we will pay cumulative cash dividends on the Series A Preferred Stock at an annual dividend rate of the Series A Initial Rate increased by 2.0% of the liquidation preference per annum, which will increase by an additional 2.0% of the liquidation preference per annum on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%.
Series B Preferred Stock
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to priority of dividend payments, holders of shares of the Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of six percent (6%) of the initial stated value of  $1,000 per share. Dividends on each share of Series B Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance or the end of the most recent dividend period for which dividends on the Series B Redeemable Preferred Stock have been paid, payable monthly in arrears on the 5th day of each month to holders of record on the 25th day of the prior month; provided, however, that any such dividend may vary among holders of Series B Preferred Stock and may be prorated with respect to any shares of Series B Preferred Stock that were outstanding less than the total number of days in the dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series B Preferred Stock were outstanding.
Series C Preferred Stock
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to priority of dividend payments, holders of shares of the Series C Preferred Stock are entitled to receive cumulative cash dividends on the Series C Preferred

Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series C Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue to, but not including, July 19, 2023, we will pay cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of  $1.90625 per share of the Series C Preferred Stock), or the Series C Initial Rate. Commencing July 19, 2023, we will pay cumulative cash dividends at an annual dividend rate of the Series C Initial Rate increased by 2.0% of the liquidation preference per annum, or $0.50 per annum, which will increase by an additional 2.0% of the liquidation preference per annum, or $0.50 per annum, on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%.
Series D Preferred Stock
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to priority of dividend payments, holders of shares of the Series D Preferred Stock are entitled to receive cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series D Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series D Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue, we will pay cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to the fixed annual amount of  $1.78125 per share of the Series D Preferred Stock).
When determining the amount of future distributions, we expect that our board of directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for acquisitions of new properties, general property capital improvements and debt repayments, (iv) our ability to continue to access additional sources of capital, (v) the requirements of Maryland law, (vi) the amount required to be distributed to maintain our status as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements.
We cannot assure you that we will generate sufficient cash flows to make distributions to our stockholders, or that we will be able to sustain those distributions. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets, make a taxable distribution of our equity or debt securities, or reduce such distributions. In addition, while we have no intention to do so, prior to the time we have fully invested the net proceeds of this offering, we may fund our distributions out of the net proceeds of this offering, which could adversely impact our results of operations. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”
Since our IPO on April 2, 2014 through June 30, 2019, we have paid total common stock distributions of  $102.1 million and incurred a cumulative net loss attributable to common stockholders of $134.0 million.
Following our IPO through December 20, 2017, we declared monthly cash distributions on our common stock on a forward, quarterly basis (i.e., for each of the three months of the applicable quarter), with each monthly distribution payable to each common stockholder of record on the 5th day of the following month. On December 20, 2017, we announced a revised distribution policy for our common stock, and set an annual dividend rate of  $0.65 per share of commmon stock. Since December 20, 2017, we have declared quarterly cash distributions on our common stock on a forward, quarterly basis (i.e., for each of the three months of the applicable quarter), with each quarterly distribution payable to each common stockholder of record on the 5th day of the month following quarter-end. Since our IPO on April 2, 2014 through September  30, 2019, we have declared the following cash distributions (expressed on a quarterly basis) on our common stock:
		Cash Distributions Declared per Share of Common Stock
2014	Second Quarter	$0.29
	Third Quarter	0.29
	Fourth Quarter	0.29
2015	First Quarter	$0.29
	Second Quarter	0.29
	Third Quarter	0.29
	Fourth Quarter	0.29
2016	First Quarter	$0.29
	Second Quarter	0.29
	Third Quarter	0.29
	Fourth Quarter	0.29
2017	First Quarter	$0.29
	Second Quarter	0.29
	Third Quarter	0.29
	Fourth Quarter	0.29
2018	First Quarter	$0.1625
	Second Quarter	0.1625
	Third Quarter	0.1625
	Fourth Quarter	0.1625
2019	First Quarter	$0.1625
	Second Quarter	0.1625
	Third Quarter	0.1625
For income tax purposes, dividends to common and preferred stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain.

OUR INDUSTRY AND MARKET OPPORTUNITY
We believe that the apartment sector will continue to deliver attractive performance for the foreseeable future due to favorable underlying demographics and supply and demand fundamentals.
Large demographic trends, including the Millennial generation of 90 million entering prime rental age through 2030, followed by the Gen-Z generation of 82 million, are projected to form more households than the Baby Boomer and the Gen-X generations, which should drive significant renter demand over the coming decades. As one data point, new research from the National Multifamily Housing Council (the “NMHC”) indicates that approximately 4.6 million new rental units will be needed to meet projected demand by 2030, and that current construction trends indicate that only 3 million new units will be delivered. See “Demand Overview.”
We believe that a significant amount of institutional and public REIT capital is primarily focused on investing in the “big six” gateway markets of Boston, New York, Washington, D.C., Seattle, San Francisco, and Los Angeles, and that many other primary markets are underinvested by institutional/public capital. As a result, we believe that our target “next generation, knowledge economy” markets, which are primary markets below the “big six,” provide the opportunity to source investments at attractive cap rates that have the potential to provide not only significant current income, but also attractive capital appreciation.
Further, given that a significant portion of the nation’s apartment stock was built prior to 1980, we believe that a number of our target markets are underserved by institutional quality highly amenitized live/work/play apartment properties desired by Millennials as they continue to move into their prime rental years. We also believe that rising construction costs will continue to limit supply in the near to intermediate term, and as such, there is opportunity in our target markets for development and/or redevelopment to deliver institutional quality highly amenitized live/work/play product and capture premium rental rates and generate value.
Demand Overview
We believe that demographic forces indicate robust apartment demand in the foreseeable future due to a variety of factors.
Generational Demographics Providing Long Tailwind for Multifamily Demand
The Millennial generation is the largest generation of Americans at approximately 90 million, followed by the Gen-Z which is the second largest generation of Americans at 82 million. These generations are expected to drive rental demand for many years as the Millennials continue their prime household formation / rental demand years through 2030, to be followed by the Gen-Z entering their prime household formation / rental demand years.

U.S. Home Ownership Rate by Age Segment
90
80
70
60
50
40
30
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Under 35
35-44
45-54
55-64
65+

According to the NMHC report, U.S. Apartment Demand — A Forward Look, approximately 4.6 million new rental units will be needed by 2030, while current construction trends portend approximately 3 million deliveries by 2030.

Source: National Multifamily Housing Council, U.S. Apartment Demand, A Forward Look, May 2017
Pent-up Demand from Young Adults Living with their Parents is Projected to Drive Additional Renter Households
An additional factor driving future rental demand is the significant increase of Millennials that have continued to live with their parents or in college dormitories since 2005. This increase above historical trends represents pent up demand for rental housing as these young adults find jobs over time and leave parental or dormitory housing to create additional households.
Sources: Marcus and Millichap, The Apartment Outlook, Midyear 2018, BTIG Equity Research, October 2018, Federal Reserve Bank of St. Louis, July 2018, National Multifamily Housing Council Market Trends, August 2018
Increasing Propensity to Rent Across All Ages
All age cohorts have increased their rentership rate since 2000 (and even more so since the peak of homeownership in the mid-2000s), with younger cohorts up to 44 years old experiencing large double digit declines in home ownership, and corresponding increase in rentership, since that time.

Percentage Decline in Home Ownership Rate from Peak Quarter: 2000 - 2Q'18 (by age group)
Under 35 Years
35-44 Years
45-54 Years
55-64 Years
65+ Years
0%
(5%)
(10%)
(15%)
(20%)
(16%)
(14%)
(8%)
(8%)
(4%)
Largest Declines in Youngest Cohorts

Source: U.S. Census Bureau
The nation’s homeownership rate remains at historically low levels at 64.1%, down from the peak of 69.2% in 2004, and is projected by NMHC to continue to decline to 60.6% over the next decade.

U.S. Homeownership Rate

70.0%
68.0%
66.0%
64.0%
62.0%
60.0%
2004
2009
2014
2019
2029

Source: Federal Reserve Bank of St. Louis, Economic Research Division, as of April 2019; 2029 projection from NMHC, A Look Forward, National Multifamily Housing Council, May 2017.

Part of this decline is a natural retreat from artificially high and unsustainable levels of homeownership driven by excessive mortgage availability prior to the Great Financial Crisis (GFC). In the Post GFC era, mortgage availability has decreased significantly due to much higher underwriting and down payment standards, putting downward pressure on homeownership. Further limiting mortgage availability is higher debt loads, particularly student loans, of potential first time homebuyers which in turn further restricts the ability to purchase a home.
Notwithstanding much more limited mortgage availability, home prices have exceeded their pre-GFC peaks and continue to set record levels. As a result of the increase in home prices, the cost of owning continues to be significantly higher than renting, even after adjusting for significantly lower mortgage rates, further negatively impacting homeownership affordability. Data from the NMHC indicates that the premium to owning a median priced home is back at 2005 levels, at more than $400 per month relative to renting the median-priced apartment.
   Sources: Federal Reserve Bank of St. Louis, Economic Research Division, as of July 2019

Cost of Owning vs. Renting*

$1,000
$800
$600
$400
$200
$0
- $200
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017

**Monthly payment on median-priced house minus median apartment rent.*

Sources: Marcus and Millichap, The Apartment Outlook, Midyear 2018, BTIG Equity Research, October 2018, Federal Reserve Bank of St. Louis, July 2018, National Multifamily Housing Council Market Trends, August 2018
Changing Nature of Live/Work/Play in a Knowledge Economy
We further believe that the decline in homeownership is a long term secular trend driven by the changing nature of how we live/work/play in a knowledge economy versus an industrial economy. As one example, the elimination of defined benefit pension plans, which provided significant incentives towards longer job tenures in prior generations, has contributed to weaker bonds between employer and employee and to increased job mobility and shorter job tenures. We believe that shorter job tenures and weaker job security contribute to a lower propensity to make significant long term commitments such as homeownership. Another underlying trend is the shifting preference of younger generations towards experiences versus possessions, which we believe contributes to the higher propensity to rent rather than to own a home, and in particular to rent a highly amenitized live/work/play community.
Supply Overview
While we believe demand for apartments will remain strong in the coming years, we also believe the supply of new units will continue to be tempered for several reasons.
Overall Housing Shortfall Continues
Total housing starts have peaked below respective peaks in prior economic cycles, partially driven by single-family completions which remain very low compared to historical averages.

Housing Starts (Millions) and Residential Fixed Investment Share of GDP

2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1961 Q3
1964 Q3
1967 Q3
1970 Q3
1973 Q3
1976 Q3
1979 Q3
1982 Q3
1985 Q3
1988 Q3
1991 Q3
1994 Q3
1997 Q3
2000 Q3
2003 Q3
2006 Q3
2009 Q3
2012 Q3
2015 Q3
2018 Q3
SINGLE FAMILY HOUSING STARTS (LEFT AXIS)
RESIDENTIAL FIXED INVESTMENT SHARE OF GDP (RIGHT AXIS)
MULTIFAMILY HOUSING STARTS (LEFT AXIS)

Sources: AEW Real Estate Market Outlook, Feb 2019
As a result, housing completions have lagged household formation for a number of years, creating a shortfall which likely is a significant contributor to increased pricing for homes and to robust national multifamily occupancy rates and rental cost increases.

Household Growth vs. Housing Completions

UNIT COMPLETIONS (MILLIONS)
HOUSEHOLD GROWTH (MILLIONS)
2.0
1.5
1.0
0.5
0
1994
1996
1998
2000
2004
2006
2008
2010
2012
2014
2016
*2018
**2019
SINGLE FAMILY COMPLETIONS
MULTI FAMILY COMPLETIONS
HOUSEHOLD GROWTH

*Estimate **Forecast

Source: Marcus and Millichap 2019 Multifamily Investment Forecast

Supply and Demand Factors Indicate Projected High Occupancy and Increasing Rental Rates
Residential development costs, including land, materials and labor, have risen significantly above inflation levels over the last decade, and serve as a natural limiting factor in terms of supply by limiting the economic viability of potential projects.
Given continued projected robust demand and a relatively stable supply pipeline, Axiometrics projects average occupancy rates of 95%, and an effective rent increase of approximately 16% from Q3 2019 to 2024. We believe that overall, these conditions and projections are favorable for the apartment sector.

National Apartment Market Trends

$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
97.00%
96.00%
95.00%
94.00%
93.00%
92.00%
91.00%
90.00%
1Q10
3Q10
1Q11
3Q11
1Q12
3Q12
1Q13
3Q13
1Q14
3Q14
1Q15
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18
3Q18
1Q19
3Q19
1Q20
3Q20
1Q21
3Q21
1Q22
3Q22
1Q23
3Q23
1Q24
3Q24
Current Period Effective Rent
Current Period Occupancy

Source: Axiometrics, Q2 2019 Quarterly National Trend Report

OUR BUSINESS AND PROPERTIES
Overview of Our Business Objectives and Strategy
We were formed in 2008 as a Maryland corporation and have elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2010. On October 31, 2017, we became an internally-managed REIT as a result of the completion of the Internalization. Following the Internalization, our senior management team continues to oversee, manage and operate the company.
Our company’s strategy is to acquire and develop a portfolio of highly amenitized, institutional-quality live/work/play apartment communities in knowledge-economy growth markets across the United States, targeting the high disposable income renter by choice. We utilize three key investment strategies — Value-Add, Opportunistic and Invest-to-Own — to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.
We invest primarily through controlling positions (generally 90%) in joint ventures with our network of some of the largest, leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off market transactions, and to deliver best-in-class execution of multiple investment strategies across a substantial number of markets. Upon execution of the initial business plan for the property, we seek to increase our ownership to 100%, so that the property will be wholly-owned by us.
As of the date of this prospectus supplement, our portfolio consisted of interests in 47 properties, comprised of 31 consolidated operating properties and 16 properties held through preferred equity and mezzanine loan investments. Of the property interests held through preferred equity and mezzanine loan investments, five are under development, five are in lease-up and six properties are stabilized. The 47 properties contain an aggregate of 14,280 units, comprised of 10,790 consolidated operating units and 3,490 units held through preferred equity and mezzanine loan investments. As of June 30, 2019, our properties, exclusive of our development properties, were approximately 94% occupied.
Our senior executive officers have an average of approximately 30 years of investing experience with over 50 million square feet of real estate and approximately $13 billion in value, with extensive experience investing in and developing multifamily real estate through several real estate and credit cycles, which we believe provide us and our stockholders a competitive advantage in sourcing, evaluating, underwriting and managing attractive investment opportunities.
Our board of directors has delegated to our executive management team the authority to approve any Investment Transaction involving an equity investment of less than ten percent (10%) of the sum of  (i) our Existing and Contributed Stockholders’ Equity, and (ii) our New Stockholders’ Equity calculated as a static calculation without regard to proration of issuances (as each such capitalized term is defined below) (such sum, collectively, “Company Equity”) at the time of consideration. Our board of directors has delegated to our investment committee the authority to approve any Investment Transaction involving an equity investment equal to or in excess of ten percent (10%) of Company Equity at the time of the investment committee’s consideration.
For purposes of calculating Company Equity, “Existing and Contributed Stockholders’ Equity” means (a) the net proceeds from (or equity value assigned to) all issuances of the company’s equity and equity equivalent securities (including Class A common stock; shares of Class A common stock issuable pursuant to outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Class A common stock that are in-the-money on such date (“Common Stock Equivalents”); preferred stock; and units of limited partnership interest in the Operating Partnership) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), less (b) any amount that the company has paid to repurchase the company’s Class A common stock since inception. Existing and Contributed Stockholders’ Equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the company’s executive management and the company’s independent directors and approval by a majority of the independent directors.

For purposes of calculating Company Equity, “New Stockholders’ Equity” means (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of the company’s equity and equity equivalent securities (including Class A common stock; Common Stock Equivalents; preferred stock; and units of limited partnership interest in the Operating Partnership) in the company’s initial public offering in April 2014 (the “IPO”) or any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) the company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the company has paid to repurchase the company’s Class A common stock issued in the IPO or any subsequent offering. New Stockholders’ Equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the company’s executive management and the company’s independent directors and approval by a majority of the independent directors.
While it is not our intention to engage in affiliated purchase and sale transactions, we may engage in co-investments with affiliated funds in connection with our Invest-to-Own structure to the extent that our Audit Committee approves such transactions under our related party transactions policy, and to the extent that such co-investments, in the aggregate, do not exceed more than 10% of our aggregate equity investments.
Our Target Markets
We focus on knowledge economy growth markets, which we define as markets characterized by growing population and job growth with a focus on knowledge economy industries. Employment growth is highly correlated with apartment demand; therefore, we believe that selecting markets with job growth significantly above the national average and in industries with attractive compensation levels, will provide higher potential for increasing rental demand leading to revenue growth and attractive risk-adjusted returns. Employment growth and average household income growth levels for selected BRG markets as compared to the U.S. average and median, respectively, are noted in the charts below.
   Source: Bureau of Labor Statistics and Green Street Advisors.

 Source: SNL Financial.
We select and continuously evaluate our target markets through an analysis of detailed demographic data at both the market and submarket levels, which may include the following;
 —
Strong Economic Drivers.   Economic base characterized by growth industries and jobs of the future such as healthcare and technology leading to short- and long-term employment growth, relatively low housing affordability and low rent to income ratios allowing for significant future rent increases.

 —
Favorable Business Climate.   Regulatory conditions that attract, retain, and foster job growth and new business development including lower tax rates and right to work states.

 —
Robust Infrastructure.   Growing economic base driven by the presence of technology centers, major colleges and universities, healthcare, trade, next-generation high value-add manufacturing, government industries, and modern transportation facilities and networks.

 —
Renter Demographics.   The presence of a young, educated workforce with a high population of renters by choice.

 —
High Quality of Life.   Areas with abundant recreation, leisure, cultural, and entertainment options and plentiful social opportunities including ample recreation, open space and vibrant downtown or first ring suburban nodes, which foster population retention and growth.

Within our target markets, we focus on submarkets where members of our network have established relationships, transaction history, market knowledge and potential access to off-market investments, as well as an ability to efficiently direct property management and leasing operations.
Our Network Strategy
We believe some of the most important elements in successful investing in multifamily real estate is the ability to access an attractive proprietary deal flow, deep intellectual capital in the local market to enable appropriate underwriting, and the operational expertise to provide best-in-class execution of the investment strategy. To accomplish the above, we invest primarily through controlling positions (generally 90%) in joint ventures with members of our network of some of the largest, leading private regional apartment owner/operators across the nation, which generally bring the following attributes to our relationship to augment the likelihood of success of an investment:
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Deep relationship capital in order to generate proprietary, often off-market relationship-based transactions. As a data point, based on conversations with members of our network, the transaction activity for the top four members of our network exceeded $4.0 billion in 2018.

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Deep intellectual capital and track record of success in order to deliver best-in-class underwriting of the transaction. To illustrate this depth of intellectual capital, the top five members of our network own and/or operate more than 150,000 units, which provides us with a continuous source of proprietary real-time information flow.

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Extensive operational infrastructure. This enables us to deliver best-in-class execution across multiple investment strategies and across a substantial number of markets without the cost and logistical burdens to continuously maintain our own infrastructure across markets and strategies.

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Substantial capital to invest alongside us (generally 10% of the equity). This enables us to ensure the interests of members of our network are aligned with ours in terms of delivering returns for our investors, as compared to simply being fee managers.

NEVADA
UTAH
COLORADO
Las Vegas
Denver
ARIZONA
Phoenix
TEXAS
Dallas/Ft. Worth
Austin
San Antonio
Houston
Nashville
TENNESSEE
Charlotte
Raleigh
NORTH CAROLINA
SOUTH CAROLINA
Birmingham
Atlanta
ALABAMA
GEORGIA
Daytona
Orlando
FLORIDA
Tampa
Sarasota
Naples
Ft. Lauderdale
Operating Properties
Development Properties
Existing BRG Markets
Target BRG Markets

Note: Marquis at the Cascades shown as two properties on the map.
We believe regional members of our network as co-investors in the property can provide superior management execution than would be available from disinterested third party management companies. In addition, we have a robust asset management team that will work with our network members to oversee the implementation of each asset’s business plan, including budgeting, capital expenditures, tenant improvements and financial performance. Notwithstanding the investments of each member of our network, we expect to maintain substantial control over these ventures, including over strategic decision-making.
Our Competitive Strengths
We believe that our principals’ competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team with Significant Expertise.   Our key principals have been involved with sourcing, structuring and acquiring over 50 million square feet of real estate, with approximately $13 billion in value, and have an average of approximately 30 years of experience during three major market cycles. We believe our key principals have significant value-added expertise in the following areas:
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Expertise in the Apartment Asset Class Across Our Target Markets.   Our principals have significant experience structuring and investing in apartment properties in our target markets through multiple investment cycles with successful results, which provides them the breadth and depth of operating and investment experience to steer our investment strategy;

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Expertise in Creating Value Across Our Investment Strategies and Various Capital Structures.    Our principals have substantial experience executing transactions and creating value across our Value-Add, Opportunistic and Invest-to-Own investment strategies, and across capital structures — equity, preferred equity, and mezzanine — which provides us substantial flexibility to create value in transactions, subject to maintaining our qualification as a REIT;

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Expertise in Corporate and Portfolio Transactions to Create Value.   Our principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which we believe will assist us in our goal to grow our company and to deliver attractive risk-adjusted returns to our stockholders; and

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Expertise in Financing and Structuring Transactions.   Our investment team has substantial expertise with structuring and financing transactions, which enables us to continuously evaluate and effectively access the most efficient capital structure for apartment acquisitions. In addition, our investment team has extensive experience structuring development transactions with members of our network to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Our Network.   We invest primarily through controlling positions in joint ventures with members of our network, which allows us to draw on the collective market knowledge of some of the leading private apartment owner/operators in the nation who invest alongside us in transactions, in order to source, underwrite, and execute attractive transactions. We believe our network provides us access to a substantial, often proprietary, transaction pipeline, along with an institutional-quality infrastructure and ability to execute, in our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.
Disciplined ‘Broad and Deep’ Underwriting.   By leveraging our network, we are able to execute a rigorous double underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. As a first level, our team of investment professionals implement a disciplined underwriting and due diligence process, including a comprehensive risk-reward analysis with a rigorous focus on relative values among potential opportunities across our target markets. At the same time, members of our network conduct their own underwriting and due diligence for potential transactions, enabling us to leverage their depth of intellectual capital and experience acquired through decades of experience in their target markets. We believe this ability to review investment opportunities with both depth (in the target market) and breadth (across target markets) improves our ability to source and execute attractive transactions.
Scalable Operating Model.   Our relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our network, allowing for a rapid deployment of available capital. Our extensive network provides us the ability to scale our operations rapidly, enabling us to allocate or reallocate capital across multiple target markets and along multiple strategies, and to rapidly invest in or divest of properties without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

Strong Alignment of Interests.   Bluerock, our senior executives and our directors, along with their affiliates, collectively will own approximately 27.9% of our company on a fully diluted basis, which we believe creates a strong alignment of their interests with those of our stockholders. In addition, prior to the Internalization, for every calendar quarter beginning with the fourth quarter of 2014 through the third quarter of 2017, the company paid 100% of the former Manager’s fees in LTIP Units, and following the Internalization, for every calendar quarter beginning with the first quarter of 2018, the company has paid 100% of the operating expense reimbursements payable to Bluerock and its affiliate under the Administrative Services Agreement in LTIP Units, further strengthening the alignment of interest with our stockholders.
Internally Managed REIT.   On October 31, 2017, we became an internally-managed REIT as a result of the completion of the Internalization. The Internalization has provided us with a full complement of experienced personnel with expertise in investment, capital markets, asset management, finance, legal and administrative functions, with unique knowledge of our assets, business strategies and investment pipeline.
Our Business and Growth Strategies
Our principal business objective is to generate attractive risk-adjusted investment returns by assembling portfolio of Class A apartment properties located in growth markets targeting the renter by choice, and by implementing our investment strategies and our Live/Work/Play Initiatives to achieve sustainable long-term growth in both our funds from operations and net asset value.
Invest in Class A Apartment Properties.   We intend to continue to acquire primarily Class A apartment properties targeting the high disposable income renter by choice, where we believe we can create long-term value growth for our stockholders utilizing one of the below strategies:
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Value-Add.   We invest in well-located institutional-quality apartment properties with strong and stable cash flows in demographically attractive knowledge economy growth markets where we believe there exists significant potential for medium-term capital appreciation through renovation or redevelopment, to reposition the asset and drive future rental growth.

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Opportunistic.   We invest in properties available at opportunistic prices (i.e., at prices we believe are below those available in an otherwise efficient market) that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

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Invest-to-Own.   We selectively invest in development of Class A properties in target markets where we believe we can capture significant development premiums upon completion. We generally use a convertible loan or convertible preferred equity structure which provides income during the development stage and/or the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

We may selectively invest in Class B properties in attractive locations if we believe we can deliver attractive risk-adjusted returns to our investors.
Invest in Growth Markets.   We intend to continue to invest in demographically attractive growth markets, which we define as markets with strong employment drivers in industries creating high disposable income jobs over the long term. Given that employment growth is highly correlated with apartment demand, we believe that selecting markets with job growth significantly above the national average will provide high potential for increased rental demand leading to revenue growth and attractive risk-adjusted returns.
Implement our Value Creation Strategies.   We intend to continue to focus on creating value at our properties utilizing our Value-Add, Opportunistic and Invest-to-Own investment strategies in order to maximize our return on investment. We will work with each member of our network to evaluate property needs along with value-creation opportunities and create an asset-specific business plan to best position or reposition each property to drive rental growth and asset values. We will then provide an aggressive asset management presence to manage each member of our network and ensure execution of the plan, with the goal of driving rental growth and values.

Implement our Live/Work/Play Initiatives.   We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play Initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.
Diversify Across Markets, Strategies and Investment Size.   We will seek to grow our high-quality portfolio of apartment properties diversified by geography and by investment strategy and by size (typically ranging from $50 million to $100 million) in order to manage concentration risk, while driving both current income and capital appreciation throughout the portfolio. Our network enables us to diversify across multiple markets and multiple strategies efficiently, without the logistical burden and time delay of building operating infrastructure in multiple markets and across multiple investment strategies.
Selectively Harvest and Redeploy Capital.   On an opportunistic basis and subject to compliance with certain REIT restrictions, we intend to sell properties in cases where we have successfully executed our value creation plans and where we believe the investment has limited additional upside relative to other opportunities, in order to harvest profits and to reinvest proceeds to maximize stockholder value.
Our Live/Work/Play Initiatives
We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play Initiatives are specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:
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Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers who have become empty nesters and who are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as some older members of the Echo Boomer generation.

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Young Professional Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest it in something other than housing, or they are in a personal or job transition. For Young Professional Renters, an apartment can provide an inexpensive and maintenance-free residence.

Our Live/Work/Play Initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention. These initiatives may include:
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common areas with Wi-Fi allowing residents to stay connected online while socializing with friends;

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unique places to gather and socialize, such as outdoor kitchens, fireplaces or fire pits, and dog parks;

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state-of-the-art fitness centers providing a range of fitness and wellness classes;

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architecturally appealing common areas designed to encourage social interaction and a “sense of community”;

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a state-of-the-art security system;

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occasional live music and other performances;

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group activities, such as book clubs, cooking classes and wine tastings;

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resort-like pools; and

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social activities incorporated into each property through a concierge program.

Our Approach to Evaluating Potential Investments
We have developed a disciplined investment approach that combines our experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments, as follows:
National Market Research.   Our investment team continuously and extensively conduct market research to proactively select our target markets. Our investment team is focused on identifying markets that exhibit outsized population and employment growth, among other salient characteristics, including a high quality of life, an intellectual capital base, and a commitment to investments in infrastructure. We utilize real-time market data, leading third-party research, and the deep transactional knowledge and collective experiences of our network.
Local Market Knowledge.   Our breadth and depth of professional relationships, particularly within our network, provides us with access to substantial and often proprietary coveted off-market opportunities within our target markets. Further, we are able to leverage the local market knowledge of our network to fully evaluate not only a particular submarket’s supply and demand fundamentals, but a property’s competitive position from a neighborhood perspective.
Underwriting Discipline.   We follow a disciplined double underwriting process to examine and evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation. Our approach begins with an extensive review of the following: (1) property fundamentals, such as tenant profile, expense structure, occupancy, construction quality and efficiency of floor plans and deferred maintenance; (2) capital markets fundamentals, including cap rates, debt markets and future capital flows; and (3) market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. We will then utilize our double underwriting approach to verify and refine all assumptions provided by leveraging the local market knowledge and expertise of members of our network, which generally have a knowledge base built from daily investing and operating experience over a period of decades. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.
Risk Management.   Risk management is a fundamental principle in our construction of our portfolio and in the management of each investment. Prior to the purchase of any individual asset or portfolio, our investment team will develop a ‘360-degree’ asset-level business strategy. The business strategy consists of a detailed forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We regularly review asset-level business strategies to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investment/Disposition Considerations
When evaluating potential acquisitions and dispositions, we generally consider the following factors:
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strategically targeted markets;

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income levels and employment growth trends in the relevant market;

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employment, household growth and net migration of the relevant market’s population;

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barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors);

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the location, construction quality, condition and design of the property;

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the current and projected cash flow of the property and the ability to increase cash flow;

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the potential for capital appreciation of the property;

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purchase price relative to the replacement cost of the property;

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the terms of resident leases, including the potential for rent increases;

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the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

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the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket);

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the prospects for liquidity through sale, financing or refinancing of the property;

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the benefits of integration into existing operations;

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purchase prices and yields of available existing stabilized properties, if any;

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competition from existing properties and properties under development and the potential for the construction of new properties in the area; and

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potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

Our investment approach also includes active and aggressive management of each asset acquired. Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our acquisition officers and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We will design this process to allow for realistic yet aggressive creation of value throughout the investment period.
In an effort to keep an asset in compliance with our underwriting standards, our investment officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset management teams throughout the hold period. In addition, our investment officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

MANAGEMENT
Our Board of Directors
We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs.
Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.
We have five directors, four of whom are independent directors as defined by the listing standards of the NYSE American.
Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. At any stockholder meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. With respect to the election of directors, each candidate nominated for election to our board of directors must receive the affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present, in order to be elected.
Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.
Our Executive Officers and Directors
The individuals listed as our executive officers below serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform also include the performance of corporate governance activities on our behalf that require the attention of one of our corporate officers, including signing certifications required under Sarbanes-Oxley Act of 2002, as amended, for filing with the our periodic reports.

The following table and biographical descriptions set forth certain information with respect to the individuals who currently serve as our executive officers and directors:
Name	Age*	Position
R. Ramin Kamfar	55	Chairman of the Board and Chief Executive Officer
Jordan B. Ruddy	56	Chief Operating Officer and President
James G. Babb, III	54	Chief Investment Officer
Ryan S. MacDonald	36	Chief Acquisitions Officer
Christopher J. Vohs	43	Chief Financial Officer and Treasurer
Michael L. Konig	58	Chief Legal Officer and Secretary
Michael DiFranco	55	Executive Vice President, Operations
I. Bobby Majumder	50	Independent Director
Romano Tio	59	Independent Director
Elizabeth Harrison	55	Independent Director
Kamal Jafarnia	53	Independent Director

*
As of September 1, 2019

R. Ramin Kamfar, Chairman of the Board and Chief Executive Officer.   Mr. Kamfar serves as our Chairman of the Board and as our Chief Executive Officer. Mr. Kamfar has served as our Chairman of the Board since August 2008, and also served as our President from April 2014 to October 2017, and as the Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, from August 2008 to February 2013. He has also served as the Chairman of the Board and Chief Executive Officer of Bluerock since its inception in October 2002, where he has overseen the acquisition and development of approximately 26,700 apartment units, and over 2.5 million square feet of office space. In addition, Mr. Kamfar has served as Chairman of the Board of Trustees and as a Trustee of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Kamfar has over 30 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993, Mr. Kamfar left Lehman to focus on private equity transactions, and from 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. with approximately 800 locations and $400 million in gross revenues. From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.
Jordan B. Ruddy, Chief Operating Officer and President.   Mr. Ruddy serves as our Chief Operating Officer and President. Mr. Ruddy also served as the President of our former Manager from February 2013 to October 2017. Mr. Ruddy joined Bluerock in 2002 and has continuously served in various senior management capacities for it and its affiliates, including as Bluerock’s President until January 2013, and as co-portfolio manager for the advisor of Bluerock Total Income + Real Estate Fund since October 2013. Mr. Ruddy has over 30 years of experience in real estate acquisitions, financings, management and dispositions. From 2000 to 2001, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as a real estate investment banker at Smith Barney Inc. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase

Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.
James G. Babb, III, Chief Investment Officer.   Mr. Babb serves as our Chief Investment Officer. Mr. Babb previously served as Chief Investment Officer of our former Manager from November 2013 until October 2017, as a director of the company until April 2, 2014, as our Chief Investment Officer from July 2008 until November 2013, as our President from July 2008 until August 2012, and as the President of our former advisor from July 2008 until February 2013. Mr. Babb joined Bluerock in 2007 and served as its Chief Investment Officer through October 2017, and has been a Trustee of Bluerock Total Income + Real Estate Fund since 2012. He has been involved exclusively in real estate acquisition, management, financing and disposition for approximately 30 years. From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. Mr. Babb was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.
Ryan S. MacDonald, Chief Acquisitions Officer.   Mr. MacDonald serves as our Chief Acquisitions Officer. Mr. MacDonald joined Bluerock in 2008 and has continuously served in various senior acquisition and disposition capacities for it and its affiliates, including as Senior Vice President — Investments of our former Manager from November 2013 through February 2016, and as Managing Director — Investments for our former Manager from March 2016 through October 2017. To date, with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $4.0 billion. Prior to joining Bluerock, from 2006 to 2008, Mr. MacDonald was an Analyst for PNC Realty Investors (formerly Mercantile Real Estate Advisors), where he served as part of an investment team that made more than $1.2 billion in investments within all tranches of the capital structure. From 2005 to 2006, Mr. MacDonald served in a corporate development role at Mercantile Bankshares, where he worked with Executive Management focusing on high level strategic initiatives for the $6 billion bank. Mr. MacDonald received a B.A. in Economics in 2005 from the University of Maryland, College Park.
Christopher J. Vohs, Chief Financial Officer and Treasurer.   Mr. Vohs serves as our Chief Financial Officer and Treasurer. Mr. Vohs previously served as our Chief Accounting Officer and Treasurer from August 2013 through October 2017. Mr. Vohs joined Bluerock in July 2010 and has continuously served in various senior accounting and financial capacities for it and its affiliates, including as Bluerock’s Chief Accounting Officer from July 2010 until October 2017. In his role as Chief Accounting Officer for Bluerock and our former advisor, Bluerock Multifamily Advisor, LLC, and our former Manager, all of which are affiliates of our company, Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies. Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010, where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on mid-size to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.
Michael L. Konig, Chief Legal Officer and Secretary.   Mr. Konig, through his wholly-owned limited liability company, Konig & Associates, LLC, serves as our Chief Legal Officer and Secretary. Previously, Mr. Konig served as our Chief Operating Officer, General Counsel and Secretary of both our company and our former Manager from November 2013 through October 2017, and as Senior Vice President and General Counsel of our company and our former advisor from August 2008 through November 2013. Mr. Konig joined Bluerock in 2004 and has continuously served in various senior legal and management capacities for it and its affiliates, including as General Counsel of Bluerock, and as Chief Legal Officer of the advisor of Bluerock Total Income + Real Estate Fund from October 2012 to July 2018. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc.). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.
Michael DiFranco, Executive Vice President, Operations.   Mr. DiFranco serves as our Executive Vice President, Operations. Mr. DiFranco joined the Company in November 2018. In his role as Executive Vice President, Operations, Mr. DiFranco is responsible for the operational and financial performance of the Company’s multi-family housing portfolio. Prior to joining the Company, from 2005 to 2016, Mr. DiFranco held several roles of increasing responsibilities with Apartment & Investment Management Company (NYSE: AIV), including serving four years as Senior Vice President of Financial Operations. From 2016 to 2018, Mr. DiFranco served as Senior Vice President of Financial Operations with The Irvine Company Apartment Communities, overseeing Revenue Management, Business Intelligence and Portfolio Management. Mr. DiFranco received a B.A in Business from Texas A&M University, College Station in 1990, an M.B.A. from The University of Texas at Austin in 1998 and an M.S. in Information Systems from The University of Colorado, Denver in 2001.
I. Bobby Majumder, Independent Director.   Mr. Majumder has served as one of our independent directors since January 2009. In addition, since May 2017, Mr. Majumder has served as our lead independent director and presides over executive sessions of our non-employee directors. Mr. Majumder is a partner at the law firm of Reed Smith, where he serves as the co-office managing partner of the firm’s Dallas office and firmwide co-head of the firm’s India practice. Prior to Reed Smith, Mr. Majumder was a partner at the law firm of Perkins Coie, where he served as the Managing Partner of the firm’s Dallas office and firmwide Co-Chair of the firm’s India practice. Mr. Majumder specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.
Romano Tio, Independent Director.   Mr. Tio has served as one of our independent directors since January 2009. In addition, from February 2016 to May 2017, Mr. Tio served as our lead independent director and presided over executive sessions of our non-employee directors. Mr. Tio serves as Senior Managing Director at Ackman-Ziff, an institutional real estate capital advisory firm. From May 2009 to June 2017, Mr. Tio served as Managing Director of RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. Mr. Tio served as an independent member of the Board of Directors of Yangtze River Development Ltd. from January 2016 until February 2017. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.
Elizabeth Harrison, Independent Director.   Ms. Harrison has served as one of our independent directors since July 2018. Ms. Harrison has over 23 years of branding and marketing experience. Ms. Harrison serves as the CEO and Principal of Harrison & Shriftman (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles, which she co-founded in 1995. In 2003, Ms. Harrison organized the sale of H&S to Omnicom Group (NYSE: OMC), a leading global marketing and corporate communications company, and continued to serve as CEO where she is responsible for the company’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, luxury hotel properties and travel technology companies on a global level. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison is the co-author of several books and is frequently invited to share her luxury branding expertise at high-profile conferences and summits, most recently including Harvard’s 5th Annual CEO Roundtable: Building Leading Brands and Driving Growth. Ms. Harrison has also served as a panelist for Step Up Women’s Network’s “View from the Top” seminar. Ms. Harrison has served on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education, and also works closely with the Ars Nova Theater Group. Ms. Harrison received a B.A. degree in 1986 from Sarah Lawrence College, located in Bronxville, New York.
Kamal Jafarnia, Independent Director.   Mr. Jafarnia has served as one of our independent directors since June 2019. Mr. Jafarnia currently serves as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he has held since October 2018, and as Chief Compliance Officer for the Altegris KKR Commitments Fund. Prior to Artivest, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker-dealer, Realty Capital Securities, LLC. In addition, Mr. Jafarnia has served as a non-executive independent member of the board of directors of Ashford Hospitality Trust, Inc. (NYSE: AHT) since January 2013. Mr. Jafarnia received an LL.M. in Securities and Financial Regulation in 2011 from Georgetown University Law Center, located in Washington, D.C., a J.D. degree in 1992 from Temple University, located in Philadelphia, Pennsylvania, and a B.A. degree in Economics and Government in 1988 from the University of Texas at Austin.
Selection of Our Board of Directors
In determining the composition of our board of directors, our goal was to assemble a group of individuals of sound character, judgment and business acumen, whose varied backgrounds, leadership experience and real estate experience would complement each other to bring a diverse set of skills and perspectives to the board. We have determined that each of our directors, including our independent directors, has at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by our company.

Mr. Kamfar was chosen to serve as the Chairman of the Board because, as our Chief Executive Officer, Mr. Kamfar is well positioned to provide essential insight and guidance to our board of directors from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Kamfar brings to the board approximately 30 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing and public and private financings. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen, make him critical to proper functioning of our board.
Mr. Majumder was selected as one of our independent directors due to his depth of legal experience in advising clients with respect to corporate and securities transactions, including representations of underwriters, placement agents and issuers in both public and private offerings. Mr. Majumder also brings with him significant legal experience relating to the acquisition of a number of types of real estate assets.
Mr. Tio was selected as one of our independent directors as a result of his demonstrated leadership skill and industry-specific experience developed through a number of high-level management positions with investment and advisory firms specializing in the commercial real estate sector.
Ms. Harrison was selected as one of our independent directors based on her extensive leadership and entrepreneurial experience, background in luxury branding and marketing, and oversight of global communications, partnerships and marketing for clients including real estate developers, luxury hotel properties and travel technology companies.
Mr. Jafarnia was selected as one of our independent directors to leverage his legal background, including his prior service as a regulatory compliance officer, his extensive public company experience, and his background with alternative investment programs, all of which provide him with a skill set and knowledge base unique to our board.
Committees of the Board of Directors
We currently have an audit committee, an investment committee, a compensation committee and a nominating and corporate governance committee. All of our committees consist solely of independent directors, except that R. Ramin Kamfar, our Chief Executive Officer and Chairman of our board of directors, serves on the investment committee. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.
Audit Committee
Our board of directors has established an audit committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia and Romano Tio. Mr. Majumder is the chairman of our audit committee, and is designated as the audit committee financial expert as defined by the applicable rules promulgated by the SEC and the NYSE American corporate governance listing standards.
The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:
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to evaluate and approve the audit and non-audit services and fees of our independent registered public accounting firm;

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to periodically review the auditors’ independence; and

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to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures, and the audit and financial reporting process.

The audit committee also reviews and approves certain related party transactions
The background and experience of Messrs. Majumder, Jafarnia and Tio are described above in “—Our Executive Officers and Directors.”

Investment Committee
Our board of directors has established an investment committee, which is comprised of Romano Tio, Kamal Jafarnia and R. Ramin Kamfar. Mr. Tio is the chairman of our investment committee. The board of directors has delegated to the investment committee the authority (1) to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment policy (each, an “Investment Transaction”) involving an equity investment amount equal to or in excess of ten percent (10%) of our Company Equity at the time of consideration, and (2) to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.
Our board of directors has further delegated to a management committee comprised of members of our executive management team the authority (1) to approve Investment Transactions involving an equity investment amount of less than ten percent (10%) of our Company Equity at the time of consideration, and (2) to review and recommend potential investments equal to or in excess of the 10% threshold for consideration by the investment committee. If the members of the investment committee or the management committee (as applicable) approve a given investment, then management will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the applicable committee.
The background and experience of Messrs. Tio, Jafarnia and Kamfar are described above in “— Our Executive Officers and Directors.”
Compensation Committee
Our board of directors has established a compensation committee, which is comprised of three of our independent directors: Romano Tio, Elizabeth Harrison, and I. Bobby Majumder. Mr. Tio is the chairman of our compensation committee. Our compensation committee charter details the principal functions of the compensation committee. These functions include:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation; evaluating our chief executive officer’s performance in light of such goals and objectives; and determining and approving the remuneration of our chief executive officer based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The background and experience of Messrs. Tio and Majumder, and of Ms. Harrison, are described above in “— Our Executive Officers and Directors.”
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, which is comprised of three of our independent directors: I. Bobby Majumder, Elizabeth Harrison, and Romano Tio. Mr. Majumder is the chairman of our nominating and corporate governance committee. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. These functions include:

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identifying and recommending qualified candidates to our full board of directors for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders;

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developing and recommending corporate governance guidelines to our board of directors, and implementing and monitoring such guidelines;

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reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

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recommending nominees for each committee of our board of directors to our board of directors;

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annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE American corporate governance listing standards; and

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overseeing our board of directors’ evaluation of management.

The nominating and corporate governance committee may form and delegate authority to subcommittees in its discretion, provided that such subcommittees must be composed entirely of independent directors, and each such subcommittee must have its own charter setting forth its purpose and responsibilities.
The background and experience of Messrs. Majumder and Tio, and of Ms. Harrison, are described above in “— Our Executive Officers and Directors.”
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
Under the Maryland General Corporation Law, or MGCL, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:
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the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
To the maximum extent permitted by Maryland law, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our former Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise), except to the extent prohibited by the MGCL. In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our former Manager, or a predecessor of us, except to the extent prohibited by the MGCL.
However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.
We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

DESCRIPTION OF SERIES T REDEEMABLE PREFERRED STOCK
The following is a summary of the rights and preferences of our Series T Redeemable Preferred Stock. While we believe that the following description covers the material terms of our Series T Redeemable Preferred Stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter, including the articles supplementary setting forth the terms of the Series T Redeemable Preferred Stock, and our bylaws, as well as the relevant provisions of Maryland law, for a more complete understanding of our Series T Redeemable Preferred Stock. Copies of our charter and bylaws are available from us and have been filed with the SEC, and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”
Securities Offered In This Offering
Series T Redeemable Preferred Stock
Our board of directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the Series T Redeemable Preferred Stock. Up to 20,000,000 shares of Series T Redeemable Preferred Stock are being offered in our primary offering pursuant to this prospectus supplement, and up to 12,000,000 shares of our Series T Redeemable Preferred Stock are being offered pursuant to the Series T DRIP.
The following is a brief description of the terms of our Series T Redeemable Preferred Stock. The description of our Series T Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series T Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus supplement is a part.
Rank.   Our Series T Redeemable Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series T Redeemable Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series T Redeemable Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series T Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series T Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series T Redeemable Preferred Stock receive a return of their capital.
Stated Value.   Each share of Series T Redeemable Preferred Stock has an initial “Stated Value” of $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Articles Supplementary for our Series T Redeemable Preferred Stock.
Dividends.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series T Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series T Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, the following:
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Series T Cash Dividends.   Cumulative cash dividends on each share of Series T Redeemable Preferred Stock at an annual rate of 6.15% of the Stated Value (each, a “Series T Cash Dividend”). We expect Series T Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.
The initial Series T Cash Dividend payable on each share of Series T Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Redeemable Preferred Stock. For the avoidance of doubt, any such Series T Cash Dividend may vary among holders of Series T Redeemable Preferred Stock and may be prorated with respect to any shares of Series T Redeemable Preferred Stock that were outstanding less than the total number of days in the Series T Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series T Redeemable Preferred Stock were outstanding.
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Annual Series T Stock Dividends.   Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five (5) years from and including the year of original issuance of each such share of Series T Redeemable Preferred Stock, payable in shares of Series T Redeemable Preferred Stock (each, an “Annual Series T Stock Dividend”).

Beginning in 2020, we expect Annual Series T Stock Dividends will be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record on the 26th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.
The initial Annual Series T Stock Dividend payable on each share of Series T Redeemable Preferred Stock will accrue and be cumulative on a monthly basis, from and including the later of (i) January 2020 or (ii) the month of original issuance of such share of Series T Redeemable Preferred Stock. Each subsequent Annual Series T Stock Dividend will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Redeemable Preferred Stock. For the avoidance of doubt, any such Annual Series T Stock Dividend may vary among holders of Series T Redeemable Preferred Stock and may be prorated with respect to any shares of Series T Redeemable Preferred Stock that were outstanding less than the total number of months in the Annual Series T Stock Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of months during such dividend period in which such shares of Series T Redeemable Preferred Stock were at any time outstanding.
The timing and amount of dividends on the Series T Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series T Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series T Redeemable Preferred Stock will not bear interest.
Holders of our shares of Series T Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series T Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series T Redeemable Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

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declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series T Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series T Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series T Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series T Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series T Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.
Holders of shares of our Series T Redeemable Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan for its Class A common stock. However, holders of shares of our Series T Redeemable Preferred Stock may participate in the company’s Series T Redeemable Preferred Stock Dividend Reinvestment Plan, through which they may reinvest all, but not less than all, of their Series T Cash Dividends in additional shares of our Series T Redeemable Preferred Stock.
Redemption at Option of Holders.    Holders will have the right to require the company to redeem shares of Series T Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends.
The redemption fee shall be equal to:
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Beginning on the date of original issuance of the shares to be redeemed:12%

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Beginning one year from the date of original issuance of the shares to be redeemed:10%

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Beginning two years from the date of original issuance of the shares to be redeemed: 8%

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Beginning three years from the date of original issuance of the shares to be redeemed: 5%

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Beginning four years from the date of original issuance of the shares to be redeemed: 3%

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Beginning five years from the date of original issuance of the shares to be redeemed: 0%

For purposes of this “Redemption at Option of Holders” provision, where the shares of Series T Redeemable Preferred Stock to be redeemed were acquired by the holder pursuant to either (i) the Series T DRIP or (ii) an Annual Series T Stock Dividend (such shares, “DRIP/ASTSD Shares”), the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Redeemable Preferred Stock pursuant to which such DRIP/ASTSD Shares are directly or indirectly attributable (such shares, “Underlying Series T Shares”), and such DRIP/ASTSD Shares shall be subject to the same redemption fee to which such Underlying Series T Shares would be subject if submitted for simultaneous redemption hereunder.
If a holder of shares of Series T Redeemable Preferred Stock causes the company to redeem such shares of Series T Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series T Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law.
Optional Redemption Following Death of a Holder.   Subject to restrictions, beginning on the date of original issuance and ending five years thereafter, we will redeem shares of Series T Redeemable Preferred Stock held by a natural person upon his or her death, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. If spouses are joint registered holders of shares of Series T Redeemable Preferred Stock, the written request to redeem such shares may be made upon the death of either spouse. We must receive such written request within one (1) year after the death of the holder. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death shall be subject to the approval of company management in its sole discretion. We will redeem such shares of Series T Redeemable Preferred Stock at a redemption price equal to the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon through and including the date of redemption. Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series T Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law.
Optional Redemption by the Company.   Beginning three years from the date of original issuance of the shares of Series T Redeemable Preferred Stock to be redeemed, we will have the right to redeem any or all shares of our Series T Redeemable Preferred Stock. We will redeem such shares of Series T Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series T Redeemable Preferred Stock, plus an amount equal to any accrued but unpaid cash dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of the redemption, in exchange for the Series T Redeemable Preferred Stock.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Series T Redeemable Preferred Stock to be redeemed are DRIP/ASTSD Shares, the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the Underlying Series T Shares, and such DRIP/ASTSD Shares shall become subject to optional redemption by the company hereunder on the same date as the Underlying Series T Shares.
We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of the shares of Series T Redeemable Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be no less than seven (7) days following the notice date.
Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series T Redeemable Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series T Redeemable Preferred Stock on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series T Redeemable Preferred Stock in cash may be restricted by Maryland law.
We will mail to you, if you are a record holder of the Series T Redeemable Preferred Stock, a notice of redemption no fewer than seven (7) days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series T Redeemable Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series T Redeemable Preferred Stock to be redeemed;

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DTC’s procedures for book entry transfer of Series T Redeemable Preferred Stock for payment of the redemption price;

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that dividends on the shares of Series T Redeemable Preferred Stock to be redeemed will cease to accrue on such redemption date;

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that payment of the redemption price and an amount equal to any accrued but unpaid dividends will be made upon book entry transfer of such Series T Redeemable Preferred Stock in compliance with DTC’s procedures; and

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that the Series T Redeemable Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series T Redeemable Preferred Stock called for redemption, then from and after the redemption date, those shares of Series T Redeemable Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series T Redeemable Preferred Stock will terminate. The holders of those shares of Series T Redeemable Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date, without interest.
The holders of Series T Redeemable Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series T Redeemable Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series T Redeemable Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid cash dividends, whether or not in arrears, on Series T Redeemable Preferred Stock to be redeemed.
A “Change of Control” is when, after the original issuance of the Series T Redeemable Preferred Stock, any of the following has occurred and is continuing:
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a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if  (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

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consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

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Continuing Directors cease to constitute at least a majority of our board of directors;

“Continuing Director” means a director who either was a member of our board of directors on           , 2019 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series T Redeemable Preferred Stock, the holders of shares of Series T Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid cash dividends (whether or not declared) to and including the date of payment, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series T Redeemable Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series T Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series T Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights.   Our Series T Redeemable Preferred Stock generally has no voting rights, except as set forth below.
So long as any shares of Series T Redeemable Preferred Stock remain outstanding, the holders of shares of Series T Redeemable Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series T Redeemable Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Redeemable Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Redeemable Preferred Stock issued and outstanding at the time.
In addition, the holders of shares of Series T Redeemable Preferred Stock will have such limited voting rights as set forth in the Series T Cetera Side Letter (as hereinafter defined). See “Description of Series T Redeemable Preferred Stock — Series T Cetera Side Letter,” below.

Exchange Listing.   We do not plan on making an application to list the shares of our Series T Redeemable Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock, and our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, are listed on the NYSE American. Our Series B Preferred Stock is not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.
Series T Cetera Side Letter
On            , 2019, we entered into a side letter agreement with Cetera Financial Group, Inc., or Cetera, on behalf of itself and its affiliated broker dealers who have been engaged to offer and sell the Series T Redeemable Preferred Stock, or the Series T Cetera Side Letter, to provide certain additional protections to the holders of Series T Redeemable Preferred Stock, or the Series T Holders, in addition to those provided under our charter.
The following description of the Series T Cetera Side Letter is a summary and is qualified in its entirety by the terms set forth in the Series T Cetera Side Letter, a copy of which has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part.
Dividend Coverage Ratio
Under the terms of the Series T Cetera Side Letter, we have agreed, for so long as shares of Series T Redeemable Preferred Stock remain outstanding, to maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1, or the Coverage Requirement, as of the end of each calendar quarter. Within five business days following the filing of our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such calendar quarter (each, a Testing Date), we shall deliver a written certificate to Cetera (i) certifying and demonstrating by calculation that we met the Coverage Requirement as of the end of the applicable calendar quarter and (ii) certifying that we are reasonably expected to maintain the Dividend Coverage Ratio for the subsequent calendar quarter based solely on information known to our Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer, as applicable, as of such Testing Date. If we are not able to make both of these representations, then following such Testing Date, we will not be permitted to issue any additional preferred stock other than stock ranking junior to the Series T Redeemable Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs, or Junior Stock, nor to make any voluntary distributions on shares of our common stock or any other class of Junior Stock (except as required to maintain our qualification as a REIT for federal income tax purposes) until and unless the Coverage Requirement is certified in a subsequent certificate.
For purposes of the Series T Cetera Side Letter, the Dividend Coverage Ratio shall equal: (A) our Adjusted Funds from Operations, or AFFO, calculated in accordance with commonly accepted industry standards and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of  (a)(i) unrestricted cash on our balance sheet as reflected in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed at such Testing Date, or the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of (a)(i) unrestricted cash on our balance sheet as reflected in the filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed to the Series T Holders and any preferred stock the terms of which expressly provide that it ranks (x) on parity with the Series T Redeemable Preferred Stock, or the Parity Preferred Stock, or (y) senior to the Series T Redeemable Preferred Stock, in either case with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs for such quarters without any breach, default or deferral with respect to any such distributions.

Voting Rights
Under the terms of the Series T Cetera Side Letter, for so long as any shares of Series T Redeemable Preferred Stock remain outstanding and subject to be called for redemption, in addition to any other vote or consent of stockholders required by our charter, the affirmative vote or consent of a majority of the votes cast by the Series T Holders, the holders of Series B Preferred Stock, and the holders of Parity Preferred Stock upon which voting rights have been conferred and are exercisable as described herein (which, as of the date of this prospectus supplement, includes the Series A Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock) (together, the Parity Holders), voting together as a single class, at a meeting at which a majority of the outstanding shares of Parity Preferred Stock are present, in person or by proxy, shall be required to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the Senior Stock), (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock (collectively, the Parity Preferred Voting Right). Each share of Series T Redeemable Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference, and each other share of Parity Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. Except as specified above in “— Voting Rights,” the Series T Holders otherwise have no voting rights.
At any time when the Parity Preferred Voting Right applies, a proper officer of the company shall call or cause to be called a special meeting of the Parity Holders by mailing or causing to be mailed to such Parity Holders a notice of such special meeting to be held not fewer than ten (10) nor more than forty-five (45) days after the date such notice is given. The record date for determining Parity Holders of the Parity Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. Notice of all meetings at which Series T Holders shall be entitled to vote will be given to such Series T Holders at their addresses as they appear in our transfer records, and to Cetera at the address specified in the Series T Cetera Side Letter.
Further Protections
For so long as any shares of Series T Redeemable Preferred Stock remain outstanding, we have agreed under the Series T Cetera Side Letter as follows: (1) neither we, the Operating Partnership, nor any controlled subsidiary thereof may take any corporate action that restricts our ability to redeem Series T Redeemable Preferred Stock with shares of the our Class A common stock, or that is intended to or that could be reasonably expected to cause the rights of the Series T Holders under the Series T Cetera Side Letter to be terminated or materially, adversely affected; and (2) we will not sell an asset if such sale would cause us to fail to meet the Coverage Requirement, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for federal income tax purposes, as determined by a majority of our independent directors.
Restrictions on Ownership and Transfer
In order for us to maintain our qualification as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.
To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains, and the Articles Supplementary establishing the Series T Redeemable Preferred Stock contain, restrictions on ownership and transfer of our capital stock. Our charter generally restricts any person from acquiring beneficial or constructive ownership in excess of either (i) 9.8% in value of the aggregate of the outstanding shares of our capital stock, or (ii) 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the Articles Supplementary establishing the Series T Redeemable Preferred Stock provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series T Redeemable Preferred Stock.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series T Redeemable Preferred Stock is Computershare Trust Company, N.A.
Listing
Our shares of Class A common stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American under the symbols “BRG,” BRG-PrA,” “BRG-PrC,” and “BRG-PrD,” respectively. Our shares of Series B Preferred Stock and our shares of Series T Redeemable Preferred Stock are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.
Accounting Treatment of Preferred Stock
The accounting treatment of preferred stock under GAAP may vary based on the specific terms and rights of the subject preferred stock, and may result in such preferred stock being classified as either equity, mezzanine or debt on the issuer’s balance sheet accordingly. Further, the tax and legal characterization of a preferred stock as equity or debt may vary from the GAAP accounting treatment.

SERIES T DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (the “Series T DRIP”) that allows you the opportunity to purchase, through reinvestment of your Series T Cash Dividends, additional shares of Series T Redeemable Preferred Stock.
Description of the Series T DRIP
Who is eligible to participate in the Series T DRIP?
Existing holders of Series T Redeemable Preferred Stock are eligible to participate in the Series T DRIP. If you own shares of Series T Redeemable Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Series T DRIP, you may be able to arrange for that person to handle the reinvestment of Series T Cash Dividends. If not, then in order to participate in the Series T DRIP, your shares of Series T Redeemable Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Series T Redeemable Preferred Stock from “street name.”
Who is the administrator of the Series T DRIP?
Computershare Trust Company, N.A. (the “Administrator”) administers the Series T DRIP. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the Series T DRIP, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 505013, Louisville, KY 40233-5013 or call the Administrator at 1-866-574-5492. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays). In addition, you may visit the Administrator’s website at www.computershare.com/investor. At this website, you can enroll in the Series T DRIP, obtain information, and perform certain transactions on your Series T DRIP account. See “Administration” for more information regarding www.computershare.com/investor and the administration of the Series T DRIP.
What are the benefits of the Series T DRIP?
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The Series T DRIP provides you with the opportunity to automatically reinvest Series T Cash Dividends paid on all, but not less than all, of your shares of Series T Redeemable Preferred Stock (including shares of Series T Redeemable Preferred Stock held in your Series T DRIP account), in additional shares of Series T Redeemable Preferred Stock without payment of any fees or other charges to the extent shares of Series T Redeemable Preferred Stock are purchased directly from us pursuant to the Series T DRIP.

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You may purchase fractional shares of Series T Redeemable Preferred Stock under the Series T DRIP, which means you may fully reinvest all Series T Cash Dividends. Series T Cash Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional shares of Series T Redeemable Preferred Stock, which will be credited to your Series T DRIP account.

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You will receive a transaction statement confirming the details of each transaction that you make.

What are the disadvantages of the Series T DRIP?
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We will not pay you any interest on Series T Cash Dividends held by the Administrator before the investment date.

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The Series T Cash Dividends you reinvest under the Series T DRIP will generally be taxable to you to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.

How does an existing holder of shares of Series T Redeemable Preferred Stock participate in the Series T    DRIP?
Enrollment is available online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation in the Series T

DRIP will begin promptly after your enrollment is received; provided, however, that the first Series T Cash Dividend payable with respect to newly-issued shares of Series T Redeemable Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent Series T Cash Dividends reinvested pursuant to the Series T DRIP. Once you enroll, your participation continues automatically for as long as you wish to participate in the Series T DRIP.
You may change your dividend reinvestment election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing prior to the record date for that Series T Cash Dividend. If your request is received after the record date, then your Series T Cash Dividend will be paid in cash by check or automatic deposit to a U.S. bank account that you designate and your initial Series T Cash Dividend reinvestment will commence with the following Series T Cash Dividend will be changed only for subsequent Series T Cash Dividend payments. The record date will typically be approximately 10 days in advance of the Series T Cash Dividend payment date.
You may, of course, choose not to reinvest any of your Series T Cash Dividends, in which case the Administrator will remit any such dividends to you by check or automatic deposit to a U.S. bank account that you designate.
As an existing holder of shares of Series T Redeemable Preferred Stock, what are my investment options under    the Series T DRIP?
Once enrolled in the Series T DRIP, you may elect to reinvest all, but not less than all, of your Series T Cash Dividends in additional shares of Series T Redeemable Preferred Stock.
When are funds invested under the Series T DRIP?
The investment date for reinvested Series T Cash Dividends will be the Series T Cash Dividend payment date (generally, the fifth day of each month). No interest will be paid on funds held by the Administrator pending investment. Shares will be purchased directly from the company.
Who pays the fees and other expenses?
We will pay all fees or other charges on shares of Series T Redeemable Preferred Stock purchased through the Series T DRIP.
What are the federal income tax consequences of participating in the Series T DRIP?
The following is a summary of the federal income tax consequences of participation in the Series T DRIP as of the date of this prospectus supplement. However, this summary does not reflect every situation that could result from participation in the Series T DRIP, is for general information only and does not constitute tax advice. Therefore, we advise you to consult your tax and other advisors for information about your specific situation. This summary does not address the tax implications of your ownership of shares of Series T Redeemable Preferred Stock of a REIT, including the effect of distributions made in respect of such shares.
The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the Internal Revenue Service, or IRS, and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.
Although the federal income tax treatment of dividend reinvestment plans is not entirely clear, it is expected that stockholders participating in the Series T DRIP will be treated for federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the fair market value of any shares of Series T Redeemable Preferred Stock purchased under the Series T DRIP. Consequently, dividends reinvested in the Series T DRIP may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of shares of Series T Redeemable Preferred Stock acquired under the Series T DRIP will be equal to the fair market value of the shares on the date such stock is purchased under the Series T DRIP plus any brokerage costs paid by the stockholder. A stockholder’s holding period for Series T Redeemable Preferred Stock acquired under the Series T DRIP generally will begin on the day after the date on which the Series T Redeemable Preferred Stock is credited to the stockholder’s account.
Our distributions to stockholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either: (i) a “capital gain” dividend; or (ii) in the case of stockholders taxed at individual rates who satisfy certain holding period requirements, as “qualified dividend income” pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a stockholder’s adjusted tax basis in our Series T Redeemable Preferred Stock and, to the extent in excess of the stockholder’s basis, will be taxable as a gain realized from the sale of the stockholder’s Series T Redeemable Preferred Stock. Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will generally not be eligible for the corporate dividends-received deduction.
You will not recognize gain or loss for federal income tax purposes upon your receipt of certificates for shares previously credited to your Series T DRIP account. However, you will generally recognize gain or loss when you sell or exchange shares received from the Series T DRIP or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such shares or such fractional share interest and your tax basis in such shares or such fractional share interest.
We or the Administrator may be required to deduct as “backup withholding” twenty-four percent (24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Series T DRIP. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Administrator with your correct tax identification number, or TIN; (ii) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Series T DRIP. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Series T DRIP will be reduced by the backup withholding amount.
If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Series T Redeemable Preferred Stock will be credited to your account.
All costs of administering the Series T DRIP will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable dividend to you and/or a dividend which reduces the basis in your Series T Redeemable Preferred Stock. For this or other reasons, we may in the future take a different position with respect to the costs of administering the Series T DRIP.

The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the Series T DRIP and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the Series T DRIP or the disposal of shares acquired pursuant to the Series T DRIP.
Purpose
The purpose of the Series T DRIP is to provide a convenient and economical way for holders of shares of Series T Redeemable Preferred Stock to invest all, but not less than all, of their Series T Cash Dividends in additional shares of Series T Redeemable Preferred Stock.
Eligibility of Existing Holders of Series T Redeemable Preferred Stock
If you are a current holder of record of shares of Series T Redeemable Preferred Stock, you may participate in the Series T DRIP unless receipt of shares of Series T Redeemable Preferred Stock through the Series T DRIP would cause you to exceed the 9.8% Ownership Limitation. See “Description of Capital Stock — Restrictions on Ownership and Transfer” for more information. Eligible holders of shares of Series T Redeemable Preferred Stock may enroll in the Series T DRIP online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and delivering it to the Administrator.
If you own shares of Series T Redeemable Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Series T DRIP, you may be able to arrange for that person to handle the reinvestment of your Series T Cash Dividends. If not, your shares of Series T Redeemable Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Series T Redeemable Preferred Stock from “street name.”
If you are already a participant in the Series T DRIP, you need not take any further action in order to maintain your present participation.
Administration
Computershare Trust Company, N.A. (the “Administrator”) administers the Series T DRIP. Certain administrative support will be provided to the Administrator by its designated affiliates.
You can enroll in the Series T DRIP, obtain information, and perform certain transactions on your Series T DRIP account online via the Administrator’s Investor Center.
To visit the Administrator’s website:
www.computershare.com/investor
You can contact the Administrator’s stockholder relations department toll-free at:
1-866-574-5492
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).

You may write to the Administrator at the following address:
Computershare Trust Company, N.A.
P.O. Box 505013
Louisville, KY 40233-5013
For overnight packages:
Computershare Trust Company, N.A.
Attn: Alternative Investments
462 S. 4th Street suite 1600
Louisville, KY 40202
Please include a reference to Bluerock Residential Growth REIT Series T Redeemable Preferred Stock in all correspondence.
Purchases and Pricing of Shares of Series T Redeemable Preferred Stock
With respect to reinvested Series T Cash Dividends, the market price for purchases of shares of Series T Redeemable Preferred Stock directly from us will be $25.00 per share, and the investment date will be the Series T Cash Dividend payment date for the month. Series T Cash Dividend payment dates generally occur on the fifth day of each month. Your account will be credited with a full and fractional number of shares of Series T Redeemable Preferred Stock, equal to the total amount to be invested by you, divided by the applicable purchase price per share.
There are no fees or other charges on shares of Series T Redeemable Preferred Stock purchased through the Series T DRIP.
Participation
Any eligible holder of shares of Series T Redeemable Preferred Stock may enroll in the Series T DRIP online through www.computershare.com/investor. Alternatively, you may enroll in the Series T DRIP by completing an enrollment form and returning it to the Administrator at address set forth above.
If the Administrator receives your enrollment form by the record date for the payment of the next Series T Cash Dividend (approximately 10 days in advance of the Series T Cash Dividend payment date), that dividend will be invested in additional shares of Series T Redeemable Preferred Stock for your Series T DRIP account; provided, however, that the first Series T Cash Dividend payable with respect to newly-issued shares of Series T Redeemable Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent Series T Cash Dividends reinvested pursuant to the Series T DRIP. If the enrollment form is received in the period after any Series T Cash Dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial Series T Cash Dividend reinvestment will commence with the following Series T Cash Dividend.
By enrolling in the Series T DRIP, you direct the Administrator to apply all, but not less than all, Series T Cash Dividends to the purchase of additional shares of Series T Redeemable Preferred Stock in accordance with the Series T DRIP’s terms and conditions. Unless otherwise instructed, the Administrator will thereafter automatically reinvest all, but not less than all, Series T Cash Dividends declared on shares of Series T Redeemable Preferred Stock held under the Series T DRIP. If you want to discontinue the reinvestment of all Series T Cash Dividends paid on your shares of Series T Redeemable Preferred Stock, you must provide notice to the Administrator. See “Administration” for information on how to contact the Administrator.
Cost
We will pay all fees, the annual cost of administration and, unless provided otherwise in the Series T DRIP, all other charges incurred in connection with the purchase of shares of Series T Redeemable Preferred Stock acquired under the Series T DRIP, if any.

Date for Investment of Funds under the Series T DRIP
For reinvested Series T Cash Dividends, the investment date will be the Series T Cash Dividend payment date for the month (generally, the fifth day of each month); provided, however, that the first Series T Cash Dividend payable with respect to newly-issued shares of Series T Redeemable Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent Series T Cash Dividends reinvested pursuant to the Series T DRIP. No interest will be paid on funds held by the Administrator pending investment.
Number of Shares of Series T Redeemable Preferred Stock to be Purchased for the Participant
The number of shares of Series T Redeemable Preferred Stock purchased under the Series T DRIP will depend on the amount of your Series T Cash Dividend. Shares of Series T Redeemable Preferred Stock purchased under the Series T DRIP will be credited to your account. Both full and fractional shares will be purchased.
We are offering up to 12,000,000 shares of Series T Redeemable Preferred Stock for sale under the Series T DRIP. We cannot assure you there will be enough shares of Series T Redeemable Preferred Stock to meet the requirements under the Series T DRIP. If we do not have a sufficient number of registered shares of Series T Redeemable Preferred Stock to meet the Series T DRIP requirements during any month, the portion of any reinvested Series T Cash Dividends received by the Administrator but not invested in shares of Series T Redeemable Preferred Stock under the Series T DRIP will be returned to participants without interest.
There is no special limitation on the cumulative number of shares of Series T Redeemable Preferred Stock that may be purchased under the Series T DRIP. However, purchases under the Series T DRIP are subject to the general restrictions contained in our charter that prohibit purchases of shares of Series T Redeemable Preferred Stock that could disqualify us as a REIT. See “Description of Capital Stock —  Restrictions on Ownership and Transfer” for more information.
Source of Shares of Series T Redeemable Preferred Stock Purchased Under the Series T DRIP
Shares of Series T Redeemable Preferred Stock purchased under the Series T DRIP will come from our authorized but unissued shares of Series T Redeemable Preferred Stock.
Method for Changing Series T DRIP Election
You may change your Series T DRIP election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing. See “Administration” for information on how to contact the Administrator. To be effective with respect to a particular Series T Cash Dividend, any such change must be received by the Administrator prior to the record date for such Series T Cash Dividend.
Withdrawal by Participant
You may discontinue the reinvestment of your Series T Cash Dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through www.computershare.com/investor. See “Administration” for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal prior to the record date for the payment of the next Series T Cash Dividend, the Administrator, in its sole discretion, will distribute such dividends in cash. If the request is received after the record date for the payment of the next Series T Cash Dividend, then that dividend will be reinvested. However, all subsequent Series T Cash Dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares of Series T Redeemable Preferred Stock in your Series T DRIP account.
Generally, an eligible holder of shares of Series T Redeemable Preferred Stock may again become a participant in the Series T DRIP. However, we reserve the right to reject the enrollment of a previous participant in the Series T DRIP on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Series T DRIP as a long-term investment service.

Share Certificates and Safekeeping
Shares of Series T Redeemable Preferred Stock that you acquire under the Series T DRIP will be maintained in your Series T DRIP account in non-certificated form. This protects your shares of Series T Redeemable Preferred Stock against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares of Series T Redeemable Preferred Stock.
Reports to Participants
Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each Series T DRIP account statement will show the amount invested, the purchase price and the number of shares of Series T Redeemable Preferred Stock purchased. The statement will include specific cost basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of shares of Series T Redeemable Preferred Stock, if any. You also will receive any U.S. Internal Revenue Service (“IRS”) information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.
Responsibilities under the Series T DRIP
We, the Administrator and any agent will not be liable in administering the Series T DRIP for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon that participant’s death prior to the receipt of notice in writing of such death. Nor are we, the Administrator or any agent liable for any act done or not done in good faith regarding the purchase of shares or the prices at which the purchases are done at. Since we have delegated all responsibility for administering the Series T DRIP to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the Series T DRIP.
You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on shares of Series T Redeemable Preferred Stock purchased under the Series T DRIP.
Interpretation and Regulation of the Series T DRIP
We reserve the right to interpret and regulate the Series T DRIP.
Suspension, Modification or Termination of the Series T DRIP
We reserve the right to suspend, modify or terminate the Series T DRIP at any time. Participants will be notified of any suspension, modification or termination of the Series T DRIP. Upon our termination of the Series T DRIP any whole book-entry shares owned will continue to be credited to a participant’s account unless specifically requested otherwise.
Miscellaneous
Effect of Stock Dividend, Stock Split or Rights Offering.   Any shares of Series T Redeemable Preferred Stock we distribute as a stock dividend on shares of Series T Redeemable Preferred Stock credited to your account under the Series T DRIP, or upon any split of such shares of Series T Redeemable Preferred Stock, will be credited to your account. Stock dividends or splits distributed on all other shares of Series T Redeemable Preferred Stock held by you and registered in your own name will be mailed directly to you.
Effect of Transfer of All Shares of Series T Redeemable Preferred Stock in Participant’s Name.   If you dispose of all shares of Series T Redeemable Preferred Stock registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the Series T Cash Dividends on any shares of Series T Redeemable Preferred Stock held in your account under the Series T DRIP until the Administrator is otherwise notified. See “Withdrawal by Participant” for more information on how to withdraw from the Series T DRIP.

Voting of Participant’s Shares of Series T Redeemable Preferred Stock Held under the Series T DRIP. The Series T Redeemable Preferred Stock generally has no voting rights, except as set forth in this prospectus supplement. To the extent of any such voting rights attributable to the shares of Series T Redeemable Preferred Stock credited to your account under the Series T DRIP, such shares will be voted in accordance with your instructions. If you are a participant in the Series T DRIP and are not a holder of record of shares of Series T Redeemable Preferred Stock in your own name, you will be furnished with a form of proxy covering the shares of Series T Redeemable Preferred Stock credited to your account under the Series T DRIP to which any such voting rights are attributable. If you are a participant in the Series T DRIP and are the holder of record of shares of Series T Redeemable Preferred Stock in your own name, your proxy will be deemed to include shares of Series T Redeemable Preferred Stock, if any, credited to your account under the Series T DRIP to which any such voting rights are attributable, and the shares of Series T Redeemable Preferred Stock held under the Series T DRIP will be voted in the same manner as the shares of Series T Redeemable Preferred Stock registered in your own name. If a proxy is not returned, none of your shares of Series T Redeemable Preferred Stock to which any such voting rights are attributable will be voted unless you vote in person. If you want to vote in person at a meeting of stockholders, a proxy for shares of Series T Redeemable Preferred Stock credited to your account under the Series T DRIP to which any such voting rights are attributable may be obtained upon written request received by the Administrator at least 15 days before the meeting.
Pledging of Participant’s Shares of Series T Redeemable Preferred Stock Held under the Series T DRIP. You may not pledge any shares of Series T Redeemable Preferred Stock that you hold in your Series T DRIP account. Any pledge of shares of Series T Redeemable Preferred Stock in a Series T DRIP account is null and void. If you wish to pledge shares of Series T Redeemable Preferred Stock, you must first withdraw those shares of Series T Redeemable Preferred Stock from the Series T DRIP.
Limitation of Liability
The Series T DRIP provides that neither we nor the Administrator, nor any independent agent, will be liable in administering the Series T DRIP for any act done in good faith or any omission to act in good faith in connection with the Series T DRIP. This limitation includes, but is not limited to, any claims of liability relating to:
•
the failure to terminate your Series T DRIP account upon your death prior to receiving written notice of your death;

•
the purchase prices reflected in your Series T DRIP account or the dates of purchases of Series T Redeemable Preferred Stock under the Series T DRIP; or

•
any loss or fluctuation in the market value of shares of Series T Redeemable Preferred Stock after the purchase of shares of Series T Redeemable Preferred Stock under the Series T DRIP.

The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements the discussion contained under the caption “Material Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares of Series T Redeemable Preferred Stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
Annual Series T Stock Dividend
As described in “Description of Series T Redeemable Preferred Stock — Dividends — Annual Series T Stock Dividends,” a dividend of additional Series T Redeemable Preferred Stock will be paid to stockholders at the end of each of the first five (5) years from and including the year of original issuance of each share of Series T Redeemable Preferred Stock. Stock dividends on our Series T Redeemable Preferred Stock will be treated for federal income tax purposes as a taxable distribution in an amount equal to the fair market value of the Series T Redeemable Preferred Stock received as a dividend on the date of distribution. Consequently, the annual stock dividends on the Series T Redeemable Preferred Stock may give rise to a tax payment obligation without any corresponding distribution of cash to pay such tax when it becomes due. The tax basis in the Series T Redeemable Preferred Stock received as a dividend will equal its fair market value on the date of distribution. A stockholder’s holding period for the Series T Redeemable Preferred Stock received as a dividend will generally begin on the day after the date on which the Series T Redeemable Preferred Stock is credited to the stockholder’s account.
See “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders,” “— Taxation of Tax-Exempt Stockholders,” and “— Taxation of Non-U.S. Stockholders” in the accompanying prospectus for a discussion of the federal income tax consequences of the receipt of taxable distributions on our stock.
Redemption at Option of Holders
As described in “Description of Series T Redeemable Preferred Stock — Redemption at Option of Holders,” “— Optional Redemption Following Death of a Holder,” and “— Optional Redemption by the Company,” we have the option to pay the redemption price, in whole or in part, in cash or shares of our Class A common stock.
If we elect to pay the entire redemption price in Class A common stock, stockholders will not recognize gain or loss, except to the extent they receive cash in lieu of fractional shares. A stockholder’s tax basis in our Class A common stock received will be equal to its adjusted tax basis in the Series T Redeemable Preferred Stock being redeemed less any portion allocable to cash received in lieu of a fractional share. Cash received in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our Series T Redeemable Preferred Stock for more than one year at the time of conversion.
If we elect to pay the redemption price partly in Class A common stock and partly in cash, stockholders will recognize no loss on the redemption. If a stockholder realizes gain on the redemption, the stockholder will be required to recognize that gain in an amount equal to the lesser of  (1) the gain realized and (2) the amount of cash received, excluding cash attributable to a fractional share. Cash received in lieu of fractional shares will be treated as described in the paragraph above. Stockholders will realize gain to the extent the sum of the cash and the fair market value of our Class A common stock received exceeds their adjusted tax basis in the Series T Redeemable Preferred Stock. A stockholder’s aggregate basis in our Class A common stock received (including any fractional share interest) will be equal to the stockholder’s adjusted tax basis in the Series T Redeemable Preferred Stock, decreased by the amount of cash received (excluding cash attributable to a fractional share) and increased by the amount of gain recognized on the redemption.

Stockholders should refer to “Material Federal Income Tax Considerations — Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock” in the accompanying prospectus for a discussion of the federal income tax consequences of a cash redemption of our Series T Redeemable Preferred Stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of our Series T Redeemable Preferred Stock by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. In considering the acquisition, holding and, to the extent relevant, disposition of our Series T Redeemable Preferred Stock by an ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.
We may be a party in interest or a disqualified person with respect to ERISA Plans. The acquisition, holding and, to the extent relevant, disposition of our Series T Redeemable Preferred Stock by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our Series T Redeemable Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that our Series T Redeemable Preferred Stock is acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.
Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring our Series T Redeemable Preferred Stock.
Our Series T Redeemable Preferred Stock should not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
Plan Asset Issues
ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the Investment Company Act of 1940, as amended, nor a “publicly offered security,” the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. It is not anticipated that our Series T Redeemable Preferred Stock will be issued by an investment company registered under the Investment Company Act of 1940. We expect, however, that our Series T Redeemable Preferred Stock will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations.
As noted above, if an ERISA Plan acquires “publicly offered securities” then the ERISA Plan’s assets include the equity securities acquired by the ERISA Plan but do not include an undivided interest in the underlying assets of the entity. The definition of  “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”
A class of securities satisfies the registration requirement under the Plan Asset Regulations if  (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to our Series T Redeemable Preferred Stock.
The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to our Series T Redeemable Preferred Stock.
The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. Our Series T Redeemable Preferred Stock is subject to certain restrictions on transferability that are typically found in REITS and that are intended to ensure that we continue to qualify as a REIT for U.S. federal income tax purposes. The Plan Asset Regulations provide that where (as in the case of our Series T Redeemable Preferred Stock) the minimum investment is $10,000 or less, the presence of transfer restrictions intended to prohibit transfers that would result in a termination or reclassification for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” Because we anticipate that (i) we will satisfy the requirement under the Plan Asset Regulations to register the Series T Redeemable Preferred Stock, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be

“freely transferable” under the Plan Asset Regulations, we believe that the publicly offered securities exception will apply to our Series T Redeemable Preferred Stock. There can be no assurance that will we qualify for the exception, however, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire our Series T Redeemable Preferred Stock and the facts and circumstances nature of the “freely transferable” requirement.
The Plan Asset Regulations also provide that an ERISA Plan’s assets include the equity security acquired by the ERISA Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). It is unclear whether we qualify as a real estate operating company under the Plan Asset Regulations and at this time we do not intend to rely on that exception. In addition, we do not intend to limit or monitor benefit plan investors’ investments in our Series T Redeemable Preferred Stock and so there can be no assurance that the Insignificant Participation Exception will apply to our Series T Redeemable Preferred Stock.
If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
Representation
Each purchaser of our Series T Redeemable Preferred Stock will represent and warrant that under ERISA or applicable Similar Laws either (1) it is not a Plan and no portion of the assets used to acquire or hold our Series T Redeemable Preferred Stock constitutes assets of any Plan, or (2) the acquisition, holding and disposition of our Series T Redeemable Preferred Stock will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.
Valuation and Reporting
ERISA Plan fiduciaries (or the trustee or custodian of an IRA) may be required to determine the fair market value of the assets of such plans on at least an annual basis and sometimes as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary (or trustee or custodian in the case of an IRA) is required to make a good faith determination of that asset’s value.
Unless and until our shares of Series T Redeemable Preferred Stock are listed on a securities exchange, it is not expected that a public market for our shares of Series T Redeemable Preferred Stock will develop. To assist ERISA Plan fiduciaries (and trustees and custodians of IRAs) subject to the annual reporting requirements, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (and trustees or custodians of IRAs) who identify themselves to us and request the reports until we obtain a listing for our shares of Series T Redeemable Preferred Stock.
We anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year and (ii) to the fiduciaries of other ERISA Plans within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, that with respect to any determination of estimated value (i) the estimated value per share would actually be realized upon liquidation, (ii) the holder would realize the estimated net asset values if they attempted to sell the Series T Redeemable Preferred Stock or (iii) the value or method used to establish the estimated value would comply with ERISA or the Internal Revenue Code requirements described above.
ERISA Plans may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. In addition, under ERISA’s general reporting and disclosure rules, ERISA Plans that are subject to ERISA are required to include information regarding their assets, expenses and liabilities. To the extent any compensation arrangements described herein constitute reportable indirect compensation or fees that must be disclosed under ERISA, any such description (other than compensation or fees for which there is no formula used to calculate or determine the compensation or fees or an actual amount is stated), the descriptions are intended to assist the ERISA Plan in satisfying its reporting and disclosure obligations.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Series T Redeemable Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Series T Redeemable Preferred Stock. The acquisition, holding and, to the extent relevant, disposition of our Series T Redeemable Preferred Stock by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Purchasers of our Series T Redeemable Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of our Series T Redeemable Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

PLAN OF DISTRIBUTION
General
We are offering a maximum of 20,000,000 shares of our Series T Redeemable Preferred Stock in our primary offering through an affiliate of Bluerock, Bluerock Capital Markets, LLC, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series T Redeemable Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series T Redeemable Preferred Stock. Each share of Series T Redeemable Preferred Stock will be sold at a public offering price of  $25.00 per share. To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the net proceeds to us will not be affected by such reduction of the commissions payable in connection with such sales. Further, to the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share will be decreased by an amount equal to such reduction as exemplified in the table below:
Selling Commission	Public Offering Price per Share of Series T Redeemable Preferred Stock
7.0%	$25.00
6.0%	$24.75
5.0%	$24.50
4.0%	$24.25
3.0%	$24.00
2.0%	$23.75
1.0%	$23.50
0.0%	$23.25
.
We are also offering up to 12,000,000 shares of Series T Redeemable Preferred Stock pursuant to a dividend reinvestment plan (the “Series T DRIP”) at $25.00 per share. We reserve the right to reallocate the shares we are offering between our primary offering and the Series T DRIP. No selling commissions or dealer manager fee will be paid with respect to shares of the Series T Redeemable Preferred Stock sold pursuant to the Series T DRIP.
This primary offering is scheduled to terminate by May 23, 2021. Under rules promulgated by the SEC, in some circumstances we could continue this primary offering until as late as November 23, 2021 in our sole discretion. If we decide to continue this primary offering beyond May 23, 2021 we will further supplement the prospectus accordingly. We may terminate this primary offering at any time, or may offer shares of Series T Redeemable Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.
We will sell shares of Series T Redeemable Preferred Stock using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of Series T Redeemable Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, N.A. In addition, such investors will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “— Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.
Bluerock Capital Markets, a member firm of FINRA, is indirectly controlled by R. Ramin Kamfar, a principal of Bluerock. Bluerock Capital Markets is a Massachusetts limited liability company with a principal business address of 4100 Newport Place, Suite 720, Newport Beach, California 92660 and its telephone number is (877) 826-BLUE (2583).

Compensation of Dealer Manager and Participating Broker-Dealers
We will pay to Bluerock Capital Markets selling commissions of up to 7.0% of the gross offering proceeds from our primary offering. We will also pay to Bluerock Capital Markets up to 3.0% of the gross offering proceeds from our primary offering as compensation for acting as dealer manager. As dealer manager, Bluerock Capital Markets will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series T Redeemable Preferred Stock.
We expect Bluerock Capital Markets to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares of Series T Redeemable Preferred Stock. Bluerock Capital Markets will reallow all of its selling commissions attributable to a participating broker-dealer. Bluerock Capital Markets may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.
We will not pay any selling commissions in connection with the sale of shares of Series T Redeemable Preferred Stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or sales of shares of Series T Redeemable Preferred Stock otherwise made to a client of an investment advisor through such advisor. Investors may agree with their participating broker-dealers to reduce the amount of selling commissions payable with respect to the sale of their shares of Series T Redeemable Preferred Stock down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. Dealer manager fees will still be charged in these fixed or “wrap” fee arrangements; however, the dealer manager reserves the right, in its sole discretion, to reduce such fees in connection with these sales. In the event that an investor purchases shares of Series T Redeemable Preferred Stock net of selling commissions and/or with reduced dealer manager fees, the net proceeds to us will not be affected, and each share of Series T Redeemable Preferred Stock sold pursuant to this arrangement will have an initial stated value of  $25.00. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of Series T Redeemable Preferred Stock.
Dealer Manager and Participating Broker-Dealer Compensation
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all the shares of Series T Redeemable Preferred Stock offered in our primary offering hereby.
Selling commissions (maximum)	$35,000,000
Dealer manager fee (maximum)	$15,000,000
Total	$50,000,000
We also will reimburse Bluerock Capital Markets for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of  $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee and such non-cash compensation under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Bluerock Capital Markets against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
We do not expect the actual amount of expenses incurred in connection with this offering to exceed 1.5% of gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. This includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the shares of Series T Redeemable Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series T Redeemable Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.
We will be responsible for the expenses of issuance and distribution of the shares of Series T Redeemable Preferred Stock in this offering, including registration fees, printing expenses and the company’s legal and accounting fees, which we estimate will total approximately $7.5 million (excluding selling commissions and dealer manager fees).
The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.
In the event our dealer manager enters into a participating broker-dealer agreement that provides for less than a 7.0% selling commission to be paid to the participating broker-dealer, we will reduce the public offering price per share of Series T Redeemable Preferred Stock on sales made by such participating broker-dealer by an amount equal to the reduction in commissions paid to such participating broker-dealer. The net proceeds to us will not be affected by the reduction in commissions and corresponding reduction in the offering price per share of Series T Redeemable Preferred Stock on such sales.
Settlement Procedures
If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of shares of Series T Redeemable Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the shares by the settlement date, which depends on when you place the order during the monthly settlement cycle and can be anywhere from one to 20 days after the date of your order. This purchase price will not be held in escrow.
Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus supplement is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Series T Redeemable

Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
Irrespective of whether you purchase shares of Series T Redeemable Preferred Stock using DTC Settlement or DRS Settlement, by accepting such shares you will be deemed to have accepted the terms of our charter.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, N.A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.
Investors purchasing shares of Series T Redeemable Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow.
Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and have had sufficient time to review this prospectus supplement. Bluerock Capital Markets and each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of Series T Redeemable Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Minimum Purchase Requirements
For your initial investment in shares of Series T Redeemable Preferred Stock, you must invest at least $5,000, but purchases of less than $5,000 may be made in the sole discretion of Bluerock Capital Markets, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in shares of Series T Redeemable Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS
The statements under the caption “Additional Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Vinson & Elkins, LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the shares of Series T Redeemable Preferred Stock offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP.
EXPERTS
The consolidated financial statements of Bluerock Residential Growth REIT, Inc. and subsidiaries as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statement of revenues and certain direct operating expenses of Roswell City Walk Apartments for the year ended December 31, 2015 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The combined historical statement of revenues and certain direct operating expenses of The Mansions at Canyon Springs Apartments, The Towers at TPC Apartments, The Estates at Crown Ridge Apartments, The Mansions at Cascades I Apartments and The Mansions at Cascades II Apartments for the year ended December 31, 2016 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The combined historical statement of revenues and certain direct operating expenses of ARIUM Metrowest and ARIUM Hunter’s Creek (collectively, the “Crow Portfolio”) for the year ended December 31, 2016 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
Bluerock Residential Growth REIT, Inc.
1345 Avenue of the Americas
32nd Floor
New York, New York 10105
(877) 826-BLUE (2583)
Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any supplement thereto.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus supplement and accompanying prospectus are a part under the Securities Act of 1933. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement and accompanying prospectus as to the content of any contract or other document incorporated by reference in the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in the registration statement. For further information regarding our company and the securities offered by this prospectus supplement and accompanying prospectus, reference is made by this prospectus supplement and accompanying prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.
The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus supplement and accompanying prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus supplement and accompanying prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated by reference into this prospectus supplement and accompanying prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;

•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2019 filed with the SEC on May 8, 2019;

•
Our Quarterly Report on Form 10-Q for the period ended June 30, 2019 filed with the SEC on August 7, 2019;

•
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on February 13, 2017, June 15, 2017, August 9, 2017, November 3, 2017, November 6, 2017, January 4, 2019, February 21, 2019, March 13, 2019, March 15, 2019, April 5, 2019, April 24, 2019, May 10, 2019, June 21, 2019, July 19, 2019, August 13, 2019, September 13, 2019, and October 4, 2019;

•
The description of our shares of 7.125% Series D Cumulative Preferred Stock contained in our Form 8-A, filed October 12, 2016, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of 7.625% Series C Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed July 18, 2016, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of 8.250% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed October 20, 2015, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Roswell City Walk for the year ended December 31, 2015 (audited) and the nine months ended September 30, 2016 and 2015 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on February 13, 2017;

•
The Combined Historical Statements of Revenues and Certain Direct Operating Expenses of The Mansions at Canyon Springs Apartments, The Towers at TPC Apartments, The Estates at Crown Ridge Apartments, The Mansions at Cascades I Apartments and The Mansions at Cascades II Apartments for the year ended December 31, 2016 (audited) and the three months ended March 31, 2017 and 2016 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on August 9, 2017;

•
The Combined Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Metrowest and ARIUM Hunter’s Creek (collectively, the “Crow Portfolio”) for the year ended December 31, 2016 (audited) and the six months ended June 30, 2017 and 2016 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 6, 2017; and

•
All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus supplement and accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus supplement and accompanying prospectus. Such written or oral requests should be made to:
Bluerock Residential Growth REIT, Inc.
1345 Avenue of the Americas
32nd Floor
New York, New York 10105
(877) 826-BLUE (2583)
In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

PROSPECTUS
BLUEROCK RESIDENTIAL GROWTH REIT, INC.
$2,500,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units
We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus at an aggregate public offering price that will not exceed $2,500,000,000.
This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Our Class A common stock, $0.01 par value per share, is listed on the NYSE American, formerly known as the NYSE MKT, under the symbol “BRG.” On May 15, 2018, the last sale price of our Class A common stock as reported on the NYSE American was $8.87 per share. Our 8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or our Series A Preferred Stock, is listed on the NYSE American under the symbol “BRG-PrA.” On May 15, 2018, the last sale price of our Series A Preferred Stock as reported on the NYSE American was $25.15 per share. Our 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, or our Series C Preferred Stock, is listed on the NYSE American under the symbol “BRG-PrC.” On May 15, 2018, the closing price of our Series C Preferred Stock as reported on the NYSE American was $23.59 per share. Our 7.125% Series D Cumulative Preferred Stock, $0.01 par value per share, or our Series D Preferred Stock, is listed on the NYSE American under the symbol “BRG- PrD.” On May 15, 2018, the closing price of our Series D Preferred Stock as reported on the NYSE American was $21.82 per share. Currently no market exists for our Series B Redeemable Preferred Stock, $0.01 par value per share, or the Series B Preferred Stock, or any of the underlying warrants to purchase shares of our Class A common stock, or the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Stock or any of the Warrants on any national securities exchange.
We have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. Shares of our capital stock are subject to ownership limitations that are intended, among other things, to assist us in maintaining our qualification as a REIT. Our charter and Articles Supplementary contain certain restrictions relating to the ownership and transfer of our capital stock, including, subject to certain exceptions, a 9.8% ownership limit (in value or in number of shares, whichever is more restrictive) of common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Investing in our securities involves a high degree of risk. You should carefully read and consider “Risk Factors” included on page 7 of this prospectus, in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K, and under similar headings in the other documents that are incorporated by reference into this prospectus, and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with your investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus Dated May 23 , 2018

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of  $2,500,000,000 at prices and on terms to be determined at the time of offering. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained at the SEC’s website (www.sec.gov) and as otherwise may be indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we may offer and sell from time to time, which is not meant to be a complete description of each such security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in “Description of the Securities We May Offer,” in this prospectus and any prospectus supplement hereto, references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our Operating Partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, and we refer to our former external manager, BRG Manager, LLC, a Delaware limited liability company, as our former Manager. Both Bluerock and our former Manager are related parties to the company.

CERTAIN DEFINITIONS
We use certain defined terms throughout this prospectus, any prospectus supplement, and in other documents that are incorporated by reference into this prospectus, which terms have the following meanings:
Class A:   Class A properties are generally properties that are recently built or substantially rehabilitated. Class A properties typically contain high-end interior finishes and modern ceiling heights, and offer a variety of amenities, which may include fitness/spa facilities, resort-style pool, business center and WiFi connectivity, and outdoor/indoor social gathering spaces.
Core-Plus:   Core-Plus investments generally consist of properties that demonstrate predictable and stable cash flow with a high proportion of the total return attributable to current income. These communities, however, also provide an opportunity for the owner to achieve appreciation by increasing occupancy and/or executing enhancement projects. These enhancement projects can generally be undertaken without disrupting the property’s rent roll and while maintaining occupancy and the in-place cash flow stream.
Invest-to-Own:   Invest-to-Own investments generally consist of investment in the development of Class A properties where the investor can capture significant development premiums and minimize and/or eliminate development risks and guarantees. Our targeted Invest-to-Own investments will generally take the form of a convertible mezzanine loan or convertible preferred equity structure that provides income during the development period and/or the ability to capture development premiums at completion by exercising the conversion right to take control and an equity stake in the ownership of the project.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this prospectus and the information incorporated by reference into this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included herein and incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
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the factors included in this prospectus and incorporated herein by reference, including those set forth under the heading “Risk Factors”;

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our ability to invest the net proceeds of any capital offering in the manner set forth in this prospectus or any applicable prospectus supplement;

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the competitive environment in which we operate;

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real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

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decreased rental rates or increasing vacancy rates;

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our ability to lease units in newly acquired or newly constructed apartment properties;

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potential defaults on or non-renewal of leases by tenants;

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creditworthiness of tenants;

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our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;

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development and acquisition risks, including rising and unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;

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the timing of acquisitions and dispositions;

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the performance of our network of leading regional apartment owner/operators with which we invest through controlling positions in joint ventures;

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potential natural disasters such as hurricanes, tornadoes and floods;

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national, international, regional and local economic conditions;

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board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates set forth in this prospectus or any applicable prospectus supplement;

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the general level of interest rates;

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potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

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financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

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lack of or insufficient amounts of insurance;

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our ability to maintain our qualification as a REIT;

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litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

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possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;

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the possibility that the anticipated benefits from the internalization of our former external Manager, or the Internalization, may not be realized or may take longer to realize than expected, or that unexpected costs or unexpected liabilities may arise from the Internalization;

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our ability to manage the Internalization effectively or efficiently; and

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the outcome of any legal proceedings that may be instituted against us or others in connection with the Internalization.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus or included herein by reference. All forward-looking statements are made as of the date of this prospectus or the date of any document incorporated herein by reference, and the risk that actual results will differ materially from the expectations expressed in this prospectus and included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus and included herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus or included herein by reference will be achieved.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
Bluerock Residential Growth REIT, Inc. was formed as a Maryland corporation on July 25, 2008, and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2010. On October 31, 2017, we became an internally-managed REIT as a result of the completion of the management internalization transactions (the “Internalization”) described below under “Management Internalization.” Prior to completing the Internalization, we were externally managed by our former Manager.
The company’s objective is to maximize long-term stockholder value by developing and acquiring a diversified portfolio of, institutional-quality highly-amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets across the United States to appeal to the renter by choice. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies.
For a description of our portfolio of apartment properties, see Item 2, “Properties” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated herein by reference, and as may be updated by our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and as may be contained in any applicable prospectus supplement.
Management Internalization
On August 4, 2017, we announced that the parties had entered into a Contribution and Sale Agreement (as amended by that certain Amendment No. 1 thereto, dated August 9, 2017), or the Contribution Agreement, and other definitive agreements providing for our acquisition of a newly-formed entity to own the assets used by our former Manager in its performance of the management functions then provided to us pursuant to the Management Agreement dated as of April 2, 2014, among the company, our Operating Partnership and our former Manager, or the Internalization. A special committee comprised entirely of independent and disinterested members of our board of directors, or the Special Committee, which retained independent legal and financial advisors, unanimously determined that the entry into the Contribution Agreement and the completion of the Internalization were in the best interests of the company. Our board of directors, by unanimous vote, made a similar determination, and on October 26, 2017, the company held its annual meeting of stockholders, at which our stockholders approved the proposals necessary for the completion of the Internalization.
On October 31, 2017, we completed the Internalization pursuant to the Contribution Agreement for total consideration of approximately $41.24 million, as determined pursuant to a formula established in the Management Agreement at the time of our IPO in April 2014. Upon completion of the Internalization, our current management and investment teams, who were previously employed by an affiliate of our former Manager, became employed by our indirect subsidiary, and we became an internally managed real estate investment trust. In order to further align the interests of our management with those of our stockholders, payment of the aggregate Internalization consideration was paid 99.9% in equity: we caused the Operating Partnership to issue an aggregate of 3,753,593 units of our operating partnership, or OP Units, and we issued an aggregate of 76,603 shares of a newly reclassified Class C common stock, $0.01 par value per share, and paid an aggregate of approximately $40,794 in cash to the contributors and their affiliates and related persons in connection with the Internalization.
Following the Internalization, our senior management team continues to oversee, manage and operate the company, and we are no longer externally managed by our former Manager. As an internally managed company, we no longer pay the former Manager any fees or expense reimbursements arising from the Management Agreement. For additional information regarding the Internalization, please see our Current Report on Form 8-K filed on August 4, 2017, our Current Report on Form 8-K filed on August 15, 2017, our Definitive Proxy Statement filed on September 5, 2017, our Current Report on Form 8-K filed on November 6, 2017, and our Quarterly Report on Form 10-Q filed on November 8, 2017, each of which are incorporated by reference herein.

Our consolidated financial statements include the accounts of the company and our Operating Partnership. The company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.
Our principal executive offices are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

RISK FACTORS
Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	Quarter Ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
	(In thousands, except for ratio computation)
Income (loss) from continuing operations before adjustment for non controlling interest	$(2,955)	$(7,028)	$(2,974)	$7,643	$(6,674)	$(4,219)
Add back:
Fixed Charges	10,147	31,575	19,960	11,389	8,683	4,961
Distributed income of equity investees	2,483	9,252	11,405	24,617	11,550	289
Deduct:
Equity in (income) loss of equity investees	(2,461)	(10,336)	(11,632)	(17,893)	(5,133)	(1,501)
Capitalized Interest	—	—	—	—	(143)	(99)
Earnings as Defined	$7,214	$23,463	$16,759	$25,756	$8,283	$(569)
Fixed Charges
Interest expense including amortization of deferred financing fees	$10,117	$31,520	$19,915	$11,366	$8,538	$4,854
Capitalized Interest	—	—	—	—	143	99
Interest portion of rent expense	30	55	45	23	2	8
Fixed Charges	$10,147	$31,575	$19,960	$11,389	$8,683	$4,961
Ratio of Earnings to Fixed Charges	(a)	(a)	(a)	2.26	(a)	(a)
Preferred Share dividends	8,248	27,023	13,763	1,153	—	—
Combined Fixed Charges and Preferred Dividends	$18,395	$58,598	$33,723	$12,542	$8,683	$4,961
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	(b)	(b)	(b)	2.05	(b)	(b)

(a)
Due to the loss from continuing operations, the ratio coverage was less than 1:1 for 2018, 2017, 2016, 2014 and 2013. We would have needed to generate additional earnings from continuing operations of $2.9 million, $8.1 million, $3.2 million, $0.4 million and $5.5 million for 2017, 2016, 2014 and 2013 respectively to achieve a coverage ratio of 1:1.

(b)
Due to the loss from continuing operations, the ratio coverage was less than 1:1 for 2018, 2017, 2016, 2014 and 2013. We would have needed to generate additional earnings from continuing operations of $11.2 million, $35.1 million, $17.0 million, $0.4 million and $5.5 million for 2017, 2016, 2014 and 2013 respectively to achieve a coverage ratio of 1:1.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from an offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. As used in this prospectus and any accompanying prospectus supplement, references to “our,” “we,” “us” and similar terms when referring to a security offered, mean securities of Bluerock Residential Growth REIT, Inc., a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
For purposes of this prospectus, (a) all classes or series of our capital stock ranking on parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up shall be referred to as “Parity Preferred Stock”; and (b) all Parity Preferred Stock upon which like voting rights have also been conferred (which, as of the date of this prospectus, includes the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, but does not include the Series B Preferred Stock) shall be referred to as “Voting Preferred Stock.”
So long as any shares of any series of Voting Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Voting Preferred Stock, voting together as a single class, (i) authorize or issue any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to any series of such Voting Preferred Stock, or (ii) amend any provision of our charter so as to materially and adversely affect the terms of any series of such Voting Preferred Stock. In addition, so long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Voting Preferred Stock, voting together as a single class with holders of Series B Preferred Stock, (a) authorize, create or issue, or increase the number of authorized or issued shares of any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any of our authorized capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock. We refer to these restrictions collectively as the Preferred Stock Restrictions.
Subject to the Preferred Stock Restrictions, our board of directors may authorize the issuance of additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable, and may classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares that may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering, or as part of other financial arrangements. Subject to the preferential rights of any holders of preferred stock, our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share. Of our 750,000,000 authorized shares of common stock, 747,509,582 shares have been classified as Class A common stock, $0.01 par value per share, 804,605 shares have been classified as Class B-1 Common Stock, $0.01 par value per share, 804,605 shares have been classified as Class B-2 Common Stock, $0.01 par value per share, 804,605 shares have been classified as Class B-3 Common Stock, $0.01 par value per share, and 76,603 shares have been classified as Class C common stock, $0.01 par value per share. Of our 250,000,000 authorized shares of preferred stock, 10,875,000 shares have been classified as 8.250% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, 725,000 shares have been classified as Series B Redeemable Preferred Stock, or the Series B Preferred Stock, 4,000,000 shares have been classified as 7.625% Series C Cumulative Preferred Stock, $0.01 par value per share, or the Series C Preferred Stock, and 4,000,000 shares have been classified as 7.125% Series D Cumulative Preferred Stock, $0.01 par value per share, or the Series D Preferred Stock. Subject to the preferential rights of any holders of preferred stock, our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of the date of this prospectus, we have 23,756,432 shares of Class A common stock, 76,603 shares of Class C common stock, 5,721,460 shares of Series A Preferred Stock, 215,972 shares of Series B Preferred Stock, 2,323,750 shares of Series C Preferred Stock and 2,850,602 shares of Series D Preferred Stock issued and outstanding. In addition, we may issue warrants in connection with our Series B Preferred Stock offering that are exercisable for up to an aggregate of 14,500,000 shares of our Class A common stock. Under Maryland law, stockholders are not generally liable for our debts or obligations.
As of the date of this prospectus, there were outstanding: (a) 6,230,757 units of limited partnership interest in our Operating Partnership, or OP Units, which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 1,790,084 units of a special class of partnership interest in our Operating Partnership, or LTIP Units, of which (i) 733,873 have vested, (ii) 160,192 will vest ratably on an annual basis over the applicable three-year period that commenced upon issuance, (iii) 125,165 will vest at the end of the applicable three-year period that commenced upon issuance, subject to certain performance-based vesting formulas, and (iv) 770,854 will vest ratably on an annual basis over the applicable five-year period that commenced upon issuance. Upon vesting and reaching capital account equivalency with the OP Units held by us, LTIP Units may convert to OP Units, and may then be settled in shares of our Class A common stock. In addition, the 76,603 shares of our Class C common stock issued as Internalization consideration pursuant to the Contribution Agreement may be converted, or automatically convert, in certain circumstances to shares of our Class A common stock on a one-for-one basis. Other than those described above, there are no outstanding rights of any other kind in respect of our Class A common stock.
Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time, such as the Preferred Stock Restrictions (as defined herein). We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors” included elsewhere in this prospectus.
Common Stock
Subject to the preferential rights of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock, and any other class or series of preferred stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock, and any other preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.
Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our Class A common stock will have one vote per share and each share of our Class C common stock will have fifty votes per share on all matters voted on by stockholders, including the election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.
Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws and subject in all respects to the terms of any outstanding shares of preferred stock, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock
Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve, subject to the Preferred Stock Restrictions.
If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock, subject to the Preferred Stock Restrictions. If we ever authorize, create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders and junior preferred stockholders, if any, would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:
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a merger, tender offer, or proxy contest;

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the assumption of control by a holder of a large block of our securities; or

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the removal of incumbent management.

Also, subject to the Preferred Stock Restrictions, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.
Series A Cumulative Redeemable Preferred Stock
Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, classified as the 8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series A Preferred Stock.
The following is a brief description of the terms of our Series A Preferred Stock. The description of our Series A Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series A Preferred Stock, or the Series A Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank.   The Series A Preferred Stock ranks, with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Preferred Stock.

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series A Preferred Stock, including the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series A Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Dividends.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to priority of dividend payments, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the end of the most recent dividend period for which dividends on the Series A Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. From the date of original issue (or from the date of issue of any Series A Preferred Stock issued after October 21, 2015) to, but not including, October 21, 2022, we will pay dividends at the rate of 8.250% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of  $2.0625 per share) (the “Initial Rate”). Commencing October 21, 2022, we will pay cumulative cash dividends at an annual dividend rate of the Initial Rate increased by 2.0% of the liquidation preference per annum, which will increase by an additional 2.0% of the liquidation preference per annum on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%. The first dividend payable on the Series A Preferred Stock, paid on January 5, 2016, was a pro rata dividend from and including the original issue date to and including December 31, 2015, in the amount of $0.4010 per share.
Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issue. Dividends on the Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series A Preferred Stock will not bear interest. If we fail to pay any dividend within three (3) business days after the payment date for such dividend, the then-current dividend rate will increase following the payment date by an additional 2.0% of the $25.00 stated liquidation preference, or $0.50 per annum, until we pay the dividend, subject to our ability to cure the failure.
Liquidation Preference.   If we liquidate, dissolve or wind up, holders of shares of the Series A Preferred Stock will have the right to receive $25.00 per share of the Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up.
The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference are subject to the proportionate rights of holders of shares of the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, as well as any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series A Preferred Stock, and subject to payment of or provision for our debts and other liabilities.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock will not be added to our total liabilities.
Redemption at Option of Holders.   After October 21, 2022, the holders of the Series A Preferred Stock may, at their option, elect to cause us to redeem their shares at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, in cash or in shares of the company’s Class A common stock, or any combination thereof at our option; provided, a holder shall not have any right of redemption with respect to any shares of Series A Preferred Stock being called for redemption pursuant to our Series A Preferred Stock Optional Redemption by the company, our Series A Preferred Stock Special Optional Redemption, or our Series A Preferred Stock Mandatory Redemption for Asset Coverage, each as described below, to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.
If we elect to redeem some or all of the Series A Preferred Stock held by such redeeming holder in shares of our Class A common stock, the number of shares of our Class A common stock per share of Series A Preferred Stock to be issued will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus an amount equal to all accrued and unpaid dividends to and including the redemption date (unless the redemption date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below). Upon the redemption of Series A Preferred Stock for shares of our Class A common stock, we will not issue fractional shares of our Class A common stock but will instead pay the cash value of such fractional shares.
The “Common Stock Price” will be (x) the volume weighted average of the closing sales price per share of our Class A common stock (or, if no closing sale price is reported, the volume weighted average of the closing bid and ask prices or, if more than one in either case, the volume weighted average of the volume weighted average closing bid and the volume weighted average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, as defined below, as reported on the NYSE American or the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, as defined below, if our Class A common stock is not then listed for trading on a U.S. securities exchange.
The Holder Redemption Date will be (i) the 5th day of the month following the holder’s notice to redeem if such notice occurs on or before the 25th day of the month, or (ii) the 5th day of the second month following the holder’s notice to redeem if the holder’s notice occurs after the 25th day of the month.
Series A Preferred Stock Mandatory Redemption for Asset Coverage.   If we fail to maintain asset coverage of at least 200% calculated by determining the percentage value of  (1) our total assets plus accumulated depreciation minus our total liabilities and indebtedness as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP (exclusive of the book value of any Redeemable and Term Preferred Stock (as defined below)), over (2) the aggregate liquidation preference, plus an amount equal to all accrued and unpaid dividends, of outstanding shares of our Series A Preferred Stock, our Series C Preferred Stock, and any outstanding shares of term preferred stock or preferred stock providing for a fixed mandatory redemption date or maturity date (which shall not include our Series B Preferred Stock nor our Series D Preferred Stock) (collectively referred to herein as Redeemable and Term Preferred Stock) on the last business day of any calendar quarter, or the Asset Coverage Ratio, and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for that quarter, or the Asset Coverage Cure Date, then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Redeemable and Term Preferred Stock, which may include Series A Preferred Stock, at least equal to the lesser of  (i) the minimum number of shares of Redeemable and Term Preferred Stock that will result in us having an Asset Coverage Ratio of at least 200% and (ii) the maximum number of shares of Redeemable and Term Preferred Stock that can be redeemed solely out of funds legally available for such redemption. In connection with any redemption for failure to maintain the Asset Coverage Ratio, we may, in our sole option, redeem any shares of Redeemable and Term Preferred Stock we select, including on a non-pro rata basis. We may elect not to redeem any Series A Preferred Stock to cure such failure as long as we cure our failure to meet the Asset Coverage Ratio by or on the Asset Coverage Cure Date. We may also, in our sole option, redeem such additional number of shares of Redeemable and Term Preferred Stock that will result in an Asset Coverage Ratio up to and including 285%.

If shares of Series A Preferred Stock are to be redeemed for failure to maintain the Asset Coverage Ratio, such shares will be redeemed solely in cash at a redemption price equal to $25.00 per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date.
Series A Preferred Stock Optional Redemption by the Company.   Generally, we may not redeem the Series A Preferred Stock prior to October 21, 2020, except in limited circumstances relating to maintaining our qualification as a REIT, complying with our Asset Coverage Ratio, and the Series A Preferred Stock Special Optional Redemption provision described below. On and after October 21, 2020, we may, at our option, redeem the Series A Preferred Stock in whole or in part, at any time or from time to time, solely for cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date. Any partial redemption will be on a pro rata basis (as nearly as practicable without creating fractional shares), by lot or by any other equitable method, subject, in all cases to our ownership and transfer restrictions.
Series A Preferred Stock Special Optional Redemption.   Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series A Preferred Stock in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date.
Redemption at Option of Holders Upon a Change of Control/Delisting.   If a Change of Control/Delisting occurs at any time the Series A Preferred Stock is outstanding, then each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series A Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the notice of the occurrence of such Change of Control/Delisting and of the redemption right at the option of the holders arising as a result thereof, at a redemption price equal to 100% of the liquidation preference of  $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including such date; provided, a holder shall not have any right of redemption with respect to any shares of Series A Preferred Stock being called for redemption pursuant to our optional redemption as described under “Series A Preferred Stock Optional Redemption by the company,” our special optional redemption as described under “Series A Preferred Stock Special Optional Redemption,” or our requirement to redeem described under “Series A Preferred Stock Mandatory Redemption for Asset Coverage,” to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.
We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 15 days nor more than 30 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series A Preferred Stock to be redeemed;

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DTC’s procedures for book entry transfer of Series A Preferred Stock for payment of the redemption price;

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that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date;

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that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series A Preferred Stock in compliance with DTC’s procedures; and

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that the Series A Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.
For purposes of the Series A Preferred Stock, a “Change of Control” is when, after the original issuance of the Series A Preferred Stock, any of the following has occurred and is continuing:
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a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if  (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

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consummation of any share exchange, consolidation or merger of the company or any other transaction or series of transactions pursuant to which the common stock will be converted into cash, securities or other property, other than any such transaction where the common stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

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any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the company and its subsidiaries, taken as a whole, to any person other than one of the company’s subsidiaries;

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the company’s stockholders approve any plan or proposal for the liquidation or dissolution of the company;

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Series A Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series A Preferred Stock, “Series A Continuing Director” means a director who either was a member of our board of directors on February 24, 2016 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.
Limited Voting Rights.   Holders of shares of the Series A Preferred Stock will generally have no voting rights. However, if dividends on the Series A Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series A Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series C Preferred Stock and Series D Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors, or the Preferred Directors, until all accrued and unpaid dividends with respect to the Series A Preferred Stock and the other Parity Preferred Stock (including our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock), if any, have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of 20% of the holders of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock voting together as a single class with the other Parity Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.
In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, amend, alter or repeal our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series A Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and the other Voting Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series A Preferred Stock will receive the greater of the full trading price of the Series A Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.
In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series A Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series A Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series A Preferred Stock, that equally affects the terms of the Series A Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series A Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.
Holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
Series B Redeemable Preferred Stock
Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the Series B Redeemable Preferred Stock, or the Series B Preferred Stock. We are currently authorized to issue up to 725,000 shares of our Series B Preferred Stock, which may be issued in Units, with each Unit consisting of one share of Series B Preferred Stock and one Warrant to purchase up to 20 shares of our Class A common stock.
The following is a brief description of the terms of our Series B Preferred Stock. The description of our Series B Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series B Preferred Stock, or the Series B Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus supplement is a part.
Rank.   Our Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series B Preferred Stock should note that, subject to the Cetera Side Letter (as hereinafter defined), holders of our Series B Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series B Preferred Stock, the Cetera Side Letter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our adjusted funds from operations to dividends required to be paid to holders of our Series A, Series B, Series C and Series D Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for federal income tax purposes, as further described herein. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series B Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series B Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series B Preferred Stock receive a return of their capital. See “Description of Capital Stock — Series B Redeemable Preferred Stock — Cetera Side Letter.”
Stated Value.   Each share of Series B Preferred Stock has an initial “Stated Value” of  $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series B Preferred Stock, as set forth in the Series B Articles Supplementary.

Dividends.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series B Preferred Stock, if any such class or series is authorized in the future, the holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series B Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We expect to authorize and declare dividends on the Series B Preferred Stock on a monthly basis, in arrears, payable on the 5th day of the month (or if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date) to holders of record at the close of business on the 25th day of the prior month, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent or impermissible to do so. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.
Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of issuance. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.
Holders of our shares of Series B Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series B Preferred Stock. Unless full cumulative dividends on our shares of Series B Preferred Stock, Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:
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declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series B Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or redeeming, purchasing or acquiring such stock.
Holders of our Series B Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan.
Redemption at Option of Holders.   Beginning on the date of original issuance of shares of Series B Preferred Stock, holders will have the right to require the company to redeem any or all such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13.0% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning one year from the date of original issuance of shares of Series B Preferred Stock, holders will have the right to require the company to redeem any or all such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.
Beginning three years from the date of original issuance of shares of Series B Preferred Stock, holders will have the right to require the company to redeem any or all such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.
Beginning four years from the date of original issuance of shares of Series B Preferred Stock, holders will have the right to require the company to redeem any or all such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.
Beginning five years from the date of original issuance of shares of Series B Preferred Stock, holders will have the right to require the company to redeem any or all such shares of Series B Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.
If a holder of Series B Preferred Stock causes the company to redeem such shares of Series B Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption.
However, our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law.
Optional Redemption Following Death of a Holder.   Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem shares of Series B Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus all accrued and unpaid dividends thereon through and including the date of redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of redemption. Our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law.
Optional Repurchase Following Death of a Holder.   Subject to restrictions, beginning on the second anniversary of the date of original issuance and ending three years thereafter, we will repurchase shares of Series B Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate, without payment of a repurchase fee, at a repurchase price equal to the Stated Value, plus accrued and unpaid dividends thereon through and including the date of repurchase; provided, however, that our obligation to repurchase any of the shares of Series B Preferred Stock is limited to the extent that the terms and provisions of any agreement to which we are a party prohibits such repurchase or provides that such repurchase would constitute a breach thereof or a default thereunder. Upon any such repurchase request from a holder’s estate, we have the right, in our sole discretion, to pay the repurchase price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of repurchase. Our ability to repurchase shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash repurchase. Our obligation to repurchase any of the shares of Series B Preferred Stock submitted for repurchase in cash may be further restricted by Maryland law.
Optional Redemption by the Company.   Beginning two years from the date of issuance of shares of Series B Preferred Stock, we will have the right (but not the obligation) to redeem any or all such shares of Series B Preferred Stock. We will redeem such shares of Series B Preferred Stock to be redeemed at a redemption price equal to 100% of the Stated Value per share of Series B Preferred Stock (initially, $1,000 per share), plus an amount equal to any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption, in exchange for the Series B Preferred Stock so redeemed.
We may exercise our redemption right by delivering a written notice thereof to the holders of all, but not less than all, of the shares of Series B Preferred Stock to be redeemed; provided, that we may, in our sole discretion (subject to certain restrictions set forth in the Series B Articles Supplementary), designate all or any portion of such shares of Series B Preferred Stock as subject to redemption pursuant to any such notice. Each such notice will include (i) the date on which the redemption shall occur, which date will be 30 days following the notice date; (ii) the price at which the redemption shall occur; (iii) the total number of shares of Series B Preferred Stock to be redeemed; and (iv) such other information as required pursuant to the Series B Articles Supplementary. In addition, if fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice will specify the number of shares of Series B Preferred Stock held by such holder to be redeemed (or the method for determining that number).
Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series B Preferred Stock in whole within 60 calendar days after the first date on which such Change of Control occurred, in cash at a redemption price of  $1,000 per share, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series B Preferred Stock on a pro rata basis, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption. Further, our obligation to redeem any of the shares of the Series B Preferred Stock in cash may be restricted by Maryland law.
We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 15 days nor more than 30 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series B Preferred Stock to be redeemed;

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DTC’s procedures for book entry transfer of Series B Preferred Stock for payment of the redemption price;

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that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;

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that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series B Preferred Stock in compliance with DTC’s procedures; and

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that the Series B Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption with irrevocable instructions regarding the payment of the redemption price, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.
The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.
For purposes of the Series B Preferred Stock, a “Change of Control” is when, after the original issuance of the Series B Preferred Stock, any of the following has occurred and is continuing:
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a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Voting Stock (i.e., our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if  (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

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consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

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Series B Continuing Directors cease to constitute at least a majority of our board of directors.

“Series B Continuing Director” means a director who either was a member of our board of directors on February 24, 2016 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment, without interest, pari passu with the holders of shares of any other class or series of our capital ranking on parity with the Series B Preferred Stock, including our Series A Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock will not be added to our total liabilities.
Voting Rights.   Our Series B Preferred Stock has no voting rights, except as set forth in the Cetera Side Letter (as hereinafter defined). See “Description of Capital Stock — Series B Redeemable Preferred Stock —  Cetera Side Letter.”
Exchange Listing.   We do not plan on making an application to list the shares of our Series B Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock and our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are listed on the NYSE American.
Cetera Side Letter
On February 6, 2017, we entered into a side letter agreement with Cetera Financial Group, Inc., or Cetera, on behalf of itself and its affiliated broker dealers who have been engaged to offer and sell the Series B Preferred Stock, or the Cetera Side Letter, to provide certain additional protections to the holders of Series B Preferred Stock, or the Series B Holders, in addition to those provided under our charter.
The following description of the Cetera Side Letter is a summary and is qualified in its entirety by the terms set forth in the Cetera Side Letter, a copy of which has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part.
Dividend Coverage Ratio
Under the terms of the Cetera Side Letter, we have agreed, for so long as shares of Series B Preferred Stock remain outstanding, to maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1, or the Coverage Requirement, as of the end of each calendar quarter. Within five business days following the filing of our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such calendar quarter (each, a Testing Date), we shall deliver a written certificate to Cetera (i) certifying and demonstrating by calculation that we met the Coverage Requirement as of the end of the applicable calendar quarter and (ii) certifying that we are reasonably expected to maintain the Dividend Coverage Ratio for the subsequent calendar quarter based solely on information known to our Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer, as applicable, as of such Testing Date. If we are not able to make both of these certifications, then following such Testing Date, we will not be permitted to issue any additional preferred stock other than stock ranking junior to the Series B Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs, or Junior Stock, nor to make any voluntary distributions on shares of our common stock or any other class of Junior Stock (except as required to maintain our qualification as a REIT for federal income tax purposes) until and unless the Coverage Requirement is certified in a subsequent certificate.
For purposes of the Cetera Side Letter, Dividend Coverage Ratio shall equal: (A) our Adjusted Funds from Operations, or AFFO, calculated in accordance with commonly accepted industry standards and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of  (a)(i) unrestricted cash on our balance sheet as reflected in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed at such Testing Date, or the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of  (a)(i) unrestricted cash on our balance sheet as reflected in the quarterly filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause

(i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed, for such quarter, to (x) the Series B Holders, (y) the holders of any class or series of our capital stock the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Preferred Stock”), and (z) the holders of any class or series of our capital stock the terms of which expressly provide that it ranks senior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Senior Stock”).
Voting Rights
For so long as any shares of Series B Preferred Stock remain outstanding and subject to be called for redemption, in addition to any other vote or consent of stockholders required by our charter, the affirmative vote or consent of a majority of the votes cast by the Series B Holders and by holders of Voting Preferred Stock (together, the Parity Holders), voting together as a single class, at a meeting at which a majority of the outstanding shares of Parity Preferred Stock are present, in person or by proxy, shall be required to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock (collectively, the Parity Preferred Voting Right). Each share of Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference, and each other share of Parity Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. The Series B Holders otherwise have no voting rights.
At any time when the Parity Preferred Voting Right applies, a proper officer of the company shall call or cause to be called a special meeting of the Parity Holders by mailing or causing to be mailed to such Parity Holders a notice of such special meeting to be held not fewer than ten (10) nor more than forty-five (45) days after the date such notice is given. The record date for determining Parity Holders of the Parity Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. Notice of all meetings at which Series B Holders shall be entitled to vote will be given to such Series B Holders at their addresses as they appear in our transfer records, and to Cetera at the address specified in the Cetera Side Letter.
Further Protections
For so long as any shares of Series B Preferred Stock remain outstanding, we have agreed as follows: (1) neither we, the Operating Partnership, nor any controlled subsidiary thereof may take any corporate action that restricts our ability to redeem Series B Preferred Stock with shares of the our Class A common stock, or that is intended to or that could be reasonably expected to cause the rights of the Series B Holders under the Cetera Side Letter to be terminated or materially, adversely affected; and (2) we will not sell an asset if such sale would cause us to fail to meet the Coverage Requirement, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for federal income tax purposes, as determined by a majority of our independent directors.
Class A Common Stock Warrants for Series B Preferred Stock
The following is a brief summary of the Warrants associated with our Series B Preferred Stock and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) and global warrant certificate filed with the SEC and incorporated by reference as exhibits to the registration statement, of which this prospectus supplement is a part.
Warrant Agreement.   The Warrants to be issued in connection with our Series B Preferred Stock will be governed by a warrant agreement, or the Warrant Agreement. The Warrants will be issued either in certificated form or by “book-entry” form, in either case to DTC, and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC. The Warrants may be exercised by the holders of beneficial interest in the Warrants by delivering to the warrant agent, through a broker who is a DTC participant, prior to the expiration of such Warrants, a duly signed exercise notice and payment of the exercise price for the shares of our Class A common stock for which such Warrants are being exercised, as described in more detail below.
Exercisability.   Holders may exercise the Warrants at any time beginning one year from the date of issuance, and ending at 5:00 p.m., New York time, on the date that is the fourth anniversary of such date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our Class A common stock (subject to adjustment, as discussed below). A holder of Warrants does not have the right to exercise any portion of a Warrant to the extent that, after giving effect to the issuance of shares of our Class A common stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding, in each case, immediately after giving effect to the issuance of shares of our Class A common stock upon exercise of the Warrant.
Cashless Exercise.   The holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Class A common stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.
Exercise Price.   The exercise price of the Class A common stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our Class A common stock on the date of issuance of such Warrant, subject to a minimum exercise price of  $10.00 per share. The current market price will be determined using the volume weighted average price per share of our Class A common stock for the 20 trading days immediately prior to the date of the issuance of the Warrant. The exercise price and the number of shares of our Class A common stock issuable upon exercise of the Warrants is subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the company: (i) we declare a dividend or make a distribution on our outstanding Class A common stock in Class A common stock; (ii) we subdivide or reclassify our outstanding Class A common stock into a greater number of shares of our Class A common stock; (iii) we combine or reclassify our outstanding Class A common stock into a smaller number of shares of our Class A common stock; or (iv) we enter into any transaction whereby the outstanding shares of our Class A common stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization.
Transferability.   Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.
Exchange Listing.   We do not plan on making an application to list the Warrants on the NYSE American, any other national securities exchange or other nationally recognized trading system. Our Class A common stock and our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are listed on the NYSE American.
Rights as Stockholder.   Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Warrants will not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Warrants.
Fractional Shares.   No fractional shares of Class A common stock will be issued upon the exercise of the Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Class A common stock to be issued to the nearest whole number.

Series C Cumulative Redeemable Preferred Stock
Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, classified as the 7.625% Series C Cumulative Redeemable Preferred Stock, or the Series C Preferred Stock.
The following is a brief description of the terms of our Series C Preferred Stock. The description of our Series C Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series C Preferred Stock, or the Series C Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank.   The Series C Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series C Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series C Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series C Preferred Stock, none of which exists on the date hereof.

Dividends.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to priority of dividend payments, holders of shares of the Series C Preferred Stock are entitled to receive cumulative cash dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series C Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue to, but not including, July 19, 2023, we will pay cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $1.90625 per share of the Series C Preferred Stock, or the Series C Initial Rate. Commencing July 19, 2023, we will pay cumulative cash dividends at an annual dividend rate of the Series C Initial Rate increased by 2.0% of the liquidation preference per annum, or $0.50 per annum, which will increase by an additional 2.0% of the liquidation preference per annum, or $0.50 per annum, on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%. The first dividend on the Series C Preferred Stock, paid on October 5, 2016, was a pro rata dividend from and including the original issue date to and including September 30, 2016, in the amount of  $0.39184 per share.
Dividends on the Series C Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, or if no dividends have been paid, from and including the date of original issuance. Dividends on the Series C Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series C Preferred Stock will not bear interest. If we fail to pay or set apart for payment any dividend within three (3) business days after the payment date for such dividend, the then-current dividend rate will increase following the payment date by an additional 2.0% of the $25.00 stated liquidation preference, or $0.50 per annum, until we pay the dividend, subject to our ability to cure the failure.
Liquidation Preference.   If we liquidate, dissolve or wind up, holders of shares of the Series C Preferred Stock will have the right to receive $25.00 per share of the Series C Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock as to rights upon our liquidation, dissolution or winding up.
The rights of holders of shares of the Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of holders of shares of any other class or series of our capital stock ranking on parity with the Series C Preferred Stock, including our Series A Preferred Stock, our Series B Preferred Stock, and our Series D Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series C Preferred Stock, and subject to payment of or provision for our debts and other liabilities.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Preferred Stock will not be added to our total liabilities.
Redemption at Option of Holders.   Commencing on July 20, 2023, the holders of the Series C Preferred Stock may, at their option, elect to cause us to redeem their shares at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, in cash or in shares of our Class A common stock, or any combination thereof, at our option; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the Company, our Series C Preferred Stock Special Optional Redemption, or our Series C Preferred Stock Mandatory Redemption for Asset Coverage, each as described below, to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.
Such redemptions of Series C Preferred Stock shall be payable either in cash, in shares of our Class A common stock, or any combination thereof, at our option. If we elect to redeem some or all of the Series C Preferred Stock held by such redeeming holder in shares of our Class A common stock, the number of shares of our Class A common stock per share of Series C Preferred Stock to be issued will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus an amount equal to all accrued but unpaid dividends to and including the redemption date (unless the redemption date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below). Upon the redemption of Series C Preferred Stock for shares of our Class A common stock, we will not issue fractional shares of our Class A common stock but will instead pay the cash value of such fractional shares.
The “Common Stock Price” will be (x) the volume weighted average of the closing sales price per share of our Class A common stock (or, if no closing sale price is reported, the volume weighted average of the closing bid and ask prices or, if more than one in either case, the volume weighted average of the volume weighted average closing bid and the volume weighted average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date as reported on the NYSE American or the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, if our Class A common stock is not then listed for trading on a U.S. securities exchange.

The Holder Redemption Date will be (i) the 5th day of the month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if such notice occurs on or before the 25th day of the month, or (ii) the 5th day of the second month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if the holder’s notice occurs after the 25th day of the month.
Series C Preferred Stock Mandatory Redemption for Asset Coverage.   If we fail to maintain asset coverage of at least 200% calculated by determining the percentage value of  (1) our total assets plus accumulated depreciation minus our total liabilities and indebtedness as reported in our financial statements prepared in accordance with GAAP (exclusive of the book value of any Redeemable and Term Preferred Stock (as defined herein)), over (2) the aggregate liquidation preference, plus an amount equal to all accrued but unpaid dividends, of our outstanding Series A Preferred Stock, Series C Preferred Stock, and any other outstanding shares of term preferred stock or preferred stock providing for a fixed mandatory redemption date or maturity date (which shall not include our Series B Preferred Stock nor our Series D Preferred Stock) (collectively referred to herein as “Redeemable and Term Preferred Stock”) on the last business day of any calendar quarter (“Asset Coverage Ratio”), and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for that quarter, or the “Asset Coverage Cure Date,” then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Redeemable and Term Preferred Stock, which may include Series C Preferred Stock, at least equal to the lesser of  (1) the minimum number of shares of Redeemable and Term Preferred Stock that will result in us having an Asset Coverage Ratio of at least 200% and (2) the maximum number of shares of Redeemable and Term Preferred Stock that can be redeemed solely out of funds legally available for such redemption. In connection with any redemption for failure to maintain such Asset Coverage Ratio, we may, in our sole option, redeem any shares of Redeemable and Term Preferred Stock we select, including on a non-pro rata basis. We may elect not to redeem any Series C Preferred Stock to cure such failure as long as we cure our failure to meet the Asset Coverage Ratio by or on the Asset Coverage Cure Date. We may also, in our sole option within such time period, redeem such additional number of shares of Redeemable and Term Preferred Stock that will result in an Asset Coverage Ratio up to and including 285%.
If shares of Series C Preferred Stock are to be redeemed for failure to maintain the Asset Coverage Ratio, such shares will be redeemed solely in cash at a redemption price equal to $25.00 per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date.
Series C Preferred Stock Optional Redemption by the Company.   Generally, we may not redeem the Series C Preferred Stock prior to July 19, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, complying with our Asset Coverage Ratio, and the Series C Preferred Stock Special Optional Redemption provision described below. On and after July 19, 2021, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, solely for cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Any partial redemption will be on a pro rata basis.
Series C Preferred Stock Special Optional Redemption.   Upon the occurrence of a Change of Control/ Delisting (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of  $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date. For purposes of the Series C Preferred Stock, the terms “Change of Control/Delisting” and “Continuing Director” are defined as set forth above under “Series A Cumulative Redeemable Preferred Stock”; provided, that a Change of Control/Delisting will be deemed to have occurred with respect to the Series C Preferred Stock only where the triggering event has occurred and is continuing after the original issuance of the Series C Preferred Stock.
Redemption at Option of Holders Upon a Change of Control/Delisting.   If a Change of Control/Delisting occurs at any time the Series C Preferred Stock is outstanding, then each holder of shares of Series C Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series C Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the notice of the occurrence of such Change of Control/Delisting and of the redemption right at the option of the holders arising as a result thereof, at a redemption price equal to 100% of the liquidation preference of  $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including such date; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the Company or our Series C Preferred Stock Special Optional Redemption to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of such notice.
We will mail to you, if you are a record holder of the Series C Preferred Stock, a notice of redemption no fewer than 15 days nor more than 30 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series C Preferred Stock to be redeemed;

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DTC’s procedures for book entry transfer of Series C Preferred Stock for payment of the redemption price;

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that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date;

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that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series C Preferred Stock in compliance with DTC’s procedures; and

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that the Series C Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.
The holders of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.
For purposes of the Series C Preferred Stock, a “Change of Control” is when, after the original issuance of the Series C Preferred Stock, any of the following has occurred and is continuing:
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a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Voting Stock (i.e., our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a

Change of Control if  (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;
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consummation of any share exchange, consolidation or merger of the company or any other transaction or series of transactions pursuant to which the common stock will be converted into cash, securities or other property, other than any such transaction where the common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

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any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the company and its subsidiaries, taken as a whole, to any person other than one of the company’s subsidiaries;

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the company’s stockholders approve any plan or proposal for the liquidation or dissolution of the company;

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Series C Continuing Directors cease to constitute at least a majority of our board of directors.

“Series C Continuing Director” means a director who either was a member of our board of directors on February 24, 2016 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.
Limited Voting Rights.   Holders of shares of the Series C Preferred Stock will generally have no voting rights. However, if dividends on the Series C Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series C Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series A Preferred Stock and Series D Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors, or the Preferred Directors, until all accrued and unpaid dividends with respect to the Series C Preferred Stock and the other Parity Preferred Stock (including our Series A Preferred Stock, our Series B Preferred Stock, and our Series D Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of 20% of the holders of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.
So long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock voting together as a single class with the other Parity Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.
In addition, so long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, amend, alter or repeal our charter, including the terms of the Series C Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series C Preferred Stock remains outstanding with the terms of the Series C Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series C Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series C Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series C Preferred Stock will receive the greater of the full trading price of the Series C Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.
In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series C Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that equally affects the terms of the Series C Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.
Holders of shares of Series C Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series C Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
Series D Cumulative Preferred Stock
Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, classified as the 7.125% Series D Cumulative Preferred Stock, or the Series D Preferred Stock.
The following is a brief description of the terms of our Series D Preferred Stock. The description of our Series D Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series D Preferred Stock, or the Series D Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank.   The Series D Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series D Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series D Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series D Preferred Stock, none of which exists on the date hereof.

Dividends.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to priority of dividend payments, holders of shares of the Series D Preferred Stock are entitled to receive cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series D Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series D Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue, we will pay cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to the fixed annual amount of  $1.78125 per share of the Series D Preferred Stock). The first dividend payable on the Series D Preferred Stock, paid on January 5, 2017, was a pro rata dividend from and including the original issue date to and including December 31, 2016, in the amount of  $0.3859 per share.
Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series D Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issue. Dividends on the Series D Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series D Preferred Stock will not bear interest.
Liquidation Preference.   If we liquidate, dissolve or wind up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of the Series D Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up.
The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of shares of any other class or series of our capital stock ranking on parity with the Series D Preferred Stock, including our Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series D Preferred Stock, and subject to payment of or provision for our debts and other liabilities.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock will not be added to our total liabilities.
Series D Preferred Stock Optional Redemption by the Company.   Generally, we may not redeem the Series D Preferred Stock prior to October 13, 2021, except in limited circumstances relating to maintaining our qualification as a REIT and the Series D Preferred Stock Special Optional Redemption provision described below. On and after October 13, 2021, we may, at our option, redeem the Series D Preferred Stock in whole or in part, at any time or from time to time, solely for cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date. Any partial redemption will be on a pro rata basis (as nearly as practicable without creating fractional shares), by lot or by any other equitable method, subject in all cases to our ownership and transfer restrictions.
Series D Preferred Stock Special Optional Redemption.   Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of  $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date. For purposes of the Series D Preferred Stock, the terms “Change of Control/Delisting” and “Continuing Director” are defined as set forth above under “Series A Cumulative Redeemable Preferred Stock”; provided, that a Change of Control/Delisting will be deemed to have occurred with respect to the Series D Preferred Stock only where the triggering event has occurred and is continuing after the original issuance of the Series D Preferred Stock.
If, prior to the Change of Control/Delisting Conversion Date (as hereinafter defined), we have provided or provide notice of our election to redeem the Series D Preferred Stock (whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), the holders of Series D Preferred Stock will not be permitted to exercise the Change of Control/Delisting Conversion Right described below with respect to the shares of Series D Preferred Stock subject to such notice.
Conversion Right Upon a Change of Control/Delisting.   If a Change of Control/Delisting occurs at any time the Series D Preferred Stock is outstanding (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Stock in whole or in part, whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to convert any or all of such holder’s shares of Series D Preferred Stock, or the Change of Control/Delisting Conversion Right, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the Change of Control/Delisting Company Notice (as defined below), or the Change of Control/Delisting Conversion Date, into a number of shares of Class A common stock per share of Series D Preferred Stock to be converted, or the Class A Common Stock Conversion Consideration, equal to the lesser of:
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the quotient obtained by dividing (i) the sum of  (x) the liquidation preference amount of  $25.00 per share of Series D Preferred Stock, plus (y) any accrued but unpaid dividends (whether or not declared) to and including the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for the payment of a Series D Preferred Stock dividend for which dividends have been declared and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series D Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Common Share Price (as defined below); and

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4.15973, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of Alternative Form Consideration (as defined below).
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Class A common stock), subdivisions or combinations (in each case, a Share Split) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of Class A common stock that is equivalent to the product obtained by multiplying (i)

the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.
In the case of a Change of Control/Delisting pursuant to which our Class A common stock will be converted into any combination of cash, securities or other property or assets, or the Alternative Form Consideration, a holder of Series D Preferred Stock will receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control/Delisting had such holder held a number of shares of Class A common stock equal to the Class A Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delisting, or the Alternative Conversion Consideration, and the Class A Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delisting, is referred to as the “Conversion Consideration.”
If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control/Delisting, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delisting.
Within 15 days following the occurrence of a Change of Control/Delisting, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right, or the Change of Control/Delisting Company Notice, which will state the following:
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the events constituting Change of Control/Delisting;

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the date of the Change of Control/Delisting;

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the last date and time by which the holders of Series D Preferred Stock may exercise their Change of Control/Delisting Conversion Right;

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the method and period for calculating the Class A Common Share Price;

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the Change of Control/Delisting Conversion Date;

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that if, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.

To exercise the Change of Control/Delisting Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing Series D Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:
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the relevant Change of Control/Delisting Conversion Date;

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the number of shares of Series D Preferred Stock to be converted; and

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that the Series D Preferred Stock is to be converted pursuant to the Change of Control/Delisting Conversion Right held by holders of Series D Preferred Stock.

Holders of shares of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent prior to 5:00 p.m., New York City time, on the business day prior to the Change of Control/Delisting Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series D Preferred Stock;

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if certificated shares of Series D Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and

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the number of shares of Series D Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series D Preferred Stock are held in global form, the notice of withdrawal must comply with applicable DTC procedures.
We will not issue fractional shares of Class A common stock upon the conversion of the Series D Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Class A Common Share Price.
The “Class A Common Share Price” will be (i) if the consideration to be received in the Change of Control/Delisting by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, or (ii) if the consideration to be received in the Change of Control/Delisting by holders of our Class A common stock is other than solely cash, (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) if our Class A common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.
Limited Voting Rights.   Holders of shares of the Series D Preferred Stock will generally have no voting rights. However, if dividends on the Series D Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series D Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series A Preferred Stock and Series C Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors, or the Preferred Directors, until all accrued and unpaid dividends with respect to the Series D Preferred Stock and the other Parity Preferred Stock (including our Series A Preferred Stock, our Series B Preferred Stock, and our Series C Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of the holders of 20% of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.
So long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock voting together as a single class with the other Parity Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.
In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series D Preferred Stock will receive the greater of the full trading price of the Series D Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.
In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series D Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.
Holders of shares of Series D Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Restrictions on Ownership and Transfer
In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.
Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:
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the total value of the aggregate of the outstanding shares of our capital stock; or

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the total value or number (whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

For purposes of this calculation, Warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, Warrants held by unrelated persons will not be deemed to be exercised. As a result of this treatment, shares that could be received upon an exercise of a Warrant held by an investor will be included in both the numerator and the denominator when calculating how many shares an investor may own without violating the 9.8% ownership limits. In addition, the articles supplementary establishing each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock (respectively) provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock (as applicable). We refer to these limitations regarding the ownership of our shares collectively as the 9.8% Ownership Limitation. Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.
To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:
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result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

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result in our company being “closely held” under the federal income tax laws; and

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cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations, rounded up to the nearest whole share, will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the close of business on the business day before the purported transfer of such shares. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.
Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series but the intended transferee will acquire no rights in those shares. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee will vote all shares-in-trust and, subject to Maryland law, effective as of the date that the shares-in-trust were transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the record holder of the shares that are designated as shares-in-trust, or the Prohibited Owner, and to the beneficiary as follows. The Prohibited Owner generally will receive from the trust the lesser of:
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the price per share such Prohibited Owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of the event causing such transfer; or

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the price per share received by the trust from the sale of such shares-in-trust, net of any commissions and other expenses of sale.

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the Prohibited Owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount the Prohibited Owner was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, the shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

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the market price per share on the date that we, or our designee, accepts such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.
“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last sale price, regular way as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price.
If you acquire or attempt or intend to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
If you own, directly or indirectly, 5% or more, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, upon request following the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the 9.8% Ownership Limit.
The 9.8% Ownership Limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. The 9.8% Ownership Limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.
All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above or a legend that we will furnish a full statement about these restrictions on request and without charge.
The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.
Distributions
Some or all of our distributions have been paid and may continue to be paid from sources other than cash flow from operations, such as from the proceeds of our continuous registered offerings conducted prior to our IPO, proceeds from our IPO, proceeds from our subsequent underwritten offerings and at the market, or ATM, offerings, and/or any future offering, the sale of our assets, or cash resulting from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, or sale proceeds. To the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, although we intend to structure many of these investments under our Invest-to-Own strategy providing for income to us during the development stage. Our ability to make distributions may be negatively impacted, especially during our early periods of operation.
Subject to the preferential rights of holders of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock and any other class or series of stock, our board of directors intends to authorize, and we intend to declare, dividends on our Class A common stock and our Class C common stock quarterly, in arrears. The record date and payment date will be as determined by our board of directors in their sole discretion; however, we expect such dividends to also be payable quarterly, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition and subject in all cases to requirements under Maryland law. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.
Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.
Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock, Class C common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).
Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material federal income tax considerations.
Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.
Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
General
We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.
The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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if applicable, the duration and terms of the right to extend interest payment periods;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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the material federal income tax considerations applicable to the debt securities;

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the covenants in the indentures; and

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whether the debt securities will be guaranteed.

Conversion and Exchange Rights
If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the applicable prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of  $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the applicable prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
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the depositary is unwilling or unable to continue as depositary; or

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the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
We will name any other paying agents for the debt securities of a particular series in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger and Sale of Assets
Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:
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our failure to pay the principal of or any premium on any debt security when due;

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our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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our failure to deposit any sinking fund payment when due;

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our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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certain events of our bankruptcy, insolvency or reorganization; and

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any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•
the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•
to fix any ambiguity, defect or inconsistency in the indenture; and

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
•
extending the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•
reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be waived or amended without each holder’s consent.
Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•
to maintain a registrar and paying agents and hold moneys for payment in trust;

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to register the transfer or exchange of the notes; and

•
to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:
•
no event of default has occurred and continues to occur;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•
we satisfy other customary conditions precedent described in the applicable indenture.

Notices
We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, shares of common stock, shares of preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the applicable prospectus supplement relating to those warrants, which terms will include:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the minimum or maximum number of warrants which may be exercised at any one time;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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a discussion of the material federal income tax considerations, if any, applicable to the acquisition, ownership, exercise and disposition of the warrants;

•
information with respect to book-entry procedures, if applicable; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash or upon cash-less exercise, if applicable, the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt securities, shares of common stock or preferred stock or depositary shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the following: shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares or any combination of such securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT
We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS
The following is a summary of some of the important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.
Our Charter and Bylaws
Stockholder rights and related matters are governed by the Maryland General Corporation Law, or the MGCL, and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.
Stockholders’ Meetings
An annual meeting of our stockholders will be held each year on the date and at the time and place, if any, set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and the terms of any class or series of preferred stock and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of Class A common stock entitles the owner of record thereof on the applicable record date to one vote, and each outstanding share of Class C common stock entitles the owner of record thereof on the applicable record date to fifty votes, on all matters submitted to a vote of stockholders. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and any matter approved by our stockholders by the vote required under the MGCL, our charter or our bylaws, as applicable will be binding on all of our stockholders.
Our Board of Directors
Subject to the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause (as defined in our charter), and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.
Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.
Limitation of Liability and Indemnification
The MGCL permits us to include in our charter a provision eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision eliminating such liability to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter authorizes us to obligate ourselves, and our bylaws require us, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and our officers (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our charter and our bylaws permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.
However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.
We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.
Takeover Provisions of the MGCL
The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:
•
a person who makes or proposes to make a control share acquisition;

•
an officer of the corporation; or

•
an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
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a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 that require that vacancies on our board of directors may be filled only by the remaining directors and that any director elected by the board of directors shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.
Dissolution or Termination of Our Company
We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Operating Partnership has a perpetual existence.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in connection with the purchase, ownership and disposition of our securities. Vinson & Elkins L.L.P. has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. This section takes into account H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Code, including several provisions of the Code that may affect the taxation of REITs and their securityholders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their securityholders is uncertain, and may not become evident for some time. Investors should consult their tax advisors regarding the implications of the TCJA on their investment. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•
financial institutions or broker-dealers;

•
non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•
U.S. expatriates;

•
persons who mark-to-market our securities;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs;

•
trusts and estates;

•
holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•
persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code; and

•
persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•
persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the

IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of our Company
We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated so as to qualify us as a REIT commencing with our taxable year ended December 31, 2010, and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its securityholders. These laws are highly technical and complex.
In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2018 and in the future. Investors should be aware that Vinson & Elkins L.L.P. opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business, and the value of our common stock, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Vinson & Elkins LLP opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.
Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P. opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders.

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We will pay income tax at the highest corporate rate on:

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net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of  (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by any taxable REIT subsidiary (“TRS”) we form in the future, and effective for taxable years beginning after December 31, 2015, on income imputed to our TRS for services rendered to or on behalf of us), if arrangements among us, our tenants, and our TRSs do not reflect arm’s-length terms.

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If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote or value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of  $50,000 or the highest federal income tax rate then applicable to U.S. corporations (35% for taxable years beginning on or before December 31, 2017, and 21% after that date) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of  $50,000 for each such failure.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

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The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.
It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We own limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures, and we intend to acquire similar interests in the future. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries.   A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of a real estate asset (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT required to file periodic and annual reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers;

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income and gain derived from foreclosure property; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these; however, effective for taxable years beginning after December 31, 2015, for purposes of the 95% gross income test, gain from the sale of  “real estate assets” includes gain from the sale of a debt instrument issued by a “publicly offered REIT.” Cancellation of indebtedness income (“COD income”) and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.   Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
•
First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
Our Operating Partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Interest.   Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and, for taxable years beginning after December 31, 2015, a mortgage on an interest in real property). Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and as producing interest income that qualifies for purposes of the 75% gross income test.
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the adjusted basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, or (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, or (4) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (5) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale;

•
in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, effective for taxable years beginning after December 31, 2015, through any of our TRSs.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Fee Income.   Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, as effective for taxable years beginning after December 31, 2015, through a TRS.

Hedging Transactions.   From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above (an “Original Hedge”) and a portion of the hedged indebtedness is extinguished or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction that would counteract the Original Hedge (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
COD Income.   From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgage loans secured by real property;

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stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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effective for taxable years beginning after December 31, 2015: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by “publicly offered REITs.”

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote or the value test”).
Fourth, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Effective for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate;

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Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

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Any obligation to pay “rents from real property”;

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Certain securities issued by governmental entities;

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Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “— Gross Income Tests.” Although we anticipate that our mezzanine loans typically will not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We intend to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if  (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (2) file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of  $50,000 or 21% (35% for taxable years beginning before January 1, 2018) of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:
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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either we (1) declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain net income for such year, and

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any undistributed taxable income (ordinary and capital gain) from all prior periods,

then, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).
If we are not treated as a “publicly offered REIT,” in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
Limitations on Deductions.   It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Additionally, we may not deduct recognized capital losses from our “REIT taxable income.” Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Under the TCJA, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule will be effective for taxable years beginning after December 31, 2017, or, for debt instruments issued with original issue discount, for taxable years beginning after December 31, 2018.
Additionally, beginning with 2018, the TCJA generally limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).
The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.
For taxpayers that do not use the TCJA’s real property trade or business exception to the business interest deduction limits, the TCJA maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the TCJA temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017, and placed in service after September 27, 2017.

Finally, NOL provisions were modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.
As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income, or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.
Elective Cash/Stock Dividends.   We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have not current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholder may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a beneficial owner of shares of our stock that for U.S. federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.
As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as income distributions made out of our current or accumulated earnings and profits. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of  “qualified business in come” under the TCJA. The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. As with the other individual income tax changes in the TCJA, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.
A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. The maximum tax rate on qualified dividend income is lower than the maximum tax rates on ordinary income and REIT dividend income, which are currently 37% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. However, under the TCJA, REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a maximum U.S. federal tax rate of 29.6%, not including the 3.8% Medicare tax.
A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.
Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.
Taxation of U.S. Stockholders on the Disposition of Our Stock
A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our Class A common stock, and (ii) a U.S. stockholder’s basis and holding period in our Class A common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Class A common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock
A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under “— Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (1) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (2) results in a “complete termination” of the U.S. stockholder’s interest in all our classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “— Taxation of Taxable U.S. Stockholders.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that stock and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.
The proposed Treasury Regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37% (39.6% for the taxable years beginning on or before December 31, 2017). The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of  “Section 1250 property,” or depreciable real property, is 25%, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property.” Individuals, trusts, and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of  $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our capital stock; or

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a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal, state and local tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our stock, including any reporting requirements.
Distributions
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder files an W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us;

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the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

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the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.
However, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.
We believe that our Class A common stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are regularly traded on an established securities market in the United States, but that our Series B Preferred Stock is not. With respect to any class of our stock that is not regularly traded on an established securities market in the United States, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Qualified Shareholders   Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a United States real property holding corporation if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds.   Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Dispositions
Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a United States real property holding corporation during a specified testing period, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.
If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s dispositon of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if  (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. As noted above, we believe that our Class A common stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are regularly traded on an established securities market, but that our Series B Preferred Stock is not.
On or after December 18, 2015, a sale of our shares by:
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a “qualified shareholder” or

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a “qualified foreign pension fund”

who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S.persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.
With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:
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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
A U.S. withholding tax at a 30% rate applies to dividends received by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships.   We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. We intend for our Operating Partnership to be classified as a partnership for U.S. federal income tax purposes and will not cause our Operating Partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if  (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.

In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if  (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.
We have not requested and do not intend to request a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Nonetheless, for the taxable years beginning after December 31, 2017, a partnership is liable for paying tax assessed pursuant to an audit adjustment unless the partnership elects to pass through such adjustments to its partners.
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.
Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.
Legislative or Other Actions Affecting REITs
As described above, the TCJA was enacted on December 22, 2017. The TCJA makes major changes to the Code, including several provisions of the Code that may affect the taxation of REITs and their stockholders. The individual and collective impact of these changes on REITs and their stockholders is uncertain, and may not become evident for some time.
Further, the present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State and Local Taxes
We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to purchasers;

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through agents;

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to or through underwriters;

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through dealers;

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in block trades;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.
The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Sales through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.
We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than shares of our Class A common stock and our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock which are each currently listed on the NYSE American. We currently intend to list any shares of common stock and Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock sold pursuant to this prospectus on the NYSE American. However, we do not intend to apply for a listing of the Series B Preferred Stock or any of the Warrants on any national securities exchange. We may elect to list any class or series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved.
We also may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American, the existing trading market for our Class A common stock and our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.
Remarketing Arrangements
Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.
In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS
The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Vinson & Elkins LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. If the validity of any securities, and/or any other legal matters, are also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Bluerock Residential Growth REIT, Inc. and subsidiaries as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statements of revenues and certain direct operating expenses of Sovereign Apartments for the period from November 1, 2014 (commencement of real estate operations) through December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statements of revenues and certain direct operating expenses of Park & Kingston for the year ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statements of revenues and certain direct operating expenses of Arium Palms at World Gateway for the year ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statement of revenues and certain direct operating expenses of Summer Wind for the year ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statement of revenues and certain direct operating expenses of Citation Club on Palmer Ranch for the year ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statement of revenues and certain direct operating expenses of Alexan Henderson Beach Apartments for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The historical statement of revenues and certain direct operating expenses of Tenside Apartments for the year ended December 31, 2015 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Roswell City Walk for the year ended December 31, 2015 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The combined historical statement of revenues and certain direct operating expenses of The Mansions at Canyon Springs Apartments, The Towers at TPC Apartments, The Estates at Crown Ridge Apartments, The Mansions at Cascades I Apartments and The Mansions at Cascades II Apartments (collectively, the “CWS Portfolio”) for the year ended December 31, 2016 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The combined historical statement of revenues and certain direct operating expenses of ARIUM Metrowest and ARIUM Hunter’s Creek (collectively, the “Crow Portfolio”) for the year ended December 31, 2016 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)
Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus is a part under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document incorporated by reference in this registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in this registration statement. For further information regarding our company and the securities offered by this prospectus, reference is made by this prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.
The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018;

•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 8, 2018;

•
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 8, 2016, January 11, 2016, March 15, 2016, July 20, 2016, September 29, 2016, December 7, 2016, February 8, 2017, February 13, 2017, May 9, 2017, June 15, 2017, July 21, 2017, August 9, 2017, November 3, 2017, November 20, 2017, January 5, 2018, February 14, 2018, February 15, 2018, February 22, 2018, March 19, 2018, March 20, 2018, May 4, 2018, May 8, 2018 and May 14, 2018;

•
The description of our shares of Series B Redeemable Preferred Stock and Warrants to purchase shares of our Class A Common Stock contained in our Form 8-A, filed on April 18, 2018, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of 7.125% Series D Cumulative Preferred Stock contained in our Form 8-A, filed on October 12, 2016, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of 7.625% Series C Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed on July 18, 2016, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of 8.250% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed October 20, 2015, including any amendments or reports filed for the purpose of updating the description;

•
The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Sovereign Apartments for the period from November 1, 2014 (commencement of real estate operations) through December 31, 2014 (audited) and the nine months ended September 30, 2015 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on January 8, 2016.

•
The Historical Statement of Revenues and Certain Direct Operating Expenses of Sorrel Phillips Creek Ranch Apartments for the period from January 1, 2015 (commencement of real estate operations) through September 30, 2015 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on January 8, 2016.

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Park & Kingston for the year ended December 31, 2014 (audited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Whetstone Apartments for the three months ended March 31, 2015 (unaudited) and the period from September 19, 2014 (commencement of real estate operations) through December 31, 2014 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statement of Revenues and Certain Direct Operating Expenses of Arium Palms at World Gateway for the year ended December 31, 2014 (audited) and the six months ended June 30, 2015 and 2014 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statement of Revenues and Certain Direct Operating Expenses of Ashton Reserve at Northlake Phase II for the period from January 1, 2015 (commencement of real estate operations) through September 30, 2015 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statement of Revenues and Certain Direct Operating Expenses of Summer Wind for the year ended December 31, 2014 (audited) and the nine months ended September 30, 2015 and 2014 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statement of Revenues and Certain Direct Operating Expenses of Citation Club on Palmer Ranch for the year ended December 31, 2014 (audited) and the nine months ended September 30, 2015 and 2014 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Alexan Henderson Beach Apartments for the year ended December 31, 2014 (audited) and the nine months ended September 30, 2015 and 2014 (unaudited) as provided in the company’s Current Report on Form 8-K filed with the SEC on March 15, 2016;

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Tenside Apartments for the year ended December 31, 2015 (audited) and the six months ended June 30, 2016 and 2015 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on September 27, 2016;

•
The Historical Statements of Revenues and Certain Direct Operating Expenses of Roswell City Walk for the year ended December 31, 2015 (audited) and the nine months ended September 30, 2016 and 2015 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on February 13, 2017;

•
The Combined Historical Statement of Revenues and Certain Direct Operating Expenses of The Mansions at Canyon Springs Apartments, The Towers at TPC Apartments, The Estates at Crown Ridge Apartments, The Mansions at Cascades I Apartments and The Mansions at Cascades II Apartments for the year ended December 31, 2016 (audited) and the three months ended March 31, 2017 and 2016 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on August 9, 2017;

•
The Combined Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Metrowest and ARIUM Hunter’s Creek (collectively, the “Crow Portfolio”) for the year ended December 31, 2016 (audited) and the six months ended June 30, 2017 and 2016 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 6, 2017; and

•
All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:
Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)
In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
Series T Redeemable Preferred Stock
Maximum of 20,000,000 Shares in Primary Offering
Maximum of 12,000,000 Shares pursuant to Dividend Reinvestment Plan
(Liquidation Preference $25.00 per share of
Series T Redeemable Preferred Stock
(subject to adjustment))

PRELIMINARY PROSPECTUS SUPPLEMENT

Bluerock Capital Markets, LLC
October    , 2019